Filed pursuant to Rule 424(b)(5) Registration Nos. 333-7982 and 333-89058

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 14, 2004)

$1,000,000,000

Oesterreichische Kontrollbank Aktiengesellschaft

4.5% Guaranteed Global Notes Due 2015

Unconditionally Guaranteed by the

Republic of Austria

(the “Notes”) Issued under the Global Issuance Facility

Oesterreichische Kontrollbank Aktiengesellschaft is offering Notes in an aggregate principal amount of $1,000,000,000. We will include in a Pricing Supplement dated March 2, 2005 (the “Pricing Supplement”) the specifications of the Notes. See “Plan of Distribution”.

The following particular terms apply to the Notes:

•       The Notes will be issued on March 9, 2005, which is the fifth New York business day following the pricing of the Notes.

•       The Notes will mature on March 9, 2015.

•       The Notes will bear interest at a rate of 4.5% per annum, calculated on a 30/360 basis.

•       The Notes will be issued under a single global certificate structure.

•       The Notes will not be convertible, amortized or subject to a sinking fund.

•       We may redeem all, but not fewer than all, of the Notes if certain additional taxes are payable.

•       Interest is to be paid on September 9 and March 9 of each year, with the first interest payment to be made on September 9, 2005.

•       Additional Interest is payable only under certain limited circumstances. See “Description of Notes”.

•       The Notes will be denominated in minimum denominations of $1,000, $10,000 and $100,000 and integral multiples thereof.

We intend to apply to list the Notes on the Luxembourg Stock Exchange in accordance with its terms.

	Price to Public	Underwriters’ Commissions	Proceeds to Oesterreichische Kontrollbank Aktiengesellschaft
$1,000,000,000 principal amount.
Per Note	99.308%	0.15%	99.158%
Total	$993,080,000	$1,500,000	$991,580,000

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Citigroup	UBS Investment Bank

BNP PARIBAS	Deutsche Bank

Goldman Sachs International	JPMorgan

Morgan Stanley	Nomura Securities

March 2, 2005

INTRODUCTION

You should read this Prospectus Supplement with the Prospectus, which contains information regarding Oesterreichiche Kontrollbank Aktiengesellschaft (the “Bank”, “we” or “us”), the Republic of Austria and other matters, including a description of certain terms of the Notes offered under this program. You may also find additional information concerning the Bank and the Republic of Austria and the Notes in the Registration Statement (Registration No. 333-89058) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and relating to the securities of the Bank described in the Prospectus. Currently under the Registration Statement the Bank may offer up to the equivalent of U.S.$1,338,000,000 aggregate principal amount of Guaranteed Debt Securities (including the Notes offered hereby).

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0300 for further information on the public reference room. All filings made after November 4, 2002 are also available online through the SEC’s EDGAR electronic filing system. Access to EDGAR can be found on the SEC’s website, www.sec.gov.

This Prospectus Supplement is part of a registration statement we filed with the SEC. Any person, including a beneficial owner, may request a copy of our filings with the SEC, at no cost, by contacting the following address:

Citigroup Global Markets Inc.	UBS Limited
388 Greenwich Street	100 Liverpool Street
33rd Floor	London EC2M 2RH
New York, NY 10013	Tel.: +44 207 567 2479
Tel.: +1 212 816 8797

You should rely only on the information provided or incorporated by reference in this Prospectus Supplement, any Pricing Supplement or the accompanying Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of the Notes in any state where the offer is not permitted. You should not assume that the information in this Prospectus Supplement, the Prospectus or any Pricing Supplement is accurate as of any date other than that of the date on the front of those documents.

APPLICATION OF PROCEEDS

We will use the net proceeds from the sale of the guaranteed notes to finance export transactions, either directly or by repaying borrowings incurred to finance such transactions, as further described in the Prospectus.

References to “U.S. dollars” or “$” are to the currency of the United States of America.

DESCRIPTION OF NOTES

This Prospectus Supplement describes the particular terms of the Notes sold pursuant to the Pricing Supplement. The Prospectus Supplement supplements the description of the general terms of the Guaranteed Debt Securities set forth in the Prospectus; the description in this Prospectus Supplement supersedes the description in the Prospectus to the extent they are inconsistent.

We issue the Notes under a fiscal agency agreement dated as of May 11, 1998 as amended by a supplemental agreement dated September 30, 2000 among the Bank, the Republic of Austria and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as fiscal agent (the “Fiscal Agency Agreement”). This contract sets forth the types of Notes we may issue and the terms on which we will make payments on the Notes.

The Prospectus contains a summary of the terms and conditions of the Notes and the fiscal agency agreement under the heading “Description of Guaranteed Debt Securities”. In addition to the Principal Paying Agent described in the accompanying Prospectus, we have appointed Deutsche Bank Luxembourg S.A. as Paying Agent in Luxembourg.

For more information, you may review the form of guaranteed debt securities and the fiscal agency agreement as filed with the SEC. See “Where You Can Find More Information” on how to locate this information. A “Business Day” in connection with the Notes means any day except a day on which banks are not open for business in London or New York.

The Notes will be issued under a single global certificate structure, as further described in the Prospectus.

CLEARING AND SETTLEMENT

Certification and Custody

Clearing and settlement arrangements, including the existing links between Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and a link between these systems and The Depository Trust Company of New York (“DTC”), will provide investors access to three major clearing systems. At initial settlement, the Notes will be represented by one global certificate. The DTC Global Certificate deposited with or on behalf of DTC will be issued in registered form in the name of DTC’s nominee Cede & Co. and will represent the Notes held by investors holding Notes through financial institutions that are participants in DTC (“DTC participants”). Euroclear and Clearstream, Luxembourg will hold interests in the DTC Global Certificate on behalf of their respective participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositories, which in turn will hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC.

Payments

Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), New York will act as the Bank’s fiscal agent for the Notes. Principal and interest payments on the Notes will be made by the Bank through the fiscal agent to, or to the order of, the registered holder of the DTC Global Certificate. All payments duly made by the Bank to, or to the order of, the registered holder of the DTC Global Certificate, shall discharge the liability of the Bank under the Notes to the extent of the sum or sums so paid. Therefore, after such payments have been duly made, neither the Bank nor the fiscal agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial interests in the DTC Global Certificate. Payments by direct and indirect DTC participants to owners of beneficial interests in the DTC Global Certificate will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the direct or indirect DTC participants. Neither the Bank nor the fiscal agent will have any responsibility or liability for any aspect of the records of DTC relating to or payments made by DTC on account of beneficial interests in the DTC Global Certificate or for maintaining, supervising or reviewing any records of DTC relating to such beneficial interests.

The Clearing Systems

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include certain of the U.S. depositaries, securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Persons who are not DTC participants may beneficially own securities held by DTC only through DTC participants or indirect DTC participants (including Clearstream, Luxembourg, and Euroclear). The rules that apply to DTC and to DTC participants are on file with the SEC.

Transfers of beneficial interests in Notes in DTC may be made only through DTC participants. Indirect DTC participants are required to effect transfers through a DTC participant. In addition, beneficial owners of Notes in DTC will receive all distributions of principal of and interest on the Notes from the fiscal agent through a DTC participant. Distributions in the United States will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “United States Taxation” in this Prospectus Supplement and “Certain Tax Considerations—United States Taxation” in the accompanying Prospectus.

Because DTC can only act on behalf of DTC participants, who in return act on behalf of indirect DTC participants, and because beneficial owners will hold interests in the Notes through direct or indirect DTC participants, the ability of such beneficial owners to pledge Notes to persons or entities that do not participate in DTC, or otherwise take actions with respect to such Notes, may be limited.

The established procedures of DTC provide that:

•	upon issuance of the Notes by the Bank, DTC will credit the accounts of DTC participants designated by the Underwriters (as defined in “Plan of Distribution” in this Prospectus Supplement) with the principal amount of the Notes purchased by the Underwriters, and

•	ownership of interests in the DTC Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, the direct DTC participants and the indirect DTC participants.

The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the DTC Global Certificate is limited to such extent.

Clearstream, Luxembourg

Clearstream, Luxembourg is incorporated as a limited liability company under the laws of Luxembourg and is owned by Deutsche Börse AG. Clearstream, Luxembourg holds securities for the participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in various currencies, including U.S. dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Participants of Clearstream, Luxembourg are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the Underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of Clearstream, Luxembourg either directly or indirectly.

Distributions with respect to the Notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of participants of Clearstream, Luxembourg in accordance with its rules and procedures.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in various currencies, including U.S. dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system, and applicable Belgian law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of the participants of Euroclear, and has no record of or relationship with persons holding through participants of Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of the participants of Euroclear in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator.

Global Clearance and Settlement Procedures

Primary Market

Investors electing to hold their Notes through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Notes through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. The Notes will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg holders on the Business Day following the settlement date against payment for value on the settlement date.

Secondary Market

Trading Between DTC Participants.    Secondary market trading between DTC participants (other than through accounts at Euroclear or Clearstream, Luxembourg) will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s same-day funds settlement system.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants.    Secondary market trading between Euroclear participants and/or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Trading Between DTC Participants and Euroclear or Clearstream, Luxembourg Participants.    Cross-market transfers between persons holding directly or indirectly through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg), on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream, Luxembourg participants may not deliver instructions directly to the U.S. depositaries of their respective clearing systems.

Because of time zone differences, credits of Notes received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of Notes by or through a Euroclear or Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

TAXATION

Certain United States Federal Income Tax Considerations

The following discussion supplements information provided in the “Certain Tax Considerations—United States Taxation” section in the accompanying Prospectus and describes certain United States federal income tax consequences applicable to certain United States Holders, as described therein. Prospective investors are urged to consult the Prospectus for additional United States federal income tax considerations relevant to the ownership of Notes. The following discussion is not to be construed as tax advice for investors. Prospective investors should consult their tax advisor regarding the United States federal income tax consequences of an investment in the Notes.

Interest

The gross amount of interest paid on a Note (including any amounts withheld and any Additional Interest paid as described in the Prospectus section “Description of Guaranteed Debt Securities—The Terms and Conditions—Additional Interest”) will be includible in the gross income of a United States Holder as ordinary interest income at the time the interest is received or accrued, in accordance with the United States Holder’s method of accounting for United States federal income tax purposes.

The interest income earned by a United States Holder will be income from sources outside the United States, which may be relevant to a United States Holder in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex and United States Holders should consult their own tax advisors regarding the availability of a foreign tax credit and the application of the foreign tax credit limitations to their particular situation.

Purchase, Sale and Disposition of the Notes

Upon the sale, exchange or other disposition of a Note, a United States Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized (other than amounts attributable to accrued and unpaid interest, which will be taxable as ordinary interest income as described above) and the United

States Holder’s adjusted tax basis in the Note. A United States Holder’s initial tax basis in a Note generally will equal the cost of the Note to the holder.

Any gain or loss recognized by a United States Holder on the sale, exchange or other disposition of a Note will generally be United States source capital gain or loss and will be long-term capital gain or loss if the Note has been held for more than one year at the time of the sale, exchange, or other disposition. In the case of an individual United States Holder, any such long-term gain will generally be eligible for preferential United States federal income tax rates. The deductibility of capital losses is subject to limitations.

European Union Directive on the Taxation of Savings Income

The Council of the European Union (the “Council”) on June 3, 2003 adopted a directive regarding the taxation of savings income (the “Directive”). Under the Directive, Member States will be required to provide to the tax authorities of another Member State details of payments of interest (or other similar income) paid by a person within its jurisdiction to an individual resident in that other Member State except that, from the date of implementation of the Directive, Belgium, Luxembourg and Austria will instead operate a withholding system for a transitional period in relation to such payments (the ending of such transitional period being dependent upon the conclusion of agreements relating to information exchange with certain other countries and, in the case of Austria, to approval by the Austrian Parliament). The Directive is scheduled to take effect from July 1, 2005 (subject to reaching agreements with certain third countries, including dependent and associated territories of Member States) or such other date as the Council may determine.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP OF NOTES. PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THEIR PARTICULAR SITUATIONS. SEE ALSO “CERTAIN TAX CONSIDERATIONS” IN THE ACCOMPANYING PROSPECTUS.

PLAN OF DISTRIBUTION

Citigroup Global Markets Inc. and UBS Limited (the “Lead Underwriters”) and BNP Paribas Securities Corp., Deutsche Bank AG London, Goldman Sachs International, J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited and Nomura International plc (together with the Lead Underwriters, the “Underwriters”) will, pursuant to an underwriting agreement and purchase agreement dated March 3, 2005 (the “Underwriting Agreement”) and the Pricing Supplement annexed thereto, agree with the Bank to subscribe and pay for the $1,000,000,000 principal amount of Notes at 99.308% of their principal amount less a commission of 0.15% of such principal amount of the Notes for management and underwriting.

Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Notes, if any are taken.

Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, represents to and agrees with the Bank that:

•	it has not offered or sold and, prior to the expiry of a period of six months from the issue date of the Notes, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;

Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, also represents and agrees with the Bank that:

•	any offering of the Notes in Austria will be made in compliance with the provisions of the Austrian Capital Markets Act and other applicable laws or regulations of Austria; and

•	any offering and sale of the Notes in the Federal Republic of Germany (“Germany”) will be made in accordance with the provisions of the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of December 13, 1990, as amended, and any other laws applicable in Germany governing the issue, sale and offering of securities.

Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, acknowledges that it is aware that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”). Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, represents and agrees that:

•	it and each such affiliate has not offered or sold, and it and they will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the benefit of, any person resident in Japan, including any corporation or other entity organized under the law of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and other relevant laws, regulations and ministerial guidelines of Japan; and

•	the Bank is required to comply with all applicable laws, regulations and guidelines, as amended from time to time, of the Japanese governmental and regulatory authorities, and each Underwriter and each such affiliate agrees to provide any necessary information relating to the Notes to the Bank (which shall not include the names of clients) so that the Bank may make any required reports to the Japanese Ministry of Finance through its designated agent.

Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, agrees that it and each such affiliate has not offered, sold or delivered and it and they will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, the Prospectus Supplement or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of its or their knowledge and belief after reasonable investigation, result in compliance with the applicable laws and regulations thereof.

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions, including approval of certain legal matters by counsel. In addition, the Underwriters, after consultation with the Bank, may terminate the Underwriting Agreement under certain circumstances.

The Notes are a new issue of securities with no established trading market. We intend to apply to list the Notes on the Luxembourg Stock Exchange. We have been advised by the Lead Underwriters that they intend to make a market in the Notes. The Lead Underwriters will not be obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

In connection with this offering of Notes, UBS Limited or its affiliates may purchase and sell the Notes in the open market. These activities by UBS Limited or its affiliates may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by UBS Limited or its affiliates at any time. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed in the Underwriting Agreement to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

It is expected that delivery of the Notes will be made against payment on or about March 9, 2005, which will be the fifth New York business day following the date of pricing of the Notes. Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if any purchaser has traded or wishes to trade Notes on the date of pricing of the Notes or the next succeeding business day thereafter, it will be required, by virtue of the fact that the Notes will initially settle on the fifth New York business day following the date of pricing of the Notes, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who have traded or wish to trade the Notes on the date of pricing of the Notes or the next succeeding business day should consult their own advisor.

LEGAL MATTERS

The validity of the Notes will be passed upon on behalf of the Bank by Ortner Pöch Foramitti Rechtsanwälte GmbH, Strauchgasse 1-3, A-1010 Vienna, Austria and by Shearman & Sterling LLP, Gervinusstrasse 17,

D-60322 Frankfurt am Main, Germany. The validity of the Notes will be passed upon on behalf of the Underwriters by Davis Polk & Wardwell, Messeturm, D-60308 Frankfurt am Main, Germany. In giving their opinions Shearman & Sterling and Davis Polk & Wardwell may rely as to all matters of Austrian law upon the opinions of Ortner Pöch Foramitti Rechtsanwälte GmbH.

RECENT DEVELOPMENTS

Business has continued to develop satisfactorily in the course of 2004. During the fiscal year ended December 31, 2004, the volume of export financing increased in comparison with the volume outstanding as of December 31, 2003.

In furtherance of its privatization mandate, the Republic of Austria’s holding and privatization agency, Österreichische Industrieholding Aktiengesellschaft (“ÖIAG”):

•	sold approximately 17% of its 47.2% interest in Telekom Austria to institutional investors in December 2004; and

•	tendered all of its shares in VA Tech in a tender offer launched by Siemens Austria AG in January 2005; the settlement of the tender offer remains subject to antitrust review by the European Union competition authorities.

As a result of not exercising its preemptive rights in a capital increase and convertible bond offering by OMV AG in December 2004, ÖIAG’s interest in OMV AG decreased from 35% to approximately 31.5%.

March 2, 2005

PRICING SUPPLEMENT

I ISSUANCE OF WHICH THE SECURITY TO WHICH THIS PRICING SUPPLEMENT RELATES IS A PART OF:

Description of Issuance: Guaranteed Global Notes Issue Date: March 9, 2005 Maturity Date: March 9, 2015 CUSIP: 676167 AQ 2 ISIN: US676167 AQ 2 Common Code: 21439797	Issue Price: $1,000,000,000 at 99.308 per cent Commissions: 0.15 per cent Net Proceeds to Issuer: $991,580,000

II LEAD REPRESENTATIVE(s) OR PURCHASER(s):	Citigroup Global Markets Inc. UBS Limited

MEMBERS OF THE UNDERWRITING SYNDICATE:	Co-Lead Underwriters Citigroup Global Markets Inc. UBS Limited

Co-Underwriters

• BNP Paribas Securities Corp.

• Deutsche Bank AG London

• Goldman Sachs International

• J.P. Morgan Securities Ltd.

• Morgan Stanley & Co. International Limited

• Nomura International plc

III APPLICABLE IF THE SECURITY TO WHICH THIS PRICING SUPPLEMENT RELATES HAS A FIXED INTEREST RATE:	Specified Currency: U.S. Dollars Day-Count Convention: 30/360

Aggregate Principal

Amount of Issuance: US$ 1,000,000,000

Principal Amount

of the Global Certificate: US$ 1,000,000,000

Denomination or multiple Tradeable amount of Beneficial Interests represented by the Global Certificate: US$1,000, 10,000, 100,000 or multiples thereof

Business Day Convention: Following Business Day

Business Days: New York and London

Interest Rate: 4.5 per cent

Interest Payment Dates: September 9 and March 9 in each year. The first payment of interest will be made on September 9, 2005.

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IV APPLICABLE IF THE SECURITY TO WHICH THIS PRICING SUPPLEMENT RELATES HAS A FLOATING INTEREST RATE:

Aggregate Principal Amount of Issuance: N/A Principal Amount of the Global Certificate: N/A Denomination or multiple tradeable amount of Beneficial Interests represented by the Global Certificate: N/A	Specified Currency: N/A Calculation Agent: N/A Day-Count Convention: N/A Business Day Convention: N/A Interest Rate Formula: N/A Interest Payment Dates: N/A

V CHECK ONE:

Single Global Certificate Structure: Yes	Dual Global Certificates Structure: No

VI OTHER PROVISIONS:
None.

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Prospectus

Oesterreichische Kontrollbank

Aktiengesellschaft

Guaranteed Debt Securities

Unconditionally Guaranteed by the

Republic of Austria

Guaranteed Debt Securities—

From time to time during the period of twelve months from the date of this Prospectus, Oesterreichische Kontrollbank Aktiengesellschaft may offer:

•	up to the equivalent of U.S.$1,338,000,000 aggregate principal amount of Guaranteed Debt Securities

•	with or without warrants

•	that are unconditionally guaranteed by the Republic of Austria.

Presentation of Information—

We provide information to you about these Guaranteed Debt Securities in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular issuance of these Guaranteed Debt Securities, and (b) an accompanying Prospectus Supplement, which will describe the specific terms of a particular issuance, such as:

•	the designation, aggregate principal amount, denomination, or currency

•	terms relating to the exercise of warrants (if any are issued)

•	the method for selling, including names of the underwriters

•	any recent developments since publication of the Prospectus

Neither the SEC nor any state securities commission has approved these Guaranteed Debt Securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

June 14, 2004

You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement including the information incorporated by reference. No other information that may be provided to you is authorized by us. We are not offering the Guaranteed Debt Securities in any state in which the offer is not permitted. We do not guarantee the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further information. The Table of Contents produced above and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

This Prospectus should be retained for future reference in connection with the offering from time to time of the Guaranteed Debt Securities.

In this Prospectus all monetary amounts are expressed in euro (“EUR” or “€”) unless otherwise specified. Other, including those replaced by the EUR, currencies are abbreviated as follows:

Currency	Abbreviation
Austrian schillings	ATS
Canadian dollars	CAD
German mark	DEM
Hungarian forint	HUF
Japanese yen	JPY

Currency	Abbreviation
Norwegian krone	NOK
South African Rand	ZAR
Sterling	GBP
Swiss franc	CHF
United States dollars	dollars, $, or USD

Solely for the convenience of the reader, except where expressly indicated, certain financial information with respect to Oesterreichische Kontrollbank Aktiengesellschaft has been translated from euro into dollars at the rate of 1.2582 dollars to the euro, the interbank rate in effect at 3:00 p.m. in New York City on December 31, 2003, as reported by The Wall Street Journal. Other financial information has been translated at specified rates of exchange in effect at the ends of the periods indicated or on the specified dates. These conversions should not be construed as representations that the euro amounts could have been or could be converted into dollars at that or any other rate. For further information with respect to exchange rates, including the average rates of exchange between the euro and the dollar since 1999, see “Republic of Austria—Foreign Exchange—Foreign Exchange Rates”.

ENFORCEMENT OF LIABILITIES

Oesterreichische Kontrollbank Aktiengesellschaft (“we” or the “Bank” or “OKB”) is located in the Republic of Austria (“Austria” or the “Republic”) and the members of the Board of Executive Directors and the Supervisory Board of the Bank, as well as the experts and governmental officials and certain of the underwriters who may be named in the Prospectus Supplements, are residents of Austria or of other foreign countries, and all or a substantial portion of the assets of the Bank and certain other persons are located outside the United States. As a result, it may be difficult or impossible for investors to obtain jurisdiction over such persons in proceedings brought in courts in the United States, or to collect in the United States upon judgments of United States courts against such persons, including judgments predicated upon civil liabilities under the United States Securities Act of 1933 (the “Securities Act”). There may be doubt as to the enforceability in foreign courts, in original actions, of liabilities predicated upon the Securities Act and as to the enforceability in such courts of judgments of United States courts including judgments imposing liabilities predicated upon the Securities Act. Judgments of United States courts may not be enforceable in Austria.

In the Fiscal Agency Agreement relating to each offering of Guaranteed Debt Securities or Warrants, the Bank and Austria will expressly submit to the jurisdiction of any state or federal court sitting in the City of New York in actions arising out of or based upon such Guaranteed Debt Securities, the guarantees of such Securities by Austria (the “Guarantees”) or Warrants. In the case of Austria, this express submission will not extend to actions brought under United States securities laws. In addition to the specific submission to jurisdiction referred to above, the Bank has, in the registration statement on Schedule B filed with the Securities and Exchange Commission of which this prospectus forms a part, appointed an agent for service of process with respect to any actions arising out of or based upon the offer and sale of the Guaranteed Debt Securities and Warrants in any place subject to the jurisdiction of the United States or any state thereof.

The United States Foreign Sovereign Immunities Act of 1976, which applies to Austria and may apply to the Bank, provides that foreign States and their agencies or instrumentalities and their respective property are in varying degrees immune from the jurisdiction of courts in the United States. The Bank and Austria will expressly and irrevocably waive their immunity from suit and from execution of a judgment in respect of actions arising out of or based on the Guaranteed Debt Securities, the Guarantees and the Warrants. These express waivers will not extend to actions brought under the United States securities laws, but the United States Foreign Sovereign Immunities Act of 1976 may afford a jurisdictional basis for such actions and preclude the claim of sovereign immunity in connection therewith.

In the opinion of Ortner Pöch Foramitti Rechtsanwälte GmbH, Austrian counsel to the Bank, neither the Bank nor Austria would be entitled under Austrian law to assert the defense of sovereign immunity in any action instituted in an Austrian court to enforce the Guaranteed Debt Securities, the Guarantees or the Warrants, although certain property of Austria would be exempt from execution to satisfy any judgment rendered against Austria in any such proceeding.

USE OF PROCEEDS

As provided by the Austrian Export Financing Guarantees Act of 1981, as amended, and in accordance with the OECD Guidelines of Export Financing, we will use the net proceeds from the sale of the Guaranteed Debt Securities and the Warrants primarily to finance export transactions, either directly or by repaying borrowings incurred to finance such transactions. In addition, we may use the proceeds from these sales for temporary or interim investments or for any other purpose permitted by the Export Financing Guarantees Act or the OECD Guidelines. We will make additional borrowings, both domestic and external, of substantial amounts in connection with our financing of export transactions. The nature, amount and timing of such borrowings have not been determined and will be dependent on financial needs and market conditions. For information concerning the undisbursed balance of export loans that we were contractually committed to make as of December 31, 2003, see “Business—Export Loan Financing by the Bank—Export Loans and Commitments”.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

The Bank was established in 1946 under the Austrian Corporation Act (Aktiengesetz) to provide services outside routine commercial banking functions to the Austrian economy. The Bank’s activities include the administration of export guarantees (as agent of the Republic) and the financing of Austrian exports. Its registered and head office is located at Am Hof 4, A-1010 Vienna, Austria.

In 1950 the Bank became involved in the financing and promotion of Austrian exports. Since the original adoption of the Export Promotion Act in 1964, which was replaced on June 1, 1981 by the Export Guarantees Act of 1981, and which has since been amended (the “Export Guarantees Act”), the Bank has acted as the sole agent of Austria for the administration of guarantees issued by Austria under this Act covering commercial, political and foreign exchange risks in connection with Austrian exports. The Bank also provides medium- and long-term financing to banks and foreign importers for export transactions, the repayment of which is guaranteed by Austria under the Export Guarantees Act. Substantially all borrowings by the Bank in connection with export loan financing are guaranteed either as to principal and interest, as to foreign exchange risk or as to both by Austria under the Export Financing Guarantees Act of 1981, as amended (the “Export Financing Guarantees Act”). See “Business—Export Loan Financing by the Bank—Sources of Funds for Export Loans”. The Bank also engages in certain other financial activities including non-export related lending to Austrian public entities and the organization and administration of domestic bond issues, in particular bond offerings by the Republic. The Bank also operates the clearing system of the Vienna Stock Exchange (in which context the Bank may be registered as the holder of shares of foreign companies which are traded on the Vienna Stock Exchange). The Bank does not accept deposits from the general public or engage in general lending or other commercial banking activities.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

CAPITALIZATION(1)(2)

The long-term indebtedness and capital accounts of the Bank at December 31, 2003 were as follows:

	(Thousands of dollars)(3)	(Thousands of euro)
Long-term indebtedness related to export financing(4)
Indebtedness in euro(5)	3,967,715	3,153,485
Indebtedness in other currencies(6)	16,145,002	12,831,825

	20,112,717	15,985,310
Other funds in euro made available for export financing(7)	1,190,518	946,207

	21,303,235	16,931,517
Other liabilities for borrowed money—long-term(8)	24,466	19,445

Total long-term indebtedness(9)	21,327,700	16,950,962
Capital accounts(10)
Capital stock, divided into 880,000 ordinary no par value shares	163,566	130,000
Reserves	117,375	93,288

Total capital accounts	280,941	223,288
Total Capitalization	21,608,641	17,174,250

(Dollar amounts may not add due to rounding.)

(1)	Under the Export Financing Guarantees Act Austria has guaranteed the Bank against foreign exchange risks in connection with substantially all foreign currency borrowings. See Note 1(g) of Notes to Financial Statements.
(2)	The Financial Statements included in this Prospectus have been prepared in accordance with accounting principles generally used by banks in Austria. See Note 1(a) of Notes to Financial Statements for a discussion of the material differences between such Austrian accounting principles and accounting principles applicable to banks in the United States.
(3)	Amounts in this column have been translated into dollars at the exchange rate specified in the paragraph following the Table of Contents hereof. Amounts may not add due to rounding.
(4)	The Bank has completed the following public issues of foreign currency debt from January 1, 2004 through June 11, 2004: CHF 400,000,000 1.75% Guaranteed Notes due March 9, 2009; CHF 100,000,000 3.00% Guaranteed Notes due October 23, 2015; USD 1,250,000,000 2.5% Guaranteed Notes due June 15, 2007. The aggregate indebtedness incurred by the Bank through the issuance of foreign-currency-denominated debt in 2004 amounted to EUR 1,343 million or USD 1,663 million, translated into euro at the exchange rates prevailing on the date the loans were made.
(5)	Indebtedness secured by assignments of receivables covered by Export Guarantees.
(6)	Translated into euro at the exchange rates prevailing on the date the loan was made.
(7)	Includes funds provided by Austrian governmental authorities and the Austrian Chamber of Commerce.
(8)	See “Business-Other Activities Not Related to Export Financing”.
(9)	Includes current maturities of EUR 3,208,915. For further information concerning indebtedness of the Bank, see Note 19 of Notes to Financial Statements.
(10)	See Note 17 of Notes to Financial Statements.

Except as set forth in Note 4 above, there has been no material change in the long-term indebtedness and capital accounts of the Bank since December 31, 2003.

BUSINESS

We primarily administer guarantees issued by the Republic for export transactions (“Export Guarantees”) and export loan financing. Since the Export Guarantees that we administer are issued by the Republic of Austria, these Guarantees are not liabilities of the Bank.

Austria directly pays all claims on Export Guarantees. In contrast, the Bank conducts its export loan financing activities, which relate exclusively to the refinancing of receivables covered either by Export Guarantees or, to a lesser extent, by private credit insurance, for its own account. Assets relating to export loan financing activities represented 95% of the Bank’s total assets as of December 31, 2003. These activities are funded through the domestic and international financial markets.

The Bank also performs several significant functions in the Austrian capital markets. In this field, the Bank exercises a central function in the custody and administration of securities and endeavours to improve existing services for the banking community, the Vienna Stock Exchange and all capital market participants.

Administration of Austrian Export Guarantees

Pursuant to the Export Guarantees Act, and the regulations issued by the Minister of Finance thereunder, the Bank acts as Austria’s sole agent for the administration of Export Guarantees. Except in cases in which the Bank itself is to be the beneficiary of an Export Guarantee, we process and perform the preliminary credit analysis of applications for Export Guarantees. All Export Guarantees must be authorized by the Republic and are issued and administered by the Bank on behalf of the Republic. During 2003, the Bank, as agent of the Republic, issued 1,539 Export Guarantees covering export transactions with a total value of EUR 4.2 billion ($5.3 billion), and at December 31, 2003, the total value of all export transactions covered by Export Guarantees amounted to EUR 30.4 billion ($38.2 billion). The Export Guarantees Act is scheduled to expire on December 31, 2005, unless extended.

On August 20, 2003, amendments to the Export Guarantees Act (and the Export Financing Guarantees Act as described below under “—Export Loan Financing by the Bank”) came into effect. In accordance with these amendments, the specific mention of the Bank as the sole agent for the administration of Export Guarantees was replaced with a generic reference to an agent of the Republic. As a result, if the Austrian Government initiates a procurement procedure, other institutions with an appropriate banking license within the European Economic Area will be eligible to compete with the Bank to become the sole agent. The amendments make clear that only one bank will be in charge of administering new Export Guarantees. Furthermore:

•	the Bank will remain the sole agent of the Republic for as long as no other party has been awarded an agency contract pursuant to the prescribed procurement procedure;

•	the Austrian Government is required to inform the Bank at least two years prior to initiating a procurement procedure for awarding a new agency contract to one of the tendering institutions, which will include the Bank; and

•	in case a new agent is appointed, any export guarantees and export financing transactions pending at that time will continue to be administered by the Bank.

The amendments to the Export Guarantees Act were intended to introduce a new element of competition into the marketplace for acting as an agent of the Republic in this field. All essential provisions of the Export Guarantees Act, as well as all principles and regulations of the export guarantee and export financing system, remain unchanged.

The Bank is a member of the Berne Union (International Union of Credit and Investment Insurers), which consists of 52 export credit and investment insurers from 43 countries.

Risks Covered by Export Guarantees.    Liabilities assumed by the Republic under the Export Guarantees Act take the form of guarantees for the due performance of contracts by the foreign contracting parties, or guarantees by aval on bills of exchange whose discount proceeds are applied to financing export transactions. The export guarantee scheme is comprised of 12 types of guarantees. The most significant is the buyer’s credit cover for loans (“Tied Loans”) made by the banking sector to foreign importers, foreign financial institutions and foreign government agencies for the purpose of providing funds for payments to Austrian exporters, (“Tied Loan Guarantees”), which represented EUR 12.9 billion or 42.4% of total guarantees outstanding as of December 31, 2003. Other significant export guarantees are supplier credit coverages issued to Austrian exporters guaranteeing the due performance by a foreign importer of its obligations under an export contract (EUR 1.27 billion or 4.1% of total guarantees outstanding as of December 31, 2003) and export guarantees covering purchases of accounts receivable from export transactions by domestic or foreign credit institutions (EUR 312 million or 1% of total guarantees outstanding as of December 31, 2003).

In addition, export guarantees are available for investments abroad (EUR 2.4 billion or 7.9% of total guarantees outstanding as of December 31, 2003) for the purpose of promoting Austrian exports. Another type of cover provided under the Export Guarantees Act are guarantees by aval on bills of exchange (EUR 10.6 billion or 34.9% of total guarantees outstanding as of December 31, 2003), through which Austria guarantees the performance obligations of the issuer of a promissory note (or the performance obligations of the acceptor of a bill of exchange) in connection with financing the purchase of Austrian goods by a foreign importer.

Payments under Export Guarantees.    The regulations of the Minister of Finance under the Export Guarantees Act provide that Austria will pay claims against it under Export Guarantees upon recognition of its liability (in cases of both matured claims and claims that mature after Austria recognizes its liability) in accordance with the payment schedule established in the underlying contract. These regulations also present acceleration of a payment schedule against Austria under an Export Guarantee. These regulations permit Austria to deny liability under an Export Guarantee under certain circumstances, principally in cases of fraud or misrepresentation in connection with the issuance of such guarantee or failure to comply with the guarantee’s conditions. In 2003 Austria, as guarantor, paid gross claims amounting to EUR 138 million (2002: EUR 265 million), while recoveries totaled EUR 50 million (2002: EUR 67 million).

Maximum Liability of Austria on Export Guarantees.    The Export Guarantees Act establishes a ceiling of EUR 35.0 billion ($44 billion) on the liability of Austria under outstanding Export Guarantees. As of December 31, 2003, the total liability of Austria amounted to EUR 30.4 billion ($38.2 billion) or 86.9% of the maximum authorized liability. When calculating the extent of utilization, the basic amounts (maximum amount of guarantee less the lowest rate of retention) outstanding under the guarantees and the total financing requirements reported in the case of guarantees by aval on bills of exchange must be included.

Export Loan Financing by the Bank

In addition to our role as sole agent for the administration of Austria’s export guarantee program under the Export Guarantees Act, we also make loans directly to banks, including the banks that are shareholders of the Bank, in order to permit these institutions to refinance their own export loans (“Refinancing Loans”). These banks may also obtain refinancing from the Bank for the credit portion of the costs of extending a tied loan or the acquisition of accounts receivable of an exporter.

Export Loans and Commitments.    The following table provides the aggregate principal amount of refinancing covering tied loans and acquired accounts receivable outstanding as of December 31, 2003 in each of the last five years as a portion of the total volume of refinancing contracts for export loans administered by the Bank:

	1999	2000	2001	2002	2003
	(Billions of euro)				(Billions of euros)	(Billions of dollars)
Tied loans	10.6	10.9	10.6	10.3	10.6	13.3
Acquisitions of accounts receivable	0.7	0.5	0.5	0.4	0.2	0.3
Other refinancing contracts	8.8	10.0	11.5	10.9	11.7	14.7

Total	20.1	21.4	22.6	21.6	22.5	28.3

Of the total export loans outstanding as of December 31, 2003, EUR 16.1 billion ($20.1 billion) were to banks which are shareholders of the Bank.

Additionally, we are contractually obligated to grant future export loans. As of December 31, 2003, the balance of export loans not yet granted which we were contractually obligated to make was EUR 2.4 billion ($3 billion). This balance was scheduled to be drawn down as follows:

	(Millions of euro)	(Millions of dollars)
Through December 31,
2004	723	910
2005	1,473	1,853
2006	38	48
2007	143	180

	2,377	2,991

All of these undisbursed amounts may be cancelled in whole or in part at the option of the borrower, but the aggregate amount of cancellations to date has been insignificant. Because of estimates, the timing of the draw-downs of these undisbursed amounts may change from time to time due to late deliveries, construction delays or other reasons.

Of the Bank’s outstanding export loans at December 31, 2003, approximately 23.4% were for exports to Eastern Europe, 13.4% to Asia, 8.8% to Africa, 3.9% to Western Europe and 1.6% to Latin America. The remaining percentage was for export loans covered by Export Guarantees for which no regional breakdown is available.

Terms and Conditions of Export Loans.    We denominate substantially all of our export loans in euro. We only finance the portions of loans that are fully covered by Export Guarantees or are insured. In the case of Refinancing Loans, the Bank obtains (1) assignments of the rights of the bank against its borrower and against Austria or a credit insurer under the Export Guarantee or credit insurance covering the refinanced loan and (2) an assignment of the rights of the Austrian exporter against the foreign importer. In almost all cases where Tied Loans are not made directly to a foreign government, governmental agency or financial institution, these loans are, in addition to being covered directly by Export Guarantees, also guaranteed by a foreign government, governmental agency or financial institution.

Each export loan made by the Bank since 1975 has consisted of a portion bearing interest at a floating rate and a portion bearing interest at a fixed rate. Between 10% and 50% of the principal amounts of the loans bears interest at a floating rate, which depends on the stated maturity of the loans and is amortized prior to the fixed rate portion. The floating rate portion bears interest at the export finance rate usually determined quarterly by the Bank on the basis of the cost of our export related borrowing operations. For the second quarter of 2004, this rate for euro loans was set at 3.40% per annum. A statutory finance committee chaired by the Ministry of Finance, after consultation with the Bank, sets the Bank’s interest rates for the fixed rate portions. The current annual rate of interest for fixed rate portions varies between 2.00% and 4.10%, depending on the stated maturity of the loans. Because the Bank adjusts the floating rate portions of export loans, it is able to recover increases in the costs of its borrowing operations, including borrowing operations to fund the fixed rate portions of its export loans.

Generally, loans made to finance the export of consumer goods have a repayment term of less than one year and loans made to finance the export of heavy capital goods or major projects have repayment terms of five to ten years. In certain cases, export loans on soft terms involving exports to developing countries may have longer maturities.

Sources of Funds for Export Loans.    The principal sources of funds for our export loan activities are borrowings and issuances of debt securities, both in Austria and abroad. See “Financial Statements—Statement of Changes in Financial Position” and Note 18 of Notes to Financial Statements.

The Export Financing Guarantees Act authorizes the Minister of Finance to issue unconditional guarantees of Austria for the payment of principal and interest on borrowings incurred by the Bank for the purpose of financing export transactions, including export loans, or for the purpose of refinancing such borrowings. In addition, Austria is authorized to guarantee, in the case of foreign currency borrowings, that we shall not have to pay more principal and interest expressed in euro than contemplated at the time of the borrowing on the basis of then prevailing exchange rates. The Export Financing Guarantees Act provides that Austria’s guarantees may only be issued if, after giving effect to such issuance, the aggregate liability for principal payments under all guarantees then in effect under the Export Financing Guarantees Act does not exceed the amount of EUR 25 billion ($31.5 billion). An amount equal to 10% of the euro equivalent of the outstanding principal amount guaranteed is added in computing the aggregate amount of such liability in view of the exchange rate risk. As of December 31, 2003 the total amount of outstanding liabilities of Austria under the Export Financing Guarantees Act, as so computed, was EUR 21.8 billion ($27.4 billion).

As of August 20, 2003, and in connection with amendments to the Export Guarantees Act described above under “—Administration of Austrian Export Guarantees,” an amendment to the Export Financing Guarantees Act became effective. According to this amendment the specific mention of the Bank as the only entity eligible for receiving guarantees of the Republic of Austria for credit operations was replaced with a generic reference to the agent of the Republic pursuant to the Export Guarantees Act. The amendment to the Export Financing Guarantees Act does not affect the existing guarantee obligations of the Republic, nor does it affect the availability of guarantees of the Republic for future obligations of the Bank, including the issuance of Guaranteed Debt Securities, as long as the Bank administers the export guarantees as the agent for the Republic. Under this amendment, if the Bank is replaced as agent, guarantees of the Republic will continue to be available for credit operations for refinancing by the Bank of outstanding export financing contracts.

Payment of principal and interest on most foreign currency borrowings of the Bank is covered by Austria’s guarantees under the Export Financing Guarantees Act. Austria has guaranteed the Bank against foreign exchange risks in connection with substantially all foreign currency borrowings by the Bank. As of December 31, 2003 the total of outstanding borrowings denominated in currency other than euro by the Bank amounted to EUR 11.8 billion ($14.8 billion). As of December 31, 2003 the total amount of outstanding borrowings denominated in euro by the Bank amounted to EUR 10.8 billion ($13.6 billion).

In July 2000 the validity of the Export Financing Guarantees Act was extended until December 31, 2006. Guarantees of Austria issued prior to such date will not be affected by the expiration of the Act.

Other Activities Not Related to Export Financing

We engage in a number of activities in addition to the administration of Export Guarantees and the making of export loans.

•	Non-Export Loan Activities. As of December 31, 2003 non-export loans totaled approximately EUR 1.3 million ($1.6 million). These loans were made principally on a medium-term basis to the Austrian telephone and telegraph system, Austrian political subdivisions and others, including a program for the refinancing of loans given by Austrian banks for the maintenance and improvement of museums. These non-export loans have been financed by borrowings from Austrian banks and the sale of notes of the Bank to Austrian institutional investors.

•	Money Market Operations. We are a dealer in the Austrian money market in interest-bearing demand deposits and short-term time deposits of credit institutions including our shareholder banks. During 2003 the average daily closing balance of money market accounts receivable of the Bank connected with such operations was approximately EUR 0.49 billion ($0.62 billion).

•	Domestic Capital Market Activities. We act as an agency for the organization and administration of domestic bond issues, in particular, bond offerings by the Republic of Austria. Processing is effected via the automated and electronic Austrian Direct Auction System (ADAS) developed by OKB.

In 2003 we organized and administered new bond issues of nonbanks representing a nominal amount of EUR 6.0 billion ($7.5 billion), which constituted 37% of the total volume of nonbank issues.

Over the past few years, the group of financial institutions eligible to participate in auctions of bonds and money market treasury bills of Austria has been expanded to include all financial institutions that hold a securities account with the central depositary for securities. As of December 31, 2003, 24 financial institutions were eligible to participate in these auctions. Currently, both federal bonds and federal treasury bills are auctioned using the yield tender procedure.

In connection with domestic debt offerings, we also act as principal paying agent. At the end of 2003, we administered payments for 254 bond issues and federal treasury bills.

The Capital Markets Act, which entered into force on January 1, 1992, entrusted us with the function of a notification office. The notification office acts as a depositary for the prospectuses to be issued in compliance with the Capital Markets Act and the Investment Fund Act, and prepares a calendar for planned public issues of securities and investments as defined in the Capital Markets Act. The notification office then publishes the reports regarding planned issues which it has received, in the form of a preview, without naming the prospective issuers, on a daily basis via Reuters, and once a week in the Bank’s information brochure “Kapitalmarktservice”. Since Austria’s joining the European Economic Area (“EEA”), the notification office has also been in charge of the mutual recognition, approval and depositing of prospectuses issued in the EEA member states. In 2003 the notification office processed approximately 1,600 reports for the issue calendar, and approximately 8,000 prospectuses (including amendments to prospectuses) were filed in compliance with the Capital Markets Act and the Investment Fund Act.

•	Intermediary Transactions. The Bank acts, in certain situations, on a commission basis as an intermediary for other Austrian banks by making loans to borrowers designated by these banks upon receipt of matching funds from these banks. These transactions are structured so that the credit risk is borne by these banks and not by us.

•	Stock exchange trading, clearing and settlement. By virtue of a decree of the Vienna Stock Exchange Council, we have been the clearing agency for the Vienna Stock Exchange since 1949. On November 5, 1999 trading on the Vienna Stock Exchange was transferred to the Xetra trading system of the Deutsche Börse AG. We continue to clear and settle the transactions on the Vienna Stock Exchange even after the introduction of the German trading system.

•	Central Securities Depositary. Since July 1, 1965, we have acted as the central depositary for securities in Austria. Depositors can open collective security depositary accounts and benefit from the attendant advantages (simplification of securities custody, administration and transfer). Account holders include all members of the Vienna Stock Exchange, brokers and clearing institutions as well as foreign and domestic credit and financial institutions. In our capacity as central depositary, we have also entered into agreements with other central depositaries in order to ease cross-border settlement of securities transactions. Such agreements exist with the German, Dutch, French and Italian central depositaries, as well as with Euroclear and Clearstream Banking société anonyme, Luxembourg (“Clearstream Luxembourg”).

In 2001 we took advantage of the deregulation of the energy market in Austria to develop a new business segment. The Bank performs the functions of financial clearing and risk management in the area of adjusted energy (the difference between the contracts entered into by market participants on the basis of forecasts and the actual consumption/production of energy, which has to be consumed or generated by market participants). On this basis, we are aiming to position ourselves as a competence center for the entire energy sector.

MANAGEMENT

Our business is managed by a Board of Executive Directors. Our Supervisory Board appoints the members of the Board of Executive Directors for a term of five years or less. The current members of our Board of Executive Directors are Johannes Attems and Rudolf Scholten.

Pursuant to the Austrian Banking Act of 1993 (Bankwesengesetz), the Minister of Finance of Austria must appoint a commissioner and a deputy commissioner for most banks, including OKB. The commissioners are entitled to participate in the meetings of the shareholders and the Supervisory Board of the Bank and must object to resolutions which in their view violate the laws or regulations of Austria. The objection of a commissioner suspends the effectiveness of such resolutions until a determination by the Financial Markets Authority as to their validity. In addition, the Export Financing Guarantees Act authorizes the Minister of Finance to appoint a Representative and a deputy Representative who are charged with protecting the interests of Austria in connection with the liabilities assumed by Austria under the act. These Commissioners/Representatives are entitled to examine all books and records of the Bank and to participate without vote in all deliberations of the Bank relating to borrowings by the Bank which are the subject of guarantees of Austria under the Export Financing Guarantees Act.

The names of the current Commissioners/Representatives under both statutes and the positions they hold with Austria are:

Alfred Lejsek, Commissioner/Representative	Head of Directorate III/B — Financial Markets

Matthias Winkler, Deputy Commissioner/Deputy Representative	Head of Office of the Austrian Federal Minister of Finance

At December 31, 2003 we had 374 employees.

SHAREHOLDERS AND SUPERVISORY BOARD

Our share capital is owned by leading Austrian banks.

On December 31, 2003 our authorized share capital was EUR 130 million, divided into 880,000 ordinary no-par value shares, all of which are issued and fully paid. The shares are in registered form.

A substantial portion of our transactions are with our shareholders and their affiliates and with various other organizations with which the members of our Supervisory Board and our Board of Executive Directors are affiliated as directors, officers or otherwise. We do not consider the Bank to be a competitor of its shareholders or of other Austrian banks and credit institutions. We generally do not initiate transactions without consultation with our shareholders, and when we do transact business with our shareholders we do so on an arm’s-length basis. See “—Business”.

Our Supervisory Board currently consists of the following members elected by the shareholders of the Bank:

Name	Principal Occupation

Gerhard Randa Chairman	Chairman of the Supervisory Board, Bank Austria Creditanstalt AG

Walter Rothensteiner 1st Vice-Chairman	General Manager and Chairman of the Board of Executive Directors, Raiffeisen Zentralbank Österreich Aktiengesellschaft

Andreas Treichl 2nd Vice-Chairman	General Manager and Chairman of the Board of Executive Directors, Erste Bank der oesterreichischen Sparkassen AG

Wolfgang Haller	Deputy Director and Member of the Board of Executive Directors, Bank Austria Creditanstalt AG

Jürgen Danzmayr	Chairman of the Board of Executive Directors, Schoellerbank Aktiengesellschaft

Erich Hampel	General Manager and Chairman of the Board of Executive Directors, Bank Austria Creditanstalt AG

Johann Strobl	Director and Member of the Board of Executive Directors, Bank Austria Creditanstalt AG

Markus Orsini-Rosenberg	Director and Member of the Board of Executive Directors, Bank für Kärnten und Steiermark Aktiengesellschaft

Reinhard Ortner	Director and Member of the Board of Executive Directors, Erste Bank der oesterreichischen Sparkassen AG

Regina Prehofer	Director and Member of the Board of Executive Directors, Bank Austria Creditanstalt AG

Franz Pinkl	General Manager and Chairman of the Board of Executive Directors, Österreichische Volksbanken-Aktiengesellschaft

Ludwig Scharinger	General Manager and Chairman of the Board of Executive Directors, Raiffeisenlandesbank Oberösterreich Aktiengesellschaft

Herbert Stepic	Deputy General Manager and Vice-Chairman of the Board of Executive Directors, Raiffeisen Zentralbank Österreich Aktiengesellschaft

Johann Zwettler	General Manager and Chairman of the Board of Executive Directors, Bank für Arbeit und Wirtschaft Aktiengesellschaft

Franz Zwickl	Former Member of the Board of Executive Directors, Bank Austria Creditanstalt AG

In addition, Austrian law requires that our employees be represented on the Supervisory Board by delegates elected to four-year terms by the Staff Council. These delegates have the right to vote on substantially all questions at meetings of the Supervisory Board. The employee delegates on the Supervisory Board are: Doris Hanreich-Wiesler, Martin Krull, Hubert Lindinger, Claudia Richter, Erna Scheriau, Otto Schrodt and Ulrike Zabini.

The Supervisory Board reports and comments to the shareholders on the Bank’s management and financial condition. The authorization of certain transactions by the Board of Executive Directors, including borrowing and lending by the Bank in excess of certain amounts, is subject to approval by the Supervisory Board. With respect to our borrowing and lending activities, the Supervisory Board has delegated this function to an Executive Committee consisting of:

Gerhard Randa	Chairman of the Supervisory Board
Walter Rothensteiner	1st Vice-Chairman of the Supervisory Board
Doris Hanreich-Wiesler	Employee delegate on the Supervisory Board

As required by the Austrian Stock Corporation Act (Aktiengesetz) the Supervisory Board has appointed a committee for the examination and preparation of the approval of the annual financial statements (Ausschuss zur Prüfung und Vorbereitung der Feststellung des Jahresabschlusses) which consists of the chairman and the 1st vice-chairman of the Supervisory Board and the chairman of the works council (Betriebsratsvorsitzender).

FINANCIAL STATEMENTS

Introductory Note to Financial Statements

The Bank’s financial statements are prepared in compliance with the Austrian Commercial Code (Handelsgesetzbuch), the Austrian Stock Corporation Act (Aktiengesetz), and in compliance with the Austrian Banking Act of 1993 (Bankwesengesetz) and regulations thereunder, and the accounting principles and procedures generally followed by the banks in Austria. The Bank’s financial statements published in Austria are audited by KPMG Alpen-Treuhand GmbH Wirtschaftsprüfungs- und Steuerberatungs-gesellschaft (“KPMG”) a firm of qualified independent public accountants in Austria. The result of the audit is reported in the auditor’s certificate included in the published annual financial statements of the Bank. KPMG has given its unqualified opinion that the accounting records and the financial statements of the Bank comply with the above-mentioned legal regulations and the accounting principles and procedures generally accepted in Austria. The purpose of such audit is to examine whether the financial statements are accurate and comply with the legal provisions, since the aforementioned statutes and regulations contain detailed rules of accounting, with special regard to the protection of creditors. The herein contained financial statements differ substantially from financial statements prepared in accordance with the accounting and financial reporting practices followed in the United States and, thus, have not been prepared in accordance with the accounting rules and regulations adopted by the Securities and Exchange Commission under the Securities Act of 1933, and as subsequently amended. A summary of the significant accounting and reporting principles applicable to the Bank is presented in Note 1 of the Notes to Financial Statements. The principal differences between the Austrian accounting practices and those of the United States are explained in Note 1(a) of the Notes to Financial Statements. It is not deemed feasible to prepare and present the various financial statements of the Bank in accordance with practices and principles followed in the United States.

BALANCE SHEET

AS OF DECEMBER 31, 2003

ASSETS

	(2003: in EUR 1,000)				EUR	EUR	Dec. 31, 2002 in EUR 1,000
1	Cash holdings, deposits with central banks (Note 2)					87,115,844.43	2,522
2	Debt instruments issued by public agencies and similar securities eligible for refinancing at the central bank (Note 3)					36,570,827.04	46,339
3	Claims against banks (Note 4)
	a) due on demand				5,757,282.77		7,253
	b) other claims				41,638,333.66		189,080

	of which: against related companies
	EUR	0.00	(2002 :	4)		47,395,616.43	196,333
4	Claims against customers (Note 5)					14,036,256.20	16,174
	of which against: related companies
	EUR	0.00	(2002 :	0)
	companies in which equity interests are held
	EUR	70,100.11	(2002 :	64)
5	Debentures and other fixed-interest bearing securities (Note 6)
	a) issued by public borrowers				108,162,501.42		67,600
	b) issued by other borrowers				551,928,438.84		557,813

						660,090,940.26	625,413
	of which:
	Bank’s own debentures
	EUR	78,822,657.62	(2002 :	85,729)
	issued by companies in which equity interests are held
	EUR	0.00	(2002 :	0)
6	Shares and other non-fixed-interest bearing securities (Note 7)					97,282,438.88	99,717
7	Equity investments (Note 8)					5,491,038.03	5,665
	of which: in banks
	EUR	0.00	(2002 :	0)
8	Shares in related companies (Note 9)					40,100,143.17	40,100
	of which: in banks
	EUR	5,987,514.80	(2002 :	5,988)
9	Intangible non-current assets (Note 10)					3,427,773.00	4,495
10	Fixed assets (Note 10)					44,817,758.21	48,215
	of which: land and buildings used by the Bank for its own business operations
	EUR	36,900,082.47	(2002 :	38,795)
11	Other assets (Note 11)					37,777,397.55	52,306
12	Deferred items (Note 12)					58,978,452.05	49,706
13	Assets in connection with export financing (Note 13)
13.1	Claims against banks
	other claims				21,079,342,586.15		20,561,870
	of which: against related companies
	EUR	635,520,000.00	(2002 :	630,400)
13.2	Claims against customers				1,652,698,416.29		1,345,449
13.3	Deferred items				234,883,683.05		272,117

	of which: for issue of own bonds					22,966,924,685.49	22,179,436
	EUR	225,235,213.76	(2002 :	258,923)

						24,100,009,170.74	23,366,421

The accompanying Notes to Financial Statements are an integral part of the above statement.

BALANCE SHEET AS OF DECEMBER 31, 2003

LIABILITIES

	(2003: in EUR 1,000)					EUR	EUR	Dec. 31, 2002 in EUR 1,000
1	Liabilities to banks (Note 14)
	a)	due on demand				671,200,630.18		446,249
	b)	subject to an agreed term or period of notice				8,926,315.41		278,139

							680,126,945.59	724,388
	of which: to related companies
		EUR	6,158.61	(2002 :	0)
2	Liabilities to customers – Other liabilities of which:						64,047,671.49	62,688
	aa)	due on demand
		EUR	64,047,671.49	(2002 :	62,688)
	bb)	subject to an agreed term or period of notice
		EUR	0.00	(2002 :	0)
	to related companies
		EUR	43,230,733.55	(2002 :	40,466)
	to companies in which equity interests are held
		EUR	3,717,413.51	(2002 :	3,413)
3	Liabilities in the form of negotiable instruments (debentures issued)						0.00	0
4	Other liabilities						26,230,868.12	30,912
5	Deferred items (Note 18)						9,731,269.10	1,439
6	Provisions (Notes 15 and 16)
	a)	provision for severance compensation				9,921,937.42		9,557
	b)	provision for pension commitments				55,460,748.26		53,450
	c)	provision for taxes				28,662,379.49		45,406
	d)	other provisions				21,840,247.55		24,425

							115,885,312.72	132,838
7	Subscribed capital (Note 17)						130,000,000.00	100,000
8	Restricted capital reserves (Note 17)						3,347,629.63	3,347
9	Revenue reserves (Note 17)
	a)	legal reserve				10,601,796.47		7,602
	b)	other reserves				46,235,767.05		70,305

							56,837,563.52	77,907
10	Unallocated risk reserve under Article 23/6 Banking Act (Note 17)						23,308,501.19	23,309
11	Net profit						13,774,788.61	16,722
12	Untaxed reserves (Note 17)
	a)	valuation reserve due to special depreciation				5,745,841.96		5,758
	b)	other untaxed reserves				4,048,093.32		7,678

							9,793,935.28	13,436
	of which: investment reserve under Article 10 Income Tax Act 1988
		EUR	4,048,093.32	(2002 :	7,678)
13	Liabilities in connection with export financing (Note 19)
13.1	Liabilities to banks
	a)	due on demand				1,103.16		1
	b)	subject to an agreed term or period of notice				1,998,240,617.90		2,793,388

						1,998,241,721.06		2,793,389
13.2	Liabilities to customers subject to an agreed term or period of notice					345,340,228.99		310,509
13.3	Liabilities in the form of negotiable instruments
	a)	debentures issued				14,138,709,144.05		14,590,781
	b)	other liabilities in the form of negotiable instruments				5,620,243,099.42		3,750,821
13.4	Deferred items					15,412,385.86		22,981
13.5	Provisions (other)					848,978,106.11		710,954

							22,966,924,685.49	22,179,435

							24,100,009,170.74	23,366,421

STATEMENT OF EARNINGS

(Thousands of EURO)

	For the year ended December 31
	2003	2002	2001
Interest and similar income	728,047	889,369	1,048,104
Interest and similar expenditure	(622,668)	(782,878)	(943,665)

NET INTEREST INCOME (Note 20)	105,379	106,491	104,439

Income from equity investments and non-fixed-interest bearing securities	2,311	1,196	1,405

Income from comissions and fees	52,111	59,659	59,950
Expenditure for comissions and fees	(58,924)	(58,055)	(58,413)

NET INCOME FROM COMISSIONS AND FEES (Note 21)	(6,813)	1,604	1,537

Income / expenditure from financial transactions (Note 22)	(890)	(1,045)	(322)

Other operating income (Note 23)	18,792	22,797	38,734

TOTAL OPERATING INCOME	118,779	131,043	145,793

Salaries	25,993	25,216	24,639
Other personnel expenditure (Note 24)	12,036	12,501	12,628
Other administrative expenditure (Note 25)	23,000	24,900	24,002
Depreciation (Note 10)	6,741	7,256	7,532
Other operating expenditure (Note 23)	13,860	19,976	33,477

TOTAL OPERATING EXPENDITURE	81,630	89,849	102,278

OPERATING RESULT	37,149	41,194	43,515

Balance of other income and (expenditure) (Note 26)	(8,159)	(12,105)	(12,009)

ANNUAL SURPLUS (before taxes and adjustments to reserves)	28,990	29,089	31,506

Taxes on income and Other Taxes (Note 27)	(9,937)	(8,340)	(7,464)

ANNUAL SURPLUS (before adjustments to reserves)	19,053	20,749	24,042

Adjustments to reserves (Notes 17 and 28)	(5,289)	(4,146)	(9,000)

ANNUAL PROFIT	13,764	16,603	15,042

The accompanying Notes to Financial Statements are an integral part of the above statement.

STATEMENT OF CAPITAL ACCOUNTS

(Thousands of EURO)

	For the year ended December 31
	2003	2002	2001
Capital stock:
Balance at beginning of year	100,000	100,000	100,000
Transfer from reserves	30,000	0	0

Balance at end of year	130,000	100,000	100,000

Undivided profits:
Balance at beginning of year	16,722	15,123	15,085
Annual surplus (before adjustment to reserves)	19,053	20,749	24,042
Cash dividends	(16,500)	(15,004)	(15,004)
Remuneration to Supervisory Board	(211)	0	0
Transfer to reserves	(5,289)	(4,146)	(9,000)

Balance at end of year	13,775	16,722	15,123

Reserves:
Statutory reserves (Note 17)
Balance at beginning of year	34,258	33,759	33,207
Transfer from undivided profits	3,000	499	552

Balance at end of year	37,258	34,258	33,759

Free reserves (Note 17)
Balance at beginning of year	76,063	70,535	59,446
Transfer from (to) undivided profits	2,289	3,647	8,448
Transfer to capital stock	(30,000)	0	0
Transfer from property reserves	3,630	1,881	2,641

Balance at end of year	51,982	76,063	70,535

Property reserves (Note 17)
Balance at beginning of year	7,678	9,559	12,200
Transfer from undivided profits	0	0	0
Transfer to free reserves	(3,630)	(1,881)	(2,641)

Balance at end of year	4,048	7,678	9,559

Total reserves at end of year	93,288	117,999	113,853

Total capital accounts	237,063	234,721	228,976

The accompanying Notes to Financial Statements are an integral part of the above statement.

Amounts may not add up due to rounding.

STATEMENT OF CHANGES IN FINANCIAL POSITION

(Millions of EURO)

	For the year ended December 31
	2003	2002	2001
Source of Funds
Annual profit	13.8	16.6	15.0
Items not requiring funds
Depreciation (including depreciation on investments and revaluation of securities)	15.0	19.9	19.9
Adjustments to reserves	5.3	4.1	9.0

Total from operations	34.1	40.6	43.9
Issues and other borrowings
Export financing	14,397.7	14,934.1	16,923.8
Other	222.5	391.3	515.1
Loan repayments
Export financing	2,206.0	2,830.9	1,788.8
Other	0.5	0.4	0.7
Decrease in cash reserves, deposits with banks and securities	36.7	0.0	0.0
Decrease in investments	0.0	0.0	0.0
Other	0.0	119.7	46.7

	16,897.5	18,317.0	19,319.0

Application of Funds
Repayment of issues and other borrowings
Export financing	13,510.0	16,080.8	15,681.2
Other	278.3	366.7	347.6
Loan disbursements
Export financing	3,097.8	1,822.7	3,085.5
Other	0.3	0.3	0.5
Increase in cash reserves, deposits with banks and securities	0.0	45.8	203.5
Increase in investments	0.0	0.7	0.7
Other	11.1	0.0	0.0

	16,897.5	18,317.0	19,319.0

This statement does not include amounts of the trust transactions, as the sources and the application of such funds are matching in amount and time of disbursement or repayment, respectively.

The accompanying Notes to Financial Statements are an integral part of the above statement.

NOTES TO FINANCIAL STATEMENTS

Note 1—Summary of Significant Accounting and Reporting Policies

(a)	Basis of presenting financial statements

The annual financial statements of Oesterreichische Kontrollbank Aktiengesellschaft (the “Bank”) published in Austria (the Republic) are prepared in compliance with the Austrian Commercial Code (Handelsgesetzbuch), the Stock Corporation Act (Aktiengesetz), and as subsequently amended. Furthermore, they are also in compliance with the Austrian Banking Act of 1993 (Bankwesengesetz) and as subsequently amended; as well as the accounting principles and procedures generally followed by the banks in Austria. For the purpose of this report and its contents, the financial statements have been supplemented with the statement of capital accounts and statement of changes in financial position.

The principal areas of differences in the accounting practices applied by the Bank and accounting rules and regulations adopted by the Securities and Exchange Comission under the Securities Act of 1933, and as subsequently amended, are explained below:

	The Bank	U.S. Banks
Portfolio securities—basis	Cost or market value, whichever is lower, less valuation reserve (See Note 4 through 7)	“Held to maturity securities” at cost, “trading” and “available for sale securities” at fair value

Premium accounting	Not amortized	Amortized

Discount accounting	Not accreted	Accreted

Interest accounting	Need not distinguish between investment securities and securities carried in a dealer trading account	Must distinguish between investment securities and securities carried in a dealer trading account

Investments in banks and certain other companies—basis	Cost	Cost, equity basis or consolidated depending upon ownership

Trust transactions	Reported in balance sheet	Not reported in balance sheet

Interest expense —on demand deposits and time deposits —on short-term borrowings and long-term debt	Not separately reported Not separately reported	Separately reported Separately reported

Income taxes—deferred tax accounting	Deferred tax liabilities fully provided in the accounts, deferred tax assets only with respect to taxation of long-term provisions	Tax allocation provided

Reporting of security gains and losses	Included in the balance of other income and other expenditure	Separate item just above net income

Remuneration to the Bank’s supervisory board	Up to 2001 charged to expenses, now recorded as appropriation of undivided profits	Charged to expenses

Provision for pension commitments	Recorded by an actuarial method (entry-age normal-method)	Recorded and disclosed in accordance with FASB Statement No. 87

Earnings per share	Not presented	Presented

Statement of cash flows	Not prepared in accordance with FASB Statement No. 95	Prepared in accordance with FASB Statement No. 95

Financial instruments (derivatives)	Disclosure of nominal amounts	Prepared in accordance with FASB Statement No. 133

NOTES TO FINANCIAL STATEMENTS—(Continued)

In addition, the following adjustments would be required in order to conform with the presentation of financial statements and the practices which are generally accepted with the banks in the United States:

•	In calculating the net income, “Adjustments to reserves” would be added back to the “Annual Profit” and the portion of the “Taxes on income and Other Taxes” attributable to Austrian tax provisions for the appropriation of undivided profits to reserves would be subtracted from the “Annual Profit”.

•	Article 57 of the Austrian Banking Act allows a valuation reserve to be established on certain bonds and other receivables in order to provide for unspecified risks. Such valuation adjustment is not allowed under US-GAAP

If the Bank had prepared its financial statements in accordance with the generally accepted accounting principles used by the banks in the United States, the amount of its reported net earnings would have been substantially different. Most of the difference would be attributable to the different treatment of the provisions for reserves, the valuation adjustment under Art. 57 Banking Act and the related deferred tax effects. If the amount reported in the Statement of Earnings as “Annual Surplus (before adjustments to reserves)”, is adjusted as mentioned above, it would have substantially reflected the net income of the Bank that would have been reported under generally accepted accounting principles as applied in the United States (See Note 27).

For the years from 2001 to 2003, such amounts would be:

	2003	2002	2001
	(Thousands of EURO)
Annual surplus (before adjustments to reserves)	19,053	20,749	24,042
plus: allocation to (less: release of) valuation adjustment under Art. 57	4,643	(3,800)	11,100
Banking Act
plus (less):
Tax effect of appropriations of undivided profits to reserves and of releases of untaxed reserves	185	1	(188)

	23,881	16,950	34,954

(b)	Basic accounting policy

The Banks’ records are maintained in accordance with Austrian financial accounting and reporting practices. The accrual basis of accounting is used for income and expense accounts.

(c)	Bank premises and equipment

Costs of the Bank premises and the equipment are normally depreciated over their estimated useful lives. Maintenance and repairs are reflected in the occupancy expenses (see Note 25). Expenditures for improvements are capitalized.

(d)	Reserve for loan losses

The Bank does not establish a reserve for loan losses for Tied Loans and Refinancing Loans (export loans) since all the Tied Loans made directly by the Bank are fully covered by Export Guarantees and all the Refinancing Loans made by the Bank, cover only such portions of the refinanced loans which are fully covered by Export Guarantees. Such Tied Loans and Refinancing Loans constitute the principal portion of the Bank’s total loan portfolio and represent the entire amount of claims against the bank and against customers shown on the Balance Sheet under “Assets in connection with export financing”. Since the payment of both the capital and of the contractual interest is covered by Export Guarantees of the Republic, the contractual interest income out of such loans is reported in the Statement of Earnings without deduction.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(e)	Investments

Investments are principally in non-quoted capital stocks and are recorded at cost. Adjustments to specific investments for any estimated decline in value are reviewed periodically by the management. (See Note 8).

(f)	Income taxes

The Bank is subject to corporate income tax at a rate of 34%. The accounting policy followed with respect to investment incentives and the non-deductibility of certain accrual amounts until the related charge occurs are principally responsible for the distortion in the relationship of income before income tax and the related provision, as more fully described in Note 27. Effective 1997 the following deferred tax accounting rules are followed: Deferred tax liabilities have to be provided; deferred tax assets may be accounted for. The Bank accounts for deferred tax assets only with respect to taxation of the long-term provisions in connection with export financing.

All foreign exchange transactions in connection with export financing are substantially covered by the federal goverment guarantee under the Export Financing Guarantees Act. The Republic equally substantially guaranteed the Bank under the same Act against foreign exchange risks in connection with all foreign currency borrowings. To the extent, that the funds thus borrowed are translated at the prevailing exchange rate at the date of the borrowing. Consequently, no periodic revaluation is performed. Besides, the foreign exchange risks are in the main hedged by swap derivatives. The other remaining transactions which are not covered under the said guarantee are valued at market rates.

Note 2—Cash holdings, deposits with central banks

The item includes deposits with the Oesterreichische Nationalbank (Financial year 2003 : EUR 87.1 million; for financial year 2002 : EUR 2.5 million)

Note 3—Debt Instruments issued by public agencies

This item consists of bonds issued by the Republic of Austria, which are eligible as collateral for daylight overdrafts with the Austrian National Bank. A valuation reserve under Article 57 of the Austrian Banking Act with regard to debt instruments issued by public agencies amounted to EUR 1.5 million.

Note 4—Claims against banks

The major items included in “Claims against banks” are money market receivables, bonds and notes issued by banks which are not listed on any stock exchange (EUR 41.6 milion) and deposits with banks held for liquidity purposes (EUR 5.7 million, of which EUR 0.3 million are interest-bearing), A valuation reserve under Article 57 of the Austrian Banking Act with regard to claims against the banks amounted to EUR 1.5 million.

Note 5—Claims against customers

“Claims against customers” include bonds and notes issued by non-banks which are not listed on the stock exchange, and credits granted to the Republic for the expansion and the renewal of the Austrian telephone system. The bank also hold a quota of the such credits. The Bank acts, in certain situations, on a comission basis as an intermediary for other Austrian banks by making loans to borrowers designated by such banks upon receipt of matching funds from such banks. In financial year 2003, a valuation reserve under Article 57 of the Austrian Banking Act with regard to claims against customers amounted to EUR 0.4 million.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 6—Debentures and other fixed-interest bearing securities

Securities reported hereunder are listed on the stock exchange and are held for investment purposes. Securities are stated at the lower of cost or market value. Gains and losses on dispositions are recorded as realized in the “Balance of other income and other expenditure”. At year-end 2003 the market value of the Bank’s portfolio amounted to EUR 676.7 million. In financial year 2003, a valuation reserve under Article 57 of the Austrian Banking Act with regard to fixed-interest bearing securities amounted to EUR 23.6 million.

Note 7—Shares and other non-fixed-interest bearing securities

Securities reported hereunder are mainly investment funds (Spezialfonds) and are held for investment purposes. Securities are stated at the lower of cost or market value. Gains and losses on dispositions are recorded as realized in the “Balance of other income and other expenditure”. At year-end 2003 the market value of the Bank’s portfolio amounted to EUR 114.3 million.

Note 8—Equity investments

The cost of equity investments held at December 31, 2003 and 2002 was as follows:

	Percentage of ownership	Cost (Thousands of EUR)
		2003
Eight companies		1,957
APCS Power Clearing and Settlement GmbH, Vienna	17.0%	457
Wiener Börse AG	5.9%	553
EXAA Energie Clearing AG, Graz	8.1%	195
AGCS Gas Clearing and Settlement AT, Vienna	20.0%	580
Westintel AG Düsseldorf (Germany)	10.0%	50
Westintel AG & Co KG Düsseldorf (Germany)	10.0%	50
“Garage Am Hof” Gesellschaft m.b.H., Vienna	2.0%	4
x-Trade Management Consulting GmbH, Graz	10.0%	68
Two leasing partnerships		9,302
LUB Leasing und Unternehmensbeteiligungs GmbH, Vienna	n.a.	5,668
TradeCon Leasing und Unternehmensbeteiligungs GmbH, Vienna	n.a.	3,634

		11,259

		2002
Eight companies		2,131
APCS Power Clearing and Settlement GmbH, Vienna	17.0%	551
Wiener Börse AG	5.9%	553
EXAA Energie Clearing AG, Graz	8.1%	195
AGCS Gas Clearing and Settlement AT, Vienna	20.0%	660
Westintel AG Düsseldorf (Germany)	10.0%	50
Westintel AG & Co KG Düsseldorf (Germany)	10.0%	50
“Garage Am Hof” Gesellschaft m.b.H., Vienna	2.0%	4
x-Trade Management Consulting GmbH, Graz	10.0%	68
Two leasing partnerships		9,302
LUB Leasing und Unternehmensbeteiligungs GmbH, Vienna	n.a.	5,668
TradeCon Leasing und Unternehmensbeteiligungs GmbH, Vienna	n.a.	3,634

		11,433

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 9—Shares in related companies

Shares in the following companies are reported at cost.

OeKB-Liegenschafts-und Beteiligungsverwaltungsgesellschaft m.b.H., Vienna	29,069
Österreichischer Exportfonds Ges.m.b.H., Vienna	5,988
PRISMA Holding GesmbH, Vienna	4,971
Finanzmarkt Austria Dienstleistungen GmbH, Vienna	36
OeKB Information Services GmbH, Vienna	36

40,100

Note 10—Intangible non-current assets and fixed assets

Fixed assets are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Under the US GAAP, property, plant and equipment are typically not depreciated as quickly as they are under the Austrian GAAP.

Capitalized EDP-Software expenditure is reported as “Intangible non-current assets” and depreciated on a straight-line basis.

Summarized below are the cost of fixed assets used in the Bank’s operations as at December 31, 2003 and 2002 respectively, and the related reserve for depreciation:

December 31, 2003	Cost		Reserve for depreciation		Net value
Intangible non-current assets	EUR	19,735,793	EUR	16,308,020	EUR	3,427,773
Land	EUR	4,658,774	EUR	0	EUR	4,658,774
Buildings	EUR	58,115,541	EUR	25,874,234	EUR	32,241,307
Leasehold improvements	EUR	12,369,205	EUR	10,017,143	EUR	2,352,062
Furniture and equipment	EUR	30,606,150	EUR	25,040,535	EUR	5,565,615

	EUR	125,485,463	EUR	77,239,932	EUR	48,245,531

December 31, 2002	Cost		Reserve for depreciation		Net value
Intangible non-current assets	EUR	19,055,579	EUR	14,560,611	EUR	4,494,968
Land	EUR	4,658,774	EUR	0	EUR	4,658,774
Buildings	EUR	58,195,156	EUR	23,839,308	EUR	34,355,848
Leasehold improvements	EUR	12,404,760	EUR	9,308,675	EUR	3,096,085
Furniture and equipment	EUR	29,931,205	EUR	23,827,070	EUR	6,104,135

	EUR	124,245,474	EUR	71,535,664	EUR	52,709,810

During the financial year 2003, the cost of EUR 0.04 million was incurred for further improvements to the Bank’s own building. Purchases of “Furniture and equipment” amounted to EUR 1.5 million.

Minimum rental payments under long-term leases for bank premises, EDP-software and office equipment were estimated at December 31, 2003 to be EUR 6.9 million for 2004 and the following years; such payments were estimated at December 31, 2002 to be EUR 8.2 million for 2003 and the following years; some leases include escalation provisions which permit an increase in rental payments under given circumstances.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 11—Other Assets

Other assets include goods acquired for leasing purposes and various receivables (such as clearing balances with the Republic). The net present value of these leasing contracts, which are recognized as operating leases, differs from the net book value by + EUR 2.9 million.

Note 12—Deferred Items

“Deferred items” include prepaid expenses (mainly salaries payable in advance).

Note 13—Assets in Connection with Export Financing

The export financing scheme being operated by the Bank is intended to provide re-financing facilities to Austrian banks, which in turn, extend the credits to the Austrian exporters for the sale, or to foreign buyers (or their bank) for the purchase, of Austrian goods and services or for investments in foreign countries by Austrian enterprises. The credits require federal government guarantee as stipulated in the Export Guarantees Act.

At the end of the financial year 2003, the commitments under the export financing scheme totaled the amount of EUR 25.1 billion, of which EUR 22.5 billion or 90 % was disbursed. In financial year 2002, the amount was EUR 24.1 billion, of which EUR 21.6 billion or 90 % was disbursed. Disbursements under the re-financing scheme totaled EUR 3.0 billion in financial year 2003 (FY 2002 : EUR 1.8 billion). Repayments received under the extended credits amounted to EUR 2.2 billion (FY 2002 : EUR 2.8 billion). Besides such export financing credits “Claims against banks” in connection with export financing include funds held by the Bank with foreign paying agents in order to meet coupon payment and principal redemption requirements of the Bank’s foreign issues of bonds and notes (see Note 19 c below) and certain receivables from swap-counterparts. In the financial year 2003, a valuation reserve under Article 57 of the Austrian Banking Act with regard to assets in connection with export financing amounted to EUR 9.1 million. Cost and premiums on bonds and notes issued and other borrowings in connection with export financing are amortized over the life of the respective transactions and are being reported as “Deferred items”. The unamortized portion amounted to EUR 225.2 million at year-end 2003 (EUR 258.9 million at year-end 2002).

Note 14—Liabilities to Banks

The main items included in “Liabilities to banks” are balances in favor of other banks held on the current accounts with the Bank. Liabilities in connection with export financing are reported separately (see Note 19).

Note 15—Provision for severance compensation and for pension commitments

a)	Severance compensation

In accordance with Austrian labor law, the Bank provides annually for severance compensation payable to employees under certain circumstances including retirement for old age, dismissal and mutually agreed retirement. Employees resigning or dismissed due to violation of certain regulations are not entitled to such compensation.

Allocations to provisions for pension commitments and severance compensation are detailed in Note 24. Pursuant to the Austrian Income Tax Act, only a portion of the accruals for pension liabilities and severance compensation is allowed as a tax deductible expense.

b)	Pension commitments

As required by the collective bargaining agreements, the Bank maintains a non-contributory pension plan for the majority of its employees. For pension commitments arising from periods after year-end 1996, a

NOTES TO FINANCIAL STATEMENTS—(Continued)

contributory pension plan was established and out-sourced in accordance with the collective bargaining agreement. Individual pension agreements which are signed between the management and the individual key employee are still maintained by the bank.

The yearly amount accrued for the Bank’s pension liabilities is the present value of future payments computed by an actuarial method using a discount rate of 3.5%.

Pension commitments based on collective bargaining agreements—excepted pension payments to retired employees—have been transferred to a pension fund in financial year 2000.

Note 16—Other provisions

The accruals reported hereunder allow for

•	the Bank’s future commissions payments in connection with the redemption of bonds and notes;

•	remunerations of the staff (subject to the consent of the supervisory board) and

•	potential risks mainly in connection with the EDP-software development projects and with the leasing transactions.

Note 17—Equity

a)	Share capital (“Subscribed capital”)

The Bank’s capital stock consists of 880.000 (In FY 2002: 880.000; in FY 2001:440.000; split 1:2 in December 2002) no-par-value shares fully paid-up. According to a corporate resolution made in 2003, the share capital was increased by the issuance of free stock under the Austrian Capital Adjustment Act (Kapitalberichtigungsgesetz), which permits certain amounts of reserves to be transformed into capital stock.

b)	Restricted capital reserves

ba)	Legal reserve: The Austrian Stock Corporation Act (Aktiengesetz) requires companies to allocate to a legal reserve

•	share premiums on the issue of capital stock and

•	a minimum of five per cent of net income

until such reserve equals ten per cent of the nominal value of the capital stock. Such legal reserve can be used only to cover losses.

The portion of legal reserve, which stems from share premiums, must be reported as a restricted capital reserve, whereas the remaining portion stemming from net income must be shown under “Revenue reserves”.

bb)	The Banking Reconstruction Act of 1954 allowed banks to allocate 20 per cent of their income before income taxes to a special reserve account in the years 1955 through 1964. Such reserve can be used only to cover losses. The Banking Act of 1993 requires such reserve to be shown as “Restricted capital reserve”

c)	Revenue reserves

ca)	Free reserves are not restricted as to their distribution and are not created for any specific purpose.

cb)	The special reserve was created on a discretionary basis in 1990 and it is dedicated to cover the future expenditure of the development of EDP-software and of the latent unspecified country and interest volatility risks. It is not restricted as to its distribution.

NOTES TO FINANCIAL STATEMENTS—(Continued)

d)	Unallocated risk reserve

The Austrian Banking Act of 1993 requires Austrian banks to establish an unallocated risk reserve in the amount equal to 1.0 % of the total of risk-weighted assets and certain off-balance sheet items. As required by law, the Bank achieved full compliance with these standards as of year-end 2002. The unallocated risk reserve can only be used to cover losses.

e)	Untaxed reserves

ea)	Investment reserve under Article 10 Income Tax Act: This is an investment incentive that entitles companies to claim a certain percentage of their investments in property as deductions from income tax in the year of acquisition. This special property investment tax credit does not affect the assets’ tax basis for normal depreciation of the related assets.

Austrian tax legislation requires that such deductions be charged to income and be held under restricted reserves, until the related assets have been in service for four years. Thereafter, the tax credit may be taken from the restricted reserves to the free reserves. Due to changes in the Austrian tax legislation, tax credit deduction ended in financial year 2000. The deductions being held in the restricted reserves for up to and including FY 2000, will serve their respective four years withholding terms before being transferable to free reserves. Consequently, the gradual release to the free reserves will run up to and including FY 2004.

eb)	Valuation reserve: The Austrian Financial Reporting Act and the Austrian Income Tax Act require that amounts of accelerated depreciation and of certain hidden reserves, which had been previously deducted from the relevant tax values of the assets under Austrian income tax law, should be be shown as valuation reserves. Such reserves are to be gradually released through the calculation of corresponding depreciation amounts or the realization of gain with regard to the corresponding hidden reserves, respectively.

Note 18—Deferred Items

The major portion of “Deferred Items” is leasing income prepaid by leasing partners for future years.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 19—Liabilities in Connection with Export Financing

a)	Funded debt included in “Liabilities in connection with export financing” :

	Interest rates (per cent)	Years of final maturities	Principal amount outstanding at Dec. 31, 2003	Principal amount of which are current maturities
			(Millions of EURO)
Issues of bonds and notes

denominated in EURO (including previous currencies of countries participating in the European Monetary Union)	0.0-9.62	2004-2011	3,154	0

denominated in foreign currencies
U.S. Dollars	2.375-7.375	2004-2013	7,425	1,890
Swiss Francs	1.5-4.25	2004-2015	3,349	420
Yen	1.79-3.45	2006-2010	1,679	0
Other	4.25-5.75	2006-2028	379	0

			15,986	2,310

Other borrowed funds

Domestic lenders
Floating rate operations	various	2004	714	714
Fixed rate operations	0.0	2004-2026	49	0

Foreign lenders
Floating rate operations	various	2004	176	176
Fixed rate operations	2.25	2004-2014	7	9

			946	899

			16,932	3,209

b)	Commercial paper

The bank operates a U.S.Dollar Commercial Paper Program in the United States. Under this program the Bank issues Commercial Paper Notes from time to time up to an aggregate outstanding amount of USD 2.000 million. The notes mature not more than 270 days after the date of issuance and they are guaranteed by the Republic under the Export Financing Guarantees Act. As of December 31, 2003 the Bank had issued and outstanding notes in an aggregate amount of USD 587.1 million (EUR 498.9 million).

In addition, the Bank has a Commercial Paper Program in the Euro-money-market. This program provides for issues of up to an aggregate amount of EUR 10 billion. The amounts outstanding under this program as of December 31, 2003, were USD 685 million, CHF 434 million (aggregate equivalent EUR 828.4 million.). The Bank also has a Cértificats de Dépot Program in the Euro-money-market. This program provides for issues of up to an aggregate amount of EUR 3 billion. The amounts outstanding under this program as of December 31, 2003, were EUR 2,304.5 million.

c)	“Debentures issued” and “Other liabilities in the form of negotiable instruments” include interest and bonus payments which are due, and issues by the Bank which are due but not yet been redeemed, i.e. coupons and bonds due but are not yet been collected by their respective bondholders. In large parts, such amounts have already been paid to the Bank's paying agents (as described under Note 13 above).

NOTES TO FINANCIAL STATEMENTS—(Continued)

d)	Provisions :

As of December 31, 2003, the provisions reported under “Liabilities in connection with export financing” consist of an interest stabilization provision (EUR 849 million), which the Bank is entitled to set aside out of the interest surplus of the export financing scheme established by the Bank. Appropriations to such provision are partly excluded from the Bank's taxable income. The related deferred tax assets have been accounted for.

Note 20—Interest and Similar Income/Expenditure

“Interest and similar income” includes :

	For the year ended December 31
	2003	2002	2001
	(Thousands of EURO)
Export financing	700,430	854,971	1,017,893
Fixed-interest securities	24,214	30,013	24,667
Other	3,403	4,385	5,544

	728,047	889,369	1,048,104

“Interest and similar expenditure” includes :

	For the year ended December 31
	2003	2002	2001
	(Thousands of EURO)
Export financing	603,831	764,414	927,848
Other	18,837	18,464	15,817

	622,668	782,878	943,665

Note 21—Net Income/from Commissions and Fees

“Net income from commissions and fees” reflects the results of the Bank’s “off balance sheet activities”, such as: administration of the Republic’s export guarantees, underwriting of certain domestic bond issues, acting as central depositary for securities, stock exchange clearing and paying agency operations (2003 : EUR 30.7 million), less the balance of commissions paid and received in connection with export financing.

Note 22—Income/expenditure from financial transactions

This item substantially reflects the net result of foreign currency valuation and cost of currency risk hedging.

Note 23—Other operating income/other operating expenditure

The major items included in “other operating income” and “other operating expenditure” stem from leasing and the related activities and also from the refund of value added tax which are to be claimed annually at end of the year.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note 24—Other Personnel Expenditure

“Other personnel expenditure” includes :

	For the year ended December 31
	2003	2002	2001
	(Thousands of EURO)
Statutory social contributions and compulsory contributions related to salaries	5,557	5,206	5,218
Other social expenditures	1,122	1,207	1,019
Pension payments	2,982	3,070	2,996

Allocations to provision for
– pension commitments	2,010	2,792	3,316
– severance compensation	365	226	79

	12,036	12,501	12,628

As for the pension payments, for the provisions for pension commitments and severance compensation, see Note 15.

Note 25—Other Administrative Expenditure

Other administrative expenditure includes :

	For the year ended December 31
	2003	2002	2001
	(Thousands of EURO)
Occupancy, furniture, office machinery and equipment expenses	6,408	6,749	6,973
EDP-software expenditure	8,513	9,567	8,629
Other	8,079	8,584	8,400

	23,000	24,900	24,002

Note 26—Balance of other Income (Expenditure)

This item reflects results arising from sale and valuation of loans, securities and investments in related companies.

Note 27—Taxes on Income and Other Taxes

“Taxes on income and Other Taxes” include:

	For the year ended December 31
	2003	2002	2001
	(Thousands of EURO)
Taxes on income
Current year	9,897	8,165	7,464
Prior years	(260)	175	0
Other taxes	300	0	0

	9,937	8,340	7,464

NOTES TO FINANCIAL STATEMENTS—(Continued)

As for deferred tax accounting see note 1 (f). At Dec. 31, 2003, the provision for deferred tax liabilities amounted at EUR 24.5 million, it was increased by EUR 2.5 million in 2003 (was EUR 22 million in FY 2002). Deferred tax assets in respect of long-term provisions in connection with the export financing have been accounted for in the amount of EUR 57.7 million in 2003. Furthermore deferred tax assets which are not accounted for, amounted to EUR 29.8 million in 2003. As a result, the provision for income tax, for Austrian reporting purposes included in “Taxes on income and other taxes” as shown above is different from the amount which would have resulted from multiplying the amounts reported as “Annual Surplus (before taxes and adjustments to reserves)” by a tax rate of 34 % for corporate income tax. The specific items causing this difference are as follows :

	For the year ended December 31
	2003	2002	2001
	(Thousands of EURO)
ANNUAL SURPLUS (before taxes and adjustments to reserves)	28,990	29,089	31,506

Corporate income tax 34%	9,857	9,890	10,712
Increase (decrease)—Tax effect of reconciling items:
Provisions non-deductible until related expense occurs and non-taxable releases of provisions	783	(1,137)	3,550
Appropriation of undivided profits to reserves	185	1	(188)
Supervisory Board	(36)	0	36
Tax credits under double taxation treaties, tax payments for previous years, other taxes etc.	(102)	(48)	(483)
Increase (decrease)—Tax effect of permanent differences:
Income from securities and certain dividends—non taxable	(840)	(592)	(6,215)
Expenses non-deductible	50	51	52

	9,897	8,165	7,464

Note 28—Adjustments to Reserves

The reporting regulations under the Austrian Banking Act as amended in 1986 require that allocations of undivided profits to reserves (and transfers from reserves to undivided profits) be shown in the Statement of Earnings as “Adjustments to reserves”. These include:

	For the year ended December 31
	2003	2002	2001
	(Thousands of EURO)
Unallocated risk reserve under Article 23/6 Banking Act	0	499	552
Legal reserve	3,000	0	0
Reserve under Article 10 Income Tax Act	(3,630)	(1,881)	(2,641)
Valuation Reserves	(12)	(1)	(3,569)
Free reserve	5,931	5,529	14,658

	5,289	4,146	9,000

Note 29—Supplementary Remarks

a)	Contingent liabilities

Contingent liabilities in connection with indebtedness of export financing amounted to EUR 16,693,321,030 as of December 31, 2003 and EUR 15,200,248,656 as of December 31, 2002. Thus, the Bank concluded

NOTES TO FINANCIAL STATEMENTS—(Continued)

swap arrangements in the same amount with respect to the exchange rate risk. These swap arrangements are indirectly covered by the guarantees of the federal government for the underlying transactions pursuant to the Export Financing Guarantees Act.

b)	Related party transactions

The majority of the Bank’s ordinary business transactions pursuant to statutory regulations constitute “related party transactions”. In addition, the Bank holds bonds issued by the major Austrian banks which are direct or indirect shareholders of the Bank. As at December 31, 2003 the amount of such holdings was EUR 75.8 million reported as “debentures and other fixed interest bearing securities”.

c)	Financial instruments (derivatives)

Such instruments are dedicated to hedging purposes only. The Bank does not trade in derivatives.

MAP OF AUSTRIA

REPUBLIC OF AUSTRIA

GENERAL

The Republic of Austria is situated in Central Europe. It shares borders with:

•	Switzerland and Liechtenstein in the west,

•	the Federal Republic of Germany, the Czech Republic and the Slovak Republic in the north,

•	Hungary in the east, and

•	Slovenia and Italy in the south.

The population of Austria in 2001 was estimated at 8,053,000. From 1981 to 2002, Austria’s population increased by approximately 6.6%. Vienna, the capital, had a population of approximately 1.6 million in 2001.

Austria has an area of 32,369 square miles. The western and southern regions of Austria, containing the Austrian Alps, are mountainous and heavily forested. There are fertile plains in the eastern parts of the country and in the valley of the Danube River, which flows through Austria for a distance of 217 miles.

The present Austrian frontiers were determined by the Treaty of St. Germain in 1919. The occupation of Austria following World War II was ended by the State Treaty for the Re-establishment of an Independent and Democratic Austria in 1955. The treaty limits the manufacture and possession by Austria of certain types of military weapons, including atomic weapons.

FORM OF GOVERNMENT

Under the Austrian Federal Constitution Act of 1920, as amended in 1929 (the “Constitution”), Austria is a democratic and federal republic, with legislative and executive powers divided between the federal government and the nine constituent provinces.

The legislative power of the federal government is vested in a bi-cameral legislature consisting of the Nationalrat and the Bundesrat. The members of the Nationalrat are elected for a period of four years by direct, secret, popular suffrage under a system of proportional representation. The Nationalrat may be dissolved before the termination of the term of four years for which it is elected, by its own action or, in certain circumstances, by the Federal President. The present Nationalrat was elected on November 24, 2002. The members of the Bundesrat are elected periodically by the legislatures of the provinces in proportion to the populations of the nine provinces.

The executive powers of the federal government are vested in the Federal President, the Chancellor and the Cabinet. The Federal President is elected by direct, secret, popular suffrage for a term of six years. After Dr. Thomas Klestil served from 1992 – 2004, Dr. Heinz Fischer was elected Federal President on April 25, 2004 and is going to assume the office on July 8, 2004. The chief constitutional powers of the Federal President are the appointment of the Chancellor and his Cabinet and the dissolution of the Nationalrat. The present administration was formed on February 28, 2003 by a coalition of the Austrian People’s Party and the Austrian Freedom Party with Wolfgang Schüssel of the Austrian People’s Party as Chancellor and Herbert Haupt of the Austrian Freedom Party as Vice-Chancellor. On October 21, 2003, Hubert Gorbach of the Austrian Freedom Party replaced Herbert Haupt as Vice Chancellor. The administration currently consists of 11 members of the Austrian People’s Party, 5 members of the Austrian Freedom Party and 2 ministers who are not members of a political party.

The judicial power is exercised by the federal courts. Courts of last resort are provided for questions of civil and criminal law and for questions of administrative law. A separate constitutional court has primary competence to determine the constitutionality of all legislative and administrative acts of the federal government and the provinces.

The judicial power is exercised by the federal courts. Courts of last resort are provided for questions of civil and criminal law and for questions of administrative law. A separate constitutional court has primary competence to determine the constitutionality of all legislative and administrative acts of the federal government and the provinces.

POLITICAL PARTIES

The following table shows the political affiliations of the members of the Nationalrat and the Bundesrat after each of the last three elections.

	1995		1999		2001(*)		2002
	National- rat	Bundes- Rat	National- rat	Bundes- Rat	National- rat	Bundes- Rat	National- rat	Bundes- Rat
Austrian People’s Party (ÖVP)	53	27	52	27	52	28	79	28
Austrian Social Democratic Party (SPÖ)	71	22	65	22	65	23	69	21
Austrian Freedom Party (FPÖ)	40	15	52	15	52	12	18	12
Green Party (Grüne)	9	—	14	—	14	1	17	1
Liberal Forum (LIF)	10	—	—	—	—	—	—	—
Independent	—	—	—	—	—	—	—	—

(*)	Although there were no elections in 2001, changes compared to 1999 occurred due to changes in party affiliation and a by-election.

MEMBERSHIP IN INTERNATIONAL ORGANIZATIONS

Austria is a member of many international organizations:

•	the United Nations and of all of its affiliated organizations. Three of these organizations, the International Atomic Energy Agency, the United Nations Industrial Development Organization and the United Nations Office for Drug Control and Crime Prevention have their headquarters in Vienna.

•	the European Union (“EU”),

•	the International Monetary Fund (“IMF”),

•	the International Bank for Reconstruction and Development (“IBRD”),

•	the Multilateral Investment Guarantee Agency (“MIGA”),

•	the International Finance Corporation (“IFC”),

•	the International Development Association, (“IDA”)

•	the Asian Development Bank (“ADB”),

•	the Asian Development Fund (“ADF”),

•	the Inter-American Development Bank (“IDB”),

•	the Fund for Special Operations (“FSO”)

•	the Inter-American Investment Corporation (“IIC”)

•	the African Development Fund (“AfDF”),

•	the African Development Bank (“AfDB”),

•	the European Bank for Reconstruction and Development (“ERBD”) and

•	the European Investment Bank (“EIB”),

•	the Organization for Economic Cooperation and Development (“OECD”),

•	the Council of Europe,

•	the International Energy Agency,

•	the International Fund for Agricultural Development (“IFAD”),

•	the Common Fund for Commodities (“CF”),

•	the Global Environment Facility (“GEF”).

Austria is a founding member of the World Trade Organization (“WTO”) and was previously a party to the General Agreement on Tariffs and Trade (“GATT”).

Vienna is recognized as a center for international conferences and has served as the site of numerous United Nations meetings as well as Strategic Arms Limitation Talks. The headquarters of the Organization of the Petroleum Exporting Countries (“OPEC”) are located in Vienna.

THE ECONOMY

General

Austria has a highly developed and diversified economy. Industry, which consists of manufacturing and mining, construction, energy and water supply, accounted for 30.3% of the gross value added at current prices in 2003. Industrial development has been favored by the availability of domestic sources of electric power and raw materials. Tourism, agriculture and forestry also play an important part in Austria’s economy. The federal government of Austria owns a controlling interest in some of the principal enterprises in the manufacturing and mining, oil and electric power industries.

Gross Domestic Product

The following table shows the major sectors of Austria’s gross domestic product for the years 1999 through 2003. The 2003 gross domestic product at current prices totaled EUR 224.3 billion, representing a 2.7% increase over 2002; the 2003 gross domestic product at constant 1995 prices totaled EUR 202.7 billion, representing a 0.7% increase over 2002.

GROSS DOMESTIC PRODUCT(1)

	1999	2000	2001	2002	2003	Percentage of 2003 total gross value added
	(Billions of euro, at current prices)
Agriculture and forestry	4.4	4.6	4.7	4.7	4.7	2.24
Industry:
Mining and quarrying	0.6	0.6	0.7	0.7	0.8	0.37
Manufacturing	37.5	40.4	41.4	42.2	42.8	20.27
Electricity, gas and water supply	4.8	4.4	4.4	4.5	4.6	2.20
Construction	14.9	15.1	15.0	15.2	15.7	7.42

Total Industry	57.7	60.6	61.4	62.6	63.9	30.26
Service activities:
Wholesale and retail trade	23.3	24.9	25.1	25.1	25.7	12.16
Hotels and restaurants	7.3	7.9	8.4	9.0	9.4	4.44
Transport, storage and communication	13.0	13.4	14.2	14.8	15.1	7.13
Financial intermediation	11.8	13.1	13.3	13.3	13.4	6.32
Real estate, renting and business activities	28.9	31.4	33.9	35.3	36.9	17.48
Public administration (2)	11.6	11.7	11.8	11.8	12.1	5.73
Other service activities	25.9	26.8	28.4	29.0	30.1	14.24

Total service activities	121.7	129.3	135.0	138.3	142.5	67.51
Total gross value added	183.9	194.4	201.1	205.6	211.1	100.00

Less: FISIM (3)	8.4	9.6	10.3	9.9	9.8
Taxes less subsidies on products	21.6	21.9	21.7	22.6	23.0

Gross domestic product
At current market prices	197.1	206.7	212.5	218.3	224.3

At constant market prices (4)	190.5	197.0	198.5	201.2	202.7
Percentage change in gross domestic product over Preceding year
At current market prices	3.4	4.9	2.8	2.7	2.7
At constant market prices (4)	2.7	3.4	0.8	1.4	0.7

(1)	ESA-95 basis. Amounts may not add due to rounding.
(2)	Including defense and social security.
(3)	Financial intermediation services indirectly measured.
(4)	Based on 1995 prices.

SOURCE:    WIFO database

Domestic Expenditure

The following table shows the total goods and services available for domestic expenditure and the total domestic expenditure for goods and services at current prices for the years 1999 through 2003.

DOMESTIC EXPENDITURE(1)

	1999	2000	2001	2002	2003	Percentage of 2003 Gross Domestic Product
	(Billions of euro at current prices)
Gross domestic product	197.1	206.7	212.5	218.3	224.3	100.00
Add: Imports	91.3	105.2	111.0	110.4	112.7	50.27

Total demand	288.4	311.28	323.5	328.8	337.0	150.27
Less: Exports	89.6	103.9	111.6	115.2	116.2	51.80
Total domestic demand	198.8	207.9	211.9	213.6	220.9	98.48

Domestic expenditure:
Consumption expenditure:
Households (2)	112.0	117.4	121.6	123.9	127.7	56.95
General government	39.0	39.7	40.1	40.7	42.0	18.73

Final consumption expenditure	151.0	157.1	161.7	164.6	169.7	75.68
Investment:
Machinery and equipment (3)	19.7	22.1	21.7	20.6	21.9	9.77
Construction	26.6	27.6	27.6	27.7	28.9	12.88

Gross fixed capital formation	46.3	49.7	49.3	48.3	50.8	22.65
Changes in inventories (4)	2.2	1.0	1.0	0.7	0.8	0.36

Gross capital formation	48.5	50.7	50.3	49.0	51.6	23.01
Statistical discrepancy	-0.8	0.1	0.0	0.0	-0.5	-0.21
Gross domestic final expenditure	198.8	207.9	211.9	213.6	220.9	98.48

(1)	ESA-95 basis. Amounts may not add due to rounding.
(2)	Including non-profit institutions serving households.
(3)	Including intangible fixed assets, other products, and products of agriculture, forestry, fisheries and aquaculture.
(4)	Including acquisition less disposals of valuables.

SOURCE:    WIFO database.

Productivity, Wages, Wholesale Prices and Cost of Living

The following table sets forth for Austria the indices of productivity and gross wages and salaries per worker and employee in manufacturing and mining, wholesale prices and cost of living, and the respective percentage increases over the previous period for the years 1999 through 2003.

PRODUCTIVITY, WAGE AND PRICE INDICES(1)

	Productivity Real GDP per employment		Wages and salaries per employee		Wholesale prices		Consumer prices(2)
	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year
1999	108.0	1.2	106.0	1.8	99.0	-0.9	104.7	0.6
2000	110.9	2.6	108.6	2.5	103.0	4.0	107.2	2.3
2001	111.0	0.1	110.1	1.4	104.6	1.5	110.1	2.7
2002	112.8	1.6	112.5	2.2	104.2	-0.4	112.0	1.8
2003	113.3	0.5	115.0	2.3	105.9	1.7	113.6	1.3

(1)	Indices based on average of monthly data for the periods indicated.
(2)	Computed on the basis of an average-size urban family having an average income.

SOURCE:    WIFO database

Industry

In 2003 manufacturing (including mining) constituted 20% of gross value added. Thus the contribution of manufacturing to Austria’s gross domestic product is higher than in the EU-average. Austria produced about 3% of EU output in manufacturing. Production increased in 2003. Austria’s share of the European Union’s manufacturing output increased in the past 15 years (1985 through 2001) from 2.1% to 2.6%. As of 2003, Austria ranked among the top five countries in the European Union in terms of growth of output and productivity. The absolute value added per employee was the third highest in the European Union. For the first time in Austrian post war history exports of goods surpassed imports in 2002, resulting in part from an increase in the net surplus in trade with the then-candidates for membership in the European Union (Estonia, Latvia, Lithuania, Poland, Czech Republic, Slovakia, Hungary, Slovenia, Cyprus and Malta), which joined the European Union on May 1, 2004.

In terms of contribution to gross domestic product, machinery was the largest sector within the industrial sector in 2003, followed by chemicals. Austria supplies sophisticated automobile parts to European and US car manufacturers and with exports of EUR 2.78 billion this sector was the third largest in 2001. Other strongholds of the Austrian export industry are pulp and paper, leather, metals and metal products. Traditionally, Austria’s expenditures for research and development (R&D) have lagged behind those of other members of the European Union; however, in 2003 R&D expenditures at 2% of gross domestic product were approximately at the EU-average. Expenditures for education at 5.7% of gross domestic product in 2001 were high compared to the EU-average (5%) and vocational training is excellent.

In 2003, an average of approximately 237,500 individuals were engaged in construction, representing 7.5% of Austria’s wage and salary earners. Construction constituted 7.4% of the 2003’s gross value added.

Banking, Insurance, Real Estate and Business Services

The Single Market program of the European Union has increased competition within Austria’s financial services industry and led to a series of mergers and consolidations. Consequently, the number of banks declined from 907 in the previous years to 896 at the end of 2003. More important, the number of branches was reduced by a net 70 units. Due to reduced provisions for non-performing credits and cost-cutting measures, profitability jumped to a 7.2% return on equity (measured as core capital).

In 2003 HypoVereinsbank, Munich, Germany, sold 25% of the shares of Bank Austria Creditanstalt AG, Vienna, in an initial public offering, in the course of which Bank Austria Creditanstalt AG was listed in the prime market segment of the Vienna Stock Exchange. As a whole, financial service providers accounted for 44.7% of the market capitalization on the Vienna stock exchange at the end of 2003. Bank Austria Creditanstalt remains responsible for all activities in Austria and for most of HypoVereinsbank’s activities in Central and Eastern Europe within the group. Faced by saturated home markets and low margins, the expansion strategy of Austrian banks has focused on Eastern Europe. For example, revenues from Central and Eastern European operations accounted for more than 23% of Bank Austria Creditanstalt’s net income before taxes, or 43% of Erste Bank’s income in 2003.

Final financial figures for the insurance industry in 2003 are not yet available. Preliminary results (based on forecasts by the Austrian Association of Insurance Companies) show a doubling in the annual growth rate of total premiums earned to 4.1%. Subdued growth of after tax income provided a rough environment for life insurers. After a decline in premium intakes by life insurers in 2002 (-2%) the upswing in 2003 remained modest (+1.7%). The overall picture masks a substantial expansion of contracts with continuous payment (+10.1%), whereas lump sum payments shrank further (-15.5%). The year 2003 brought an acceleration in claims payment by life insurers (+19.1%). The consolidation in property-liability insurance continued in 2003. A few mergers and further advances in premium levels allowed strong gains in premium intakes (+6.5%). In comparison to the previous year, claims payments by property liability insurers declined by 5.8%, resulting in an improvement of the claims ratio towards 68.8%.

Due to the increased profitability, the percentage contribution of the financial services, real estate and business services sectors to gross domestic product at current prices increased slightly to 23.8% (2002: 23.6%).

Energy

The following table shows Austria’s domestic production and consumption of primary energy and the ratio of domestic production to consumption for the years 1999 through 2002. With the exception of the figures discussed in the text following the table, complete data for the year 2003 is not yet available.

DOMESTIC PRODUCTION AND CONSUMPTION OF PRIMARY ENERGY(1)

	1999	2000	2001	2002
Domestic production:
Coal, coke and lignite	11,117	12,268	11,844	13,868
Hydro-electricity(2)	145,965	151,873	145,309	144,498
Oil and oil products	45,319	45,693	43,016	37,720
Natural gas	62,524	64,826	62,194	67,541
Other energy(3)	135,839	132,052	147,283	152,291

Total(4)	400,764	406,713	409,646	415,918

Domestic consumption(5):
Coal, coke and lignite	133,665	151,483	163,252	151,162
Hydro-electricity(2)	139,130	145,949	146,080	147,013
Oil and oil products	519,819	507,892	547,201	549,865
Natural gas	288,876	275,682	293,067	279,606
Other energy(3)	133,796	129,985	145,022	151,633

Total(4)	1,215,285	1,210,990	1,294,622	1,279,278

Domestic production as a percentage of domestic consumption	33.0	33.5	31.6	32.5

(1)	Measured in Tera Joules.
(2)	Without calorific production.
(3)	Includes firewood and waste.
(4)	Amounts may not add due to rounding.
(5)	Taking into account changes in inventories of producers, intermediaries and importers, as well as exchanges with other countries excluding changes in inventories of ultimate consumers.

Source:    WIFO database.

While the reliance on oil, oil products and hydroelectric power as a percentage of total domestic consumption has been relatively stable, the use of natural gas and biomass has increased. In the foreseeable future, Austria will have to continue importing significant amounts of non-hydro-electric energy products.

In 2002, 0.89 million metric tons of crude oil were produced in Austria, amounting to 9.9% of total crude oil consumption. The production of natural gas from domestic sources was 24.2% of total natural gas consumption. Proven reserves of crude oil increased to 62.9 million barrels and proven reserves of natural gas decreased to 560.9 billion cubic feet in 2002.

The partly state-owned (indirectly through its parent) OMV AG (“OMV”), formerly Österreichische Mineralölverwaltung AG, is an integrated oil and chemical company responsible for the largest part of the exploration and drilling activities in Austria and owns and operates Austria’s only oil refinery, located in Schwechat, near Vienna. Foreign companies have the major shares of the markets for petroleum products in Austria.

In 2003, Austria generated less electricity than in 2002 (-4.1%) and was a net importer of electricity (net imports amounting to 9.0% of total electricity consumption). Since 1978, following a national referendum, Austrian law has forbidden the use of nuclear power as a source of energy.

In 2003, expenditures for imported energy accounted for 2.9% of Austria’s gross domestic product. Saudi Arabia, Russia, Nigeria and Kazakhstan were the principal suppliers of crude oil to Austria in 2003. In 2003 70% of all natural gas imports came from Russia (2002: 68%), whereas the share of Norwegian gas imports according to the Troll-Gas-Sales-Agreement reached 14% and the import share from Germany was 14%. Coal and coke were imported principally from Poland and the Czech Republic.

Agriculture and Forestry

Almost half of Austria’s surface area is used for agriculture and animal husbandry. Domestic agricultural production covers approximately 80% of the country’s food consumption. In 2003 livestock raising and dairy operations accounted for about 42% of total agricultural production.

Austria has one of the largest forest areas in Europe. About 43% of its surface area, or approximately 14,000 square miles, are forested. Exports of lumber and forest products, including paper, paperboard and pulp, represented 8.5% of Austria’s exports in 2002.

In 2003 an average of approximately 170,900 individuals were active in agriculture and forestry, representing 5.0% of Austria’s labor force.

Tourism

Austria’s tourism industry benefits from extended summer and winter seasons. The natural and scenic attractions of Austria’s mountains, lakes and resorts, as well as its rich traditions in music, theater, literature and other forms of art and science, attract a great number of tourists each year, principally from the Federal Republic of Germany. Austria’s federal, provincial and municipal authorities provide substantial funds each year for support and development of the tourist trade.

The total number of overnight stays by foreigners has recovered since 1998 and reached approximately 86.3 million in 2003. Austrian tourism benefited from favorable positioning in the rapidly expanding short vacation segment, as well as from structural improvements in and the modernization of tourism facilities in Austria. Total overnight stays by both foreigners and Austrians rose in 2003 by 1% to approximately 118 million, in comparison to the year before. In particular, more tourists from Eastern Europe, Switzerland, Italy, Belgium, the Netherlands and France visited Austria, while fewer tourists came from the UK, Germany, Sweden, Japan and the USA. German and Dutch tourists accounted for 52% of all overnight stays. According to the latest Tourism Satellite Accounts-results for 2003, tourism accounted for 9.8% of Austria’s gross domestic product.

The following table shows the total number of overnight stays by foreigners in Austria and foreign exchange receipts derived therefrom.

OVERNIGHT STAYS BY FOREIGNERS AND

RELATED FOREIGN EXCHANGE RECEIPTS

	1999	2000	2001	2002	2003
Overnight stays by foreigners (thousands)	82,424	82,534	83,669	85,792	86,348
Total foreign exchange receipts (millions of euro)	11,771	12,361	13,397	13,903	14,458

SOURCE:	STATISTIK AUSTRIA, OeNB.

The Role of Government in the Economy

The industries and companies under state ownership have included the entire coal, iron ore, and iron and steel industries and a large part of the non-ferrous metals and oil and natural gas industries, as well as a number of companies producing machinery and vehicles, electrical machinery and equipment, and chemicals and chemical products. Austria vested the administration of ownership interests in the nationalized industries in the Österreichische Industrieholding Aktiengesellschaft (“ÖIAG”). Austria owns all the shares of ÖIAG.

In 1993, following an amendment to the ÖIAG Act and the adaption of the ÖIAG Financing Amendments Act, ÖIAG began with the privatization of companies or groups of companies owned by it. As of December 31, 2002, prior to the privatization transactions described below, ÖIAG held 100% of the stock of Österreichische Post AG, Österreichische Postbus AG and Österreichische Bergbauholding AG (“ÖBAG”) and minority interests in Telekom Austria AG (“Telekom Austria”) (47.2%), Austrian Airlines AG (“Austrian Airlines”) (39.7%), Böhler-Uddeholm AG (“Böhler-Uddeholm”) (25%), OMV AG (“OMV”) (35%), voestalpine AG (34.7%) and VA Tech AG (24%). All of these companies except for Österreichische Post AG, Österreichische Postbus AG and ÖBAG have been successfully floated on the stock exchange.

•	Österreichische Post AG is Austria’s leading service provider in mail carriage.

•	Österreichische Postbus AG was spun off from the Austrian Post Office and is a market leader in regional public transport in Austria.

•	ÖBAG is a holding company with equity interests in coal and iron mining.

•	Telekom Austria is Austria’s largest telecommunications group, providing fixed network, mobile communications, data communications and internet services.

•	The Austrian Airlines group covers all segments of the aviation industry—from scheduled and charter traffic to cargo—and is the market leader in these areas in Austria.

•	OMV is engaged in the exploration, development and refining of oil and gas, as well as the production of chemicals for use in the fertilizer industry.

•	voestalpine AG is Austria’s largest steel producer.

•	Böhler-Uddeholm is a steel refinery that manufactures high-grade steel products.

•	VA Tech AG is an engineering firm, providing services in the field of metallurgy, energy, environmental protection and physical plant construction, among others.

On May 9, 2003 the Austrian government instructed ÖIAG to continue with the privatization of companies and groups held by it. Under the privatization mandate ÖIAG has to maximize the value and the sales price of these companies. In addition, the mandate requires ÖIAG to act in the best interest of the Republic by:

•	creating and conserving secure jobs in Austria;

•	providing, to the extent possible, that the decision making powers for the privatized companies remain in Austria;

•	maintaining and expanding existing research and development capacities through the creation of Austrian core share ownership through shareholder agreements with, among others, industrial partners, banks, insurance companies, pension funds and social security funds; and

•	considering the interests of the Austrian capital markets.

Pursuant to this privatization mandate, ÖIAG:

•	sold approximately 9% of its 24% interest in VA Tech on the Vienna Stock Exchange in August 2003;

•	issued notes exchangeable into up to 25 million shares of Telekom Austria (representing 5% of the outstanding share capital of Telekom Austria) in August 2003;

•	sold approximately 19.7% of its 34.7% interest in voestalpine AG in a global offering and additionally issued notes exchangeable into up to the remaining approximately 5.9 million shares of voestalpine AG (representing approximately 15% of the outstanding share capital of voestalpine AG) in September 2003; and

•	sold its entire 25% interest in Böhler-Uddeholm in a global offering in November 2003.

The sale of Österreichische Postbus AG to ÖBB AG, which had been contractually agreed in 2002, became effective on September 15, 2003 following approval by the relevant competition authorities.

The following organizational chart presents the structure of ÖIAG and the extent of its interests in its most significant subsidiaries and equity holdings as of December 31, 2003.

Labor and Social Legislation

The average active population (men between the ages of 15 and 65 and women between the ages of 15 and 60) of Austria in 2003 was estimated at approximately 5.23 million individuals, and the Austrian labor force (wage and salary earners, self-employed individuals and unemployed individuals) was estimated at 3,805,539 (2002: 3,765,279).

In recent years, a substantial number of foreign workers have been employed in Austria. Their average number in 2003 totaled 349,559 or 9.2% of wage and salary earners. Approximately half of the foreign workers are citizens of the former Yugoslavia, and approximately one-sixth are citizens of Turkey.

The rate of unemployment, as a percentage of the total number of wage and salary earners and unemployed, was 5.8% in 1999 and 6.1% in 2000. In 2002 the average number of unemployed was 232,418, representing 6.9% of the total number of potential wage and salary earners. In 2003 the average number of unemployed was 240,079, representing 7.0% of the total number of potential wage and salary earners. At that time, there existed 21,716 job vacancies.

Wage and price settlements are generally negotiated by representatives of the trade unions and employers’ associations and virtually no time was lost during 2002 through work stoppages due to labor disputes. Approximately 45% of all Austria’s wage and salary earners were unionized as of year end 2002.

Austria’s social security system includes health, maternity, disability and old age benefits, workmen’s compensation, family allowances, supplementary retirement and welfare plans, unemployment benefits and a number of other social services and benefits. Approximately 99% of Austria’s population is covered by social security. Social security benefits are paid out of current contributions from employees and employers and by current allocations from the federal budget. The federal budget estimate for 2004 provides for total expenditures for social welfare transfers in an amount of EUR 23.9 billion. Such expenditures account for 38.5% of the total federal expenditures, excluding expenditures for state-owned enterprises. Such expenditure figures do not, however, take into account any expenditures for social welfare services financed by the budgets of the Länder or made with the proceeds of borrowings by the Republic pursuant to any special budget law.

Foreign Direct Investments

In 2001 the principal origins of foreign investment in Austria were the Federal Republic of Germany, the United Kingdom, the Netherlands, Switzerland (including Liechtenstein), and the United States. The most important industries in which foreign entities have acquired major interests are oil, as well as the chemical, electric and electronic equipment industries. In addition, foreign interests exist in banking, trading, insurance operations and the telecommunications industry.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

The following table, which should be considered in conjunction with the price indices shown below, shows the exports and imports of Austria in the years 1998 through 2002.

FOREIGN TRADE(1)

Year	Exports (F.O.B.)	Imports(C.I.F.)	Balance of trade	Exports as apercentage of imports
	(Millions of euro)			(%)
1999	60,266	65,316	(5,050)	92.3
2000	69,692	74,935	(5,243)	93.0
2001	74,251	78,692	(4,440)	94.4
2002	77,400	77,104	296	100.4
2003	78,471	79,831	(1,361)	98.3

(1)	Based on movements of goods.

SOURCE:    STATISTIK AUSTRIA, WIFO database.

Changes in the volume of exports and imports, in export and import prices and in Austria’s terms of trade, i.e., the relationship of the prices of exported goods to the prices of imported goods, are shown in the following table.

INDICES OF FOREIGN TRADE(1)

(1995 = 100)

	Exports (F.O.B.)		Imports (C.I.F.)		Terms of trade(2)
Year	Current Price index	Constant Price index	Current Price index	Constant price index
1999	100.9	141.7	102.8	130.9	98.1
2000	103.1	160.3	106.4	145.1	96.9
2001	102.2	172.4	105.7	153.4	96.7
2002	101.3	181.3	102.7	154.6	98.6
2003	100.7	184.9	101.5	162.1	99.2

(1)	Based on movements of goods.
(2)	Export price index divided by import price index, expressed in percentages.

SOURCE:    STATISTIK AUSTRIA, WIFO database.

The following table summarizes the composition of Austria’s exports and imports by product groups for the years 1999 through 2003.

EXPORTS AND IMPORTS BY PRODUCT GROUPS(1)

	1999	2000	2001	2002	2003	Percentage of 2003
	(Millions of euro)
Exports (f.o.b.):
Food and live animals	2,309	2,478	2,803	3,074	3,289	4.2
Beverages and tobacco	641	780	974	975	1,255	1.6
Crude materials, inedible except fuels	2,142	2,396	2,388	2,511	2,567	3.3
Mineral fuels, lubricants and related materials	656	911	1,452	1,840	1,972	2.5
Animal and vegetable oils, fats and waxes	52	54	53	66	68	0.1
Chemicals and related products n.e.s.	5,655	6,427	7,077	7,929	7,967	10.2
Manufactured goods classified chiefly by material(2)	14,439	16,363	17,187	17,309	17,848	22.7
Machinery and transport equipment	25,982	30,612	32,137	33,069	32,883	41.9
Miscellaneous manufactured articles	8,389	9,670	10,180	10,627	10,621	13.5

Total exports(3)	60,266	69,692	74,251	77,400	78,471	100.0

Imports (c.i.f.):
Food and live animals	3,427	3,553	3,937	4,029	4,153	5.2
Beverages and tobacco	336	376	437	497	542	0.7
Crude materials, inedible except fuels	2,487	3,014	2,930	2,960	2,940	3.7
Mineral fuels, lubricants and related materials	2,881	4,899	5,500	5,731	6,407	8.0
Animal and vegetable oils, fats and waxes	116	111	110	126	124	0.2
Chemicals and related products, n.e.s.	6,749	7,572	8,229	8,683	8,929	11.2
Manufactured goods classified chiefly by material(2)	11,135	12,501	13,264	12,507	12,783	16.0
Machinery and transport equipment	26,947	30,818	31,612	30,020	31,313	39.2
Miscellaneous manufactured articles	11,237	12,092	12,672	12,552	12,642	15.8

Total imports(3)	65,316	74,935	78,692	77,104	79,831	100.0

(1)	Based on movement of goods.
(2)	Semi-finished and finished products.
(3)	Amounts may not add due to rounding.

SOURCE: STATISTIK AUSTRIA, WIFO database.

The following table shows the geographic distribution of Austria’s foreign trade for the years 1999 through 2003.

EXPORTS AND IMPORTS BY GEOGRAPHIC AREA(1)

	1999	2000	2001	2002	2003	Percentage of 2003
	(Millions of euro)
Exports (f.o.b.):
EU countries(2)
Germany	21,055	23,244	24,160	24,780	25,011	31.9
Italy	5,065	6,046	6,323	6,544	6,903	8.8
United Kingdom	2,651	3,039	3,467	3,608	3,387	4.3
Other EU countries	9,072	10,238	11,195	11,585	11,429	14.6

Total EU countries	37,842	42,567	45,146	46,517	46,729	5.5
EFTA countries(3)
Switzerland	3,883	4,739	4,175	4,371	4,360	5.6
Other EFTA countries	271	279	300	300	273	0.3

Total EFTA countries	4,154	5,018	4,475	4,671	4,633	5.9
Eastern European countries(4)	9,627	11,520	12,776	13,681	14,652	18.7
United States	2,750	3,498	3,933	4,010	4,084	5.2
All other countries	5,893	7,089	7,922	8,522	8,373	10.7

Total exports(5)	60,266	69,692	74,251	77,400	78,471	100.0

Imports (c.i.f.):
EU countries(2)
Germany	27,380	30,534	31,901	31,086	32,606	40.8
Italy	4,959	5,354	5,643	5,548	5,593	7.0
United Kingdom	2,026	2,092	2,081	2,017	1,794	2.2
Other EU countries	10,568	11,592	11,825	12,029	12,585	15.8

Total EU countries	44,932	49,572	51,450	50,678	52,579	65.9
EFTA countries(3)
Switzerland	2,310	2,369	2,630	2,631	2,720	3.4
Other EFTA countries	130	117	243	211	257	0.3

Total EFTA countries	2,440	2,487	2,872	2,841	2,976	3.7
Eastern European countries(4)	7,555	9,836	10,396	10,631	11,727	14.7
United States	3,490	4,108	4,210	3,735	3,169	4.0
All other countries	6,899	8,933	9,764	9,218	9,380	11.8

Total imports(5)	65,316	74,935	78,692	77,104	79,831	100.0

(1)	Based on movements of goods.
(2)	As of December 31, 2003, the EU consisted of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom.
(3)	EFTA consists of Iceland, Liechtenstein, Norway and Switzerland.
(4)	Including former Yugoslavia.
(5)	Amounts may not add due to rounding.

SOURCE: STATISTIK AUSTRIA, WIFO database.

Austria was a member of the EFTA at its establishment in 1960. By 1966, all tariffs between EFTA members were eliminated. On July 17, 1989 Austria applied for membership in the European Union.

Balance of Payments

The following table shows the balance of payments of Austria with all countries and the net change in official international reserves of the Oesterreichische Nationalbank (“OeNB”), Central Bank of Austria, for the years 1999 through 2003.

BALANCE OF PAYMENTS(1)

	1999	2000	2001	2002	2003
	(Millions of euro)
Current Account	(6,330)	(5,358)	(4,132)	365	(2,045)
Goods, services and income	(4,427)	(3,908)	(2,780)	2,167	19
Goods	(3,377)	(2,990)	(1,403)	3,764	1,653
Exports	60,505	70,188	74,722	78,031	78,798
Imports	63,881	73,176	76,125	74,266	77,142
Services	1,648	1,744	2,064	632	823
Travel	2,405	2,311	2,439	3,095	3,277
Income	(2,698)	(2,661)	(3,441)	(2,229)	(2,458)
Current transfers	(1,902)	(1,448)	(1,353)	(1,802)	(2,065)
Capital and Financial account	6,366	4,205	3,592	(3,905)	3,006
Capital account	(248)	(475)	(593)	(519)	(100)
Financial account	6,614	4,679	4,103	(3,386)	3,105
Direct investment	(306)	3,364	3,109	(4,567)	(203)
Portfolio investment	(2,553)	3,229	6,333	(4,227)	5,000
Other investment	7,925	(2,490)	(7,256)	4,074	(2,794)
Financial derivatives	(415)	(263)	(68)	(476)	(690)
Official reserves	1,963	838	2,067	1,809	1,796
Errors and omissions	(36)	1,153	541	3,540	(960)

1) Amounts may not add due to rounding.

SOURCE: WIFO database.

In 1999 Austria’s current account closed with a deficit of EUR 6.3 billion (3.2% of GDP), an increase of nearly EUR 1.5 billion compared with 1998. The balance on goods and services showed a deficit of EUR 1.7 billion, compared to EUR 1.2 billion in 1998. Thus, the higher current account deficit resulted primarily from higher outflows in the income sub-account (EUR 2.7 billion compared to EUR 1.8 billion in 1998).

The financial account closed the year 1999 with net financial imports of EUR 6.6 billion; capital flows on both the assets and liabilities side surpassed the 1998 annual results. Austrian outward direct investment activity continued unabated following the peak of the previous year, whereas inward direct investment did not reach the extremely high 1998 totals and amounted to EUR 0.3 billion less than outward direct investment. Austrian portfolio investment abroad jumped to EUR 27.3 billion, with 80% of the total invested in bonds and notes, primarily in Euro denominated papers. Simultaneously, nonresidents’ purchase of Austrian securities rose to a total investment of EUR 24.3 billion, of which three quarters were invested in long-term bonds of the Republic of Austria. Furthermore, foreigners bought Austrian Treasury Bills.

In 2000 the current account deficit decreased by EUR 1.0 billion to EUR 5.3 billion (2.6% of GDP). The decrease in the deficits on current transfers by EUR 0.5 billion offset the EUR 0.5 billion increase in the deficit on goods and services. In the year 2000, Austrian exports and imports of goods and services both grew by approximately 15%. This dynamic development was attributable to the economic upswing in the whole euro area; in addition, the rise in crude oil prices had a considerable impact on imports.

The financial account closed the year 2000 with capital imports of EUR 4.7 billion in 2000, substantially lower than in the year 1999. But net new investment in both directions increased strongly. Inward direct investment was substantially higher than outward direct investment in the year 2000, with inward direct investment amounting to EUR 9.6 billion, and outward direct investment amounting to EUR 6.2 billion. Austrian portfolio investment abroad rose to EUR 29 billion in 2000, a slight increase over 1999, while foreign purchases of Austrian securities rose to EUR 32 billion, an increase of 24%.

In 2001 Austria’s current account closed with a deficit of EUR 3.9 billion (1.8% of GDP) which is EUR 1.4 billion lower than in 2000. This improvement in the current account was mainly due to the better result in the balance of goods and services. The balance of goods and services improved and showed a surplus of EUR 0.7 billion. On the other hand the income sub-account showed a markedly higher deficit of EUR 3.3 billion. The balance of transfers, which mainly reflects Austria’s contribution to the EU-budget, remained largely unchanged with a deficit of EUR 1.4 billion.

The financial account closed the year 2001 with net financial imports of EUR 4.4 billion (a decrease of about EUR 0.3 billion compared to 2000). The direct investments of Austria abroad in 2001 stood at EUR 3.9 billion. The net foreign direct investments into Austria equaled EUR 6.7 billion as compared to EUR 9.6 billion in 2000. In 2001 Austria purchased EUR 13 billion worth of foreign securities compared to EUR 29 billion in 2000. Non-resident’s purchases of Austrian securities stood at EUR 19 billion compared to EUR 32 billion in 2000.

In 2002 for the first time in twelve years Austria’s current account closed with a surplus (EUR 1.6 billion or 0.7% of GDP), which is an increase of EUR 5.5 billion year on year. This development resulted from a sharp decrease in imports as well as increasing exports. Trade showed an improvement of approximately EUR 5 billion, while the balance on services remained at the level of 2001. Furthermore, the deficit on income declined by EUR 1.1 billion, which added to the improvement of the current account.

The financial account sharply turned from net financial inflows of EUR 4.4 billion in 2001 to net financial outflows of EUR 5.7 billion in 2002. Outward direct investment reached EUR 5.7 billion, a level near the all-time peak in 2000, while inward direct investment plummeted (EUR 1.8 billion as compared to EUR 6.8 billion in 2001). Austrian portfolio investment abroad rose sharply to EUR 25.6 billion, twice as much as in 2001. Foreign investors purchased EUR 20.1 billion of Austrian securities, approximately reaching the level of the previous year.

In 2003 Austria’s current account closed with a deficit of EUR 2 billion or 0.9% of GDP. The fall in the surplus on goods by EUR 2 billion to EUR 1.6 billion was the main factor that caused the current account to slip into deficit. Exports edged up by 1%, the smallest increase since 1995, while imports grew by 3.9%. Services amounted to EUR 823 million. At EUR 2.5 billion, the largest outflows in the current account were again recorded in the income sub-account. The shortfall on current transfers widened to EUR 2.1 billion in 2003, chiefly as a result of lower public sector transfer income.

The financial account shifted from net outflows of EUR 3.4 billion in 2002 to EUR 3.1 billion of net capital inflows in 2003. Running to EUR 6.3 billion in 2003, Austria’s outward foreign direct investment (FDI) topped the 2000 record high by a narrow margin. Inward FDI recovered markedly after plummeting in 2002 and came to EUR 6.1 billion in 2003. Portfolio investment posted net capital imports of EUR 5 billion in 2003. On the assets side, outflows came to EUR 15.9 billion, whereas the liabilities side was marked by capital imports of EUR 20.9 billion.

FOREIGN EXCHANGE

Foreign Exchange Rates

On January 1, 1999 the euro was introduced as the legal currency of participating Member States of the European Union. During a transition period from January 1, 1999 until December 31, 2001, the Austrian schilling (ATS) was a non-decimal unit of the euro, expressed by the conversion rate irrevocably fixed on December 31, 1998 at ATS 13.7603 per 1 euro. Both the euro and the schilling were initially legal tender in Austria. Euro coins and bank notes became available on January 1, 2002. The Austrian schilling ceased to be legal tender at the end of February 2002.

The following table shows the average exchange rates of the euro to the dollar during the periods indicated.

EXCHANGE RATES OF THE EURO

Dollars per euro
Annual average
1999	1.067
2000	0.924
2001	0.896
2002	0.945
2003	1.131
Monthly average
January 2004	1.261
February 2004	1.265

SOURCE: WIFO database.

The exchange rate of the euro stood at 1.045 USD/EUR at the beginning of 2003 and closed the year at 1.263 USD/EUR (reference rates published by the ECB). This general upward movement of the exchange rate was accompanied by substantial fluctuations. The U.S. dollar marked its low of 1.263 USD/EUR on December 31, 2003 and its peak during 2003 on January 8, 2003, at 1.038 USD/EUR.

BANKING SYSTEM AND MONETARY POLICY

Oesterreichische Nationalbank (“OeNB”)—Central Bank of Austria

The following is a general description of the Austrian banking system as part of the European central bank system, which is defined by the Treaty establishing the European Community, as amended by the Treaty establishing the European Union (the Maastricht Treaty) (hereinafter the “EC Treaty”) and the Statutes of the European System of Central Banks and of the European Central Bank. The role of Austria’s banks in this system is also defined by the Austrian National Bank Act.

The OeNB, established by Austrian Federal Law in 1922, is the central bank of Austria. It is a joint stock company, 50% of whose shares are owned by the Republic of Austria by law, with the balance being owned by

Austrian financial institutions and other Austrian entities. The transfer of shares in OeNB is subject to approval by the bank’s general meeting.

The OeNB is run by a General Council (Generalrat) consisting of fourteen members: the President and Vice-President of the OeNB, six members appointed by the Federal Government, and six members elected by the shareholders meeting. Pursuant to the National Bank Act, the members of the General Council shall include representatives from banks, industry, trade, small business and agriculture, as well as representatives of salaried employees and wage earners.

Like any other company in which the Republic of Austria holds a stake of at least 50% of the capital, the OeNB is subject to control by the Court of Accounts (Rechnungshof).

European System of Central Banks:    Upon Austria’s entry into the final stage of European Monetary Union on January 1, 1999, the OeNB became an integral part of the European System of Central Banks (“ESCB”). The ESCB, which consists of the European Central Bank (“ECB”) and the national central banks (NCBs) of those EU member states participating in monetary union, was established for the conduct of the single European monetary policy. The ECSB’s primary objective is to maintain price stability. In addition, and without prejudice to this objective, the ECSB supports the general economic policies in participating countries. Its basic functions are to define and implement the monetary policy of the euro area; to conduct foreign exchange operations; to hold and manage the official foreign reserves of the Member States; and to promote the smooth operation of payment systems. The process of decision-making in the ESCB is centralized through the decision-making bodies of the ECB, namely the ECB’s Executive Board and its Governing Councils.

The sole shareholders of the ECB are the national central banks. Each NCB’s capital share is based on the respective Member State’s share in the population and the GDP of the EU. As of May, 1, 2004, the OeNB had a share of 2.08% in the subscribed capital of the ECB.

By establishing the ECB, the participating Member States abandoned some of their sovereignty over monetary policy, but the NCBs retain all of the functions that are not transferred to ESCB.

The ECB requires credit institutions established in the participating Member States, including OKB, to hold minimum reserves on accounts with the national central banks, which, in OKB’s case are held by OeNB. OKB calculates the minimum reserve requirements according to the relevant ECB regulations. The ECB may at any time change the reserve ratios. Liabilities to other institutions subject to the ECB’s minimum reserve system and liabilities to the ECB and the national central banks are not included in the reserve base.

Banking System

At the end of the year 2003, Austria had a total of 896 independent banks (so-called Kreditinstitute, or credit institutions) (including 22 branches of foreign banks), which are classified into seven so-called sectors on the basis of their legal status:

•	63 joint stock banks and private bankers

•	63 savings banks

•	9 regional mortgage banks

•	596 rural credit cooperatives

•	69 small business credit cooperatives

•	5 building and loan societies

•	91 special purpose banks

While the number of credit institutions was only one less than in 2002 (897 banks) the total number of branches and banking outlets decreased from 5,368 to 5,297.

In 2003 the number of branches of Austrian credit institutions established abroad increased from 25 to 27. Conversely, predominantly foreign-owned banks operated 29 banks in Austria, unchanged against 2002. Of these, 12 were wholly-owned and 3 were partly-owned by a parent company established in an EU Member State. In addition, foreign credit institutions operated 22 (against 18 in 2002) branch offices—of which 21 were affiliated with an EU-based institution.

Business Activity and Earnings Situation: The aggregate total assets of all Austrian-based credit institutions increased by 5.5% in 2003 compared with 2002. Loan demand grew by 1.6% in 2003. In contrast to the previous year, loan growth was entirely carried by euro-denominated loans as euro-denominated loans gained 2.2% while foreign currency loans decreased by 0.9% in 2003. Growth of domestic nonbanks’ deposits accelerated to 4.8% in 2003. Whereas demand deposits grew by 17.8%, time deposits shrank by 12.8%. Savings deposits climbed by 3.5%. The direct domestic issues of banks decreased by 4.4% in 2003.

The total operating profit of all Austrian-based credit institutions rose by 4.5% in 2003. Net interest income gave in slightly, so that the ratio of net interest income to total operating income decreased by 0.7 percentage points, standing at 50.9% as of December 31, 2003. Income from securities and participating interests in 2003 lagged the 2002 result by 2.9%. On the other hand, the balance on commissions was up by 5.8%, and the net income from financial transactions improved by 8.4%. This translated into a ratio of operating profit to total assets of 0.75% for the year 2003, down 0.02 percentage points from 2002. Operating income increased by 1.1%, whereas operating expenses declined slightly by 0.4%. The cost/income ratio therefore improved by 1.0 percentage points and amounted to 68.2% in 2003.

Monetary Policy

In order to fulfil the mandate of maintaining price stability, the EC Treaty accords the Eurosystem (term used to refer to the ECB and the NCBs of the Member States that have adopted the euro) a considerable degree of institutional independence, albeit supplemented by extensive obligations concerning transparency and accountability.

The Eurosystem’s stability-oriented monetary policy which was announced in October 1998 and thoroughly evaluated four and a half years after the introduction of the euro in May 2003, consists of three main elements: a quantitative definition of price stability, a broadly based assessment of the outlook for price developments, and a prominent role for money in the assessment of risks to price stability. The last two elements are also referred to as the two pillars which structure the comprehensive analysis on which monetary policy decisions are based. While the economic analysis identifies short to medium-term risks to price stability, the monetary analysis should help assessing medium to long-term trends in inflation.

The Eurosystem has a variety of monetary policy instruments at its disposal to manage liquidity. As an integral part of the Eurosystem, one of the main tasks of the OeNB is to carry out monetary policy operations in Austria.

During the first five years after the introduction of the single currency, two different tender systems were used for the main refinancing operations (normally reverse transactions with a maturity of two weeks, since March 9, 2004: one week): fixed rate tenders and, since June 2000, floating rate tenders. The longer-term refinancing operations have been conducted as pure floating rate tenders in which the ECB has acted as a rate taker since the beginning of Stage Three (irrevocable fixing of the exchange rates of the currencies of the 11 Member States initially participating in Monetary Union). The regular refinancing operations accommodated the bulk of the demand for central bank money. The amount of assets eligible as collateral for the monetary policy transactions was adequate compared to the refinancing needs of the bank. Recourse to the standing facilities -the marginal lending facility and the deposit facility - was on average quite low. Most of the time short-term money market rates were stable and close to the minimum bid rate of the main refinancing operation (MRO). However, in some situations temporary imbalances occurred. In the beginning of March a significant underbidding occurred in the wake of strong expectations that the ECB would cut interest rates was observed. The resulting reserve deficit was balanced by the ECB by means of a tender-split operation, i.e. an additional one-week tender operation was launched in parallel to the regular MRO. A similar transaction was executed in May 2004 in order to balance the volumes of the outstanding MROs. In addition, the ECB carried out a 4 billion EUR fine-tuning operation to absorb excess liquidity at the end of this maintenance period (May 23) after an unusually strong recourse to the marginal lending facility. In the beginning of June again an underbidding situation occurred which resulted in a higher allotment at the next MRO and another tender-split operation in July in order to rebalance the volumes of the outstanding MROs.

In January 2003 the ECB-Council decided to modify the framework for monetary policy operations with effect as of the first quarter 2004 with the aim of minimizing such temporary distortions of the bidding behaviour in case of strong interest rate expectations of market participants. First the timing of the reserve maintenance period was changed so that it always starts on the settlement day of the MRO following the Governing Council meeting at which the monthly assessment of the monetary policy stance is pre-scheduled. Furthermore changes to the standing facilities rates have been aligned with the start of the new maintenance period. Second, the maturity of MROs was shortened from two weeks to one week. In addition, also the risk control-framework for collateral was fine-tuned to reframe the haircut-system and new rules for eligible guarantees.

The euro money market, in which the TARGET (Trans-European Automated Real-time Gross settlement Express Transfer System) payment system plays an important role, has continued to operate with increasing efficiency. The number of cross-border transactions was considerably higher than before the start of the Eurozone, and some banks managed at times to get liquidity in the unsecured segment at conditions at least as favorable as the minimum bid rate in the tender operations.

As far as the minimum reserve requirements are concerned, the Austrian share amounted to approximately 3.2% of the total Eurozone reserve requirement. The minimum reserve ratio applicable to the liability base of banks was left unchanged at 2% in 2003. In the course of 2003, required reserves increased by roughly EUR 100 million from approximately EUR 4.1 billion in December 2002 to EUR 4.2 billion in December 2003. Minimum reserves have been remunerated on the basis of the marginal rate that the Eurosystem charges for its main refinancing operations. This means that at the beginning of the year, the rate was at approximately 2.85 % and decreased to 2 % toward the end of the year.

REVENUES AND EXPENDITURES

Federal Budget

The fiscal year for the federal budget is the calendar year. Prior to the beginning of each year, the federal government submits the proposed annual budget of estimated receipts and expenditures to the Nationalrat for approval. Expenditures are allocated to two principal budget categories. The basic budget contains the level of expenditures anticipated by the federal government. The contingency budget provides for possible additional expenditures which may be made only if certain economic conditions occur. Such expenditures are assigned, within the framework of the overall budget, to certain budget groups, such as science and research, public works and transportation. The contingency budget consists of two parts. The stabilization quota is intended to make funds readily available to support weakening sectors or regions of the national economy, largely through capital investments. The economic reflation quota is intended to provide funds for additional expenditures in case of an unexpected cyclical recession in the national economy. Release of funds from the contingency budget is subject to approval by the Federal Minister of Finance.

Any other increase or shift in expenditures requires the approval by the Nationalrat of a special budget law authorizing such increase or shift, except that the Federal Minister of Finance has limited discretionary authority to increase authorized expenditures provided that additional revenues are available. Budget deficits are financed by government borrowings either domestically or externally, and in the event that revenues are less than expected, a special budget law must be submitted to the Nationalrat authorizing the Minister of Finance to undertake additional borrowings. Since 1976, however, the Minister of Finance has been authorized to finance shortfalls in revenues of up to 3% of the anticipated amount shown in the basic budget without the approval of the Nationalrat if he determines that such revenue shortfalls resulted from a downturn in the business cycle, but the Minister of Finance is obliged to report to the Nationalrat on such operations quarterly.

Pursuant to the Federal Constitution of 1929 and a federal law adopted in 1948, the Rechnungshof (the Court of Accounts) is entrusted with the control of the administration of the finances of the federal government and its constituent provinces and of their annual financial statements. The Rechnungshof is independent from the executive branch and reports directly to the Nationalrat. It is responsible, in essence, for the compilation of the budget outcome report to be submitted annually to the Nationalrat, for assistance in the contracting of indebtedness for moneys borrowed (federal debt documents have to be countersigned by the president of the Rechnungshof), for the control of administration expenditures, and for assistance in issuing certain government decrees.

After showing significant deficits in the 1990s (in 1995 the general government deficit reached 5.2% of GDP), Austria was able to reach a balanced general government budget in the years 2001 and 2002, thanks to ambitious consolidation programs in the years 1996 and 2000. Since 2001 Austria has been going through a period of weak economic growth that in 2003 eventually turned the fiscal balance into deficit again. The successful consolidation efforts of 2000 however allowed the automatic stabilizers to work during the economic downswing as well as for a significant tax reform that will start in 2005. Although the major part of the consolidation came from reducing government expenditures, additional measures had to be taken on the revenue side. In spite of the strict consolidation programs, the federal government succeeded in preserving social equilibrium, preventing increases of non-wage labor costs, safeguarding competitiveness and implementing measures to promote economic growth.

For the next years, the aim is to bring the public budget back into balance and to reduce the public gross debt to below 60% of GDP in 2002 and further to approximately 52% by 2005.

The federal accounts as set forth below for the years 2000 to 2002 have been audited by the Rechnungshof and approved by the Nationalrat. The accounts for 2003 show the expected result and are not yet audited and approved. The accounts for 2004 represent the basic budget as approved by the Nationalrat in 2003.

For further information concerning the budget for the fiscal years 2000 to 2004, see “Republic of Austria—Tables and Supplementary Information—Federal Revenues and Expenditures”.

SUMMARY OF REVENUES AND EXPENDITURES

	2000	2001	2002(1)	2003(2)	2004(3)
	(Millions of euro)
I. General Account
Federal Government Revenues:
Total taxes and levies—gross	50,387	56,210	54,951	53,498	57,618
Less: transfers to provinces, municipalities and funds	(15,257)	(16,285)	(16,176)	(16,077)	(16,598)
Transfer to EU—budget	(2,088)	(1,992)	(2,108)	(1.952)	(2,400)

Total taxes and levies—net	33,041	37,933	36,666	35.469	38,620
Other levies	8,434	8,728	8,839	8.97	9,640
Other sources	13,918	12,327	13,908	13.454	10,977
Total revenues	55,393	58,988	59,413	57.893	59,237

Expenditures:
Total	58,247	60,403	61,803	61.39	62,667
Of which: staff expenditures	10,366	10,447	10,452	10,604	10,665
Other expenditures	47,881	49,956	51,351	50,786	52,000
Budget deficit—net of public debt redemptions	2,854	1,415	2,390	3,497	3,430
Budget deficit—net, as a percentage of gross domestic product	(1.4%)	(0.7%)	(1.0%)	(1.6%)	(1.5%)
II. Financing Account
Expenditure	63,418	37,114	34,697	51,523	50,993
Revenue	66,272	38,529	37,087	55,121	54,423

Surplus	2,854	1,415	2,390	3,497	3,430

Rounding	differences
(1)	Outturn
(2)	Expected Outturn
(3)	Federal Budget

SOURCE:    Federal Budget Laws, WIFO.

Taxation

The principal taxes levied by Austria are personal income tax (including salary and wage tax), corporate income tax and value added tax (“VAT”). Personal income taxation is progressive, with a top marginal rate of 50% on taxable income in excess of Euro 50,870. For employees, this top marginal rate is reduced to about 43% by statutory tax allowances for 1/6 of the yearly income. For the corporate income tax there is a flat rate of 34%. The general VAT rate is 20%, and the reduced rate, mainly on food products, rents, passenger transport, books and newspapers and certain services, is 10%. In comparison to other European countries, effective direct taxation is low, while indirect taxation is above average.

On May 6, 2004 the First Chamber (Nationalrat) of the Austrian parliament passed a tax reform bill that will come into force on January 1, 2005. This tax reform will reduce the tax burden by about EUR 2.5 billion, especially by reducing the corporate income tax rate to 25% from 34% and by a modified personal income tax rate.

Under Austrian law, a fraction of the taxes collected by the federal government must be remitted to the provinces and municipalities under a revenue-sharing plan. The fractions and the taxes involved, and the basis of distribution among the provincial and local entities, are negotiated periodically among federal and other government authorities. The last agreement concluded in autumn 2000 covers the period 2001 to 2004.

Austria is a party to tax treaties with 54 countries worldwide, including the United States.

PUBLIC DEBT

Summary of Domestic and External Debt

The following table sets forth the direct domestic and external debt of Austria outstanding at December 31 of each of the years indicated.

DIRECT DEBT

	1999	2000	2001	2002	2003
	(Millions of euro)
Domestic	106,018	110,223	112,671	116,448	122,021
External(1)	16,818	16,760	16,228	15,738	13,929

Total	122,836	126,983	128,898	132,186	135,950

Less: Holdings of own Bonds	(4,862)	(6,277)	(7,486)	(8,233)	(9,073)

Total	117,974	120,705	121,413	123,953	126,877

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.

SOURCE:    Ministry of Finance.

External funded debt in foreign currencies outstanding as of December 31, 2003 was as follows(1):

(Millions of euro)
Payable in U.S. Dollars	0
Payable in Swiss Francs	8,341
Payable in Yen	5,588

Total	13,929
Less: Holding of own Bonds	(30)

Total	13,899

(1)	Translated into euro at the exchange rates prevailing at December 31, 2003.

SOURCE:    Ministry of Finance.

In addition to its direct debt, Austria has guaranteed the payment of the principal of, and interest on, certain obligations of public agencies, enterprises in which Austria has an ownership interest, and of others pursuant to the Export Guarantees Act and Export Financing Guarantees Act. The major portion of the debt guaranteed by Austria has been guaranteed pursuant to the Export Guarantees Act and the Export Financing Guarantees Act. The following table sets forth the principal amount of debt guaranteed by Austria outstanding at December 31 of each of the years 1999 through 2003.

GUARANTEED DEBT

	December 31,
	1999	2000	2001	2002	2003
	(Millions of euro)
Domestic(1)	33,462	33,052	38,372	35,495	38,228
External	23,082	24,165	24,049	19,874	17,078

Total Guaranteed Debt(2)	56,545	57,217	62,421	55,369	55,306

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.
(2)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank as of December 31, 2000. Such liabilities amounted to EUR 20.2 billion.

SOURCE:    Ministry of Finance.

Debt Service

The following table sets forth the debt service requirements for the indicated periods in respect of the internal funded debt of Austria outstanding at December 31, 2003.

DEBT SERVICE REQUIREMENTS OF DOMESTIC DEBT

	2004	2005	2006	2007	2008
	(Billions of euro)
Interest	6.1	5.4	4.7	4.0	3.1
Principal	14.7	14.4	13.3	15.6	7.1

Total	20.8	19.8	18.0	19.6	10.2

SOURCE:    Ministry of Finance.

The following table sets forth the debt service requirements for the indicated periods in respect of the external funded debt of Austria outstanding at December 31, 2003

DEBT SERVICE REQUIREMENTS OF EXTERNAL DEBT(1)

	2004	2005	2006	2007	2008
	(Billions of euro)
Interest	0.4	0.4	0.3	0.2	0.2
Principal	1.9	1.5	2.1	1.0	0.8

Total	2.3	1.9	2.4	1.2	1.0

(1)	Computed on the basis of rates of exchange used by the Ministry of Finance for uniform valuation purposes, as of December 31, 2003.

SOURCE:    Ministry of Finance.

Debt Record

Austria has always paid promptly when due the full face amount of the principal of and interest on every direct obligation issued by it since 1945 in the currency of the country where payable, and has paid all amounts payable under its post-war agreements for settlements of its pre-war external debt. Since 1945, Austria has not been called upon to make any payments in respect of any indebtedness guaranteed by Austria except for payments in respect of indebtedness of foreign entities to Austrian exporters or credit institutions which were covered by export credit guarantees issued by Austria under the Export Guarantees Act or predecessor statutes.

TABLES AND SUPPLEMENTARY INFORMATION

I. FEDERAL REVENUES AND EXPENDITURES

ORDINARY BUDGET REVENUES

	2000	2001	2002(1)	2003(2)	2004(4)
	(Millions of euro)
Total taxes and levies, gross	50,387	56,210	54,951	53,498	57,618

Of which:
Personal Income Tax	2,818	3,987	3,126	2,950	3,000
Wage Tax	14,468	15,672	16,219	16,943	17,300
Tax on Interest	1,473	1,616	1,663	1,410	1,730
Corporate Income Tax	3,865	6,235	4,559	4,331	4,300
Turnover Tax	17,056	17,354	17,639	16,472	19,000
Mineral Oils Tax	2,726	2,880	3,109	3,309	3,450
Other Taxes and Levies	7,981	8,466	8,636	8,083	8,838

Less: transfers to provinces and municipalities, funds, etc.(3)	(15,257)	(16,285)	(16,176)	(16,077)	(16,598)
Transfers to the European Union	(2,088)	(1,992)	(2,108)	(1,952)	(2,400)

Public taxes, net	33,041	37,933	36,666	35,469	38,620
Transfers from tax revenues	1,531	1,504	1,494	1,497	1,688
Tax-like revenues (unemployment insurance contributions, employers’ contributions, etc.)	6,903	7,224	7,373	7,473	7,952
Other sources	13,918	12,327	13,908	13,454	10,977

Total	55,393	58,988	59,413	57,893	59,237

Rounding	differences
(1)	Outturn
(2)	Expected Outturn
(3)	From 2000 onward including payments pursuant to the Act Governing Health and Social Welfare Allowances.
(4)	Federal Budget

SOURCE: Federal Budget Laws

ORDINARY BUDGET EXPENDITURES

	2000	2001	2002(1)	2003(2)	2004(4)
	(Millions of euro)
I. General Account
Federal Government:
Office of the President	5	6	6	5	5.
Federal Legislature	105	270	119	113	107
Constitutional Court	5	5	7	7	7
Administrative Court	11	11	12	12	12
Public Attorney’s Office	4	4	5	4	5
Court of Accounts	22	22	23	23	24
Federal Chancellery	316	567	309	396	425
Interior Affairs	1,669	1,671	1,696	1,728	1,730
Education and Culture	5,533	5,733	5,769	5,870	5,881
Arts	216	246	218	217	220
Science	2,244	2,387	2,529	2,506	3,160
Social Affairs and Generations	2,823	1,853	1,881	1,872	1,893
Social Security	4,997	5,399	5,944	6,978	6,684
Health	627	507	520	572	610
Environment	26	—	—	—	—
Youth, Family and Seniors	4,322	4,494	4,532	4,960	5,246
Foreign Affairs	327	328	314	308	341
Justice	803	860	873	909	875
National Defence	1,734	1,666	1,664	1,760	1,740
Financial Administration	2,214	2,291	2,157	2,221	2,288
Treasury Operations	1,578	2,073	1,937	925	1,140
Tax Collection	7	7	5	5	5
Grants to Provinces and Municipalities	3,280	3,452	4,588	4,251	4,092
Federal Property	775	822	730	639	1,062
Pensions	5,740	5,992	6,205	6,535	6,566
Public Debt Services incl. Swaps	9,240	8,195	8,486	8,344	8,329
Agriculture, Forestry and Water economy	1,952	1,924	1,994	2,024	2,008
Environment new	289	371	409	508	511
Commerce and Employment	3,991	5,292	6,008	5,348	5,058
Public Works	601	175	203	—	—
Transportation, Innovation and Technology	2,733	3,701	2,585	2,329	2,645
Public Benefits and Sports	59	79	78	21	0
Theaters(3)	—	—	—	—	—

Total Federal Expenditures	58,247	60,403	61,803	61,390	62,667

Net Deficit	2,854	1,415	2,390	3,497	3,430

II. Financing Account
Expenditure	63,418	37,114	34,697	51,623	50,993
Revenue	66,272	38,529	37,087	55,121	54,423

Surplus	2,854	1,415	2,390	3,497	3,430

Rounding differences

(1)	Outturn
(2)	Expected Outturn
(3)	Effective September 1, 1999, the Theaters are no longer a federal enterprise.
(4)	Federal Budget

SOURCE: Federal Budget Laws

The difference between the amount of expenditures and that of revenues (deficit) is financed by borrowings under authority of the federal budget law of the respective fiscal years and by application of the balance of available funds at the end of the preceding fiscal year.

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

	Date of Issue	Maturity	Interest Rate (%)		Financial debt before swap			Credit affiliates			Credit swaps
					Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 1986-2004	1986	2004	7.250	0	EUR	165,251,580.00	165,251,580.00
Government Bond 1994-2004	1994	2004	5.500	0	EUR	1,485,363,805.99	1,485,363,805.99
Government Bond 1994-2004	1994	2004	5.875	0	EUR	741,264,600.00	741,264,600.00
Government Bond 1994-2004	1994	2004	7.125	0	EUR	741,264,600.00	741,264,600.00
Government Bond 1994-2004	1994	2004	7.625	0	EUR	1,487,470,964.00	1,487,470,964.00
Government Bond 1995-2005	1995	2005	7.500	0	EUR	773,313,393.00	773,313,393.00
Government Bond 1995-2005	1995	2005	7.000	0	EUR	741,264,600.00	741,264,600.00
Government Bond 1995-2005	1995	2005	6.875	0	EUR	1,503,095,659.00	1,503,095,659.00
Government Bond 1995-2005	1995	2005	6.500	0	EUR	1,119,164,200.00	1,119,164,200.00
Government Bond 1996-2006	1996	2006	6.125	0	EUR	604,264,600.00	604,264,600.00
Government Bond 1996-2006	1996	2006	6.250	0	EUR	881,664,200.00	881,664,200.00
Government Bond 2000-2006	2000	2006	5.875	0	EUR	6,404,105,392.54	6,404,105,392.54	EUR	200,000,000.00	200,000,000.00
Government Bond 1997-2007	1997	2007	5.625	0	EUR	936,495,000.00	936,495,000.00
Government Bond 1997-2007	1997	2007	5.750	0	EUR	1,453,460,000.00	1,453,460,000.00
Government Bond 1997-2007	1997	2007	5.625	0	EUR	1,048,369,064.00	1,048,369,064.00
Government Bond 1998-2027	1998	2027	6.250	0	EUR	5,792,165,002.31	5,792,165,002.31	EUR	735,841,250.00	735,841,250.00
Government Bond 2007-2004	2007	2004	0.000	0
Government Bond 2007-2004	2007	2004	6.250	0							EUR	600,000,000.00	600,000,000.00
Government Bond 2007-2004	2007	2004	5.480	0
Government Bond 2007-2004	2007	2004	0.000	0							GBP	391,760,000.00	555,845,629.97
Government Bond 1998-2008	1998	2008	5.000	0	EUR	8,140,089,500.00	8,140,089,500.00	EUR	945,983,678.05	945,983,678.05
Government Bond 2000-2008	2000	2008	5.710	0							EUR	2,478,264,701.20	2,478,264,701.20
Government Bond 2000-2008	2000	2008	1.715	0
Government Bond 2000-2004	2000	2004	4.010	0
Government Bond 2000-2007	2000	2007	5.000	0
Government Bond 2000-2008	2000	2008	2.345	0							JPY	19,915,400,000.00	147,466,864.12
Government Bond 2001-2004	2001	2004	3.800	0							CHF	47,302,597.01	30,363,050.91
Government Bond 1998-2005	1998	2005	3.900	0	EUR	8,825,884,553.00	8,825,884,553.00	EUR	916,257,284.27	916,257,284.27
Government Bond 2001-2005	2001	2005	3.900	0
Government Bond 2001-2005	2001	2005	3.900	0							EUR	271,467,931.35	271,467,931.35
Government Bond 2001-2005	2001	2005	0.190	0
Government Bond 2001-2005	2001	2005	0.190	0							JPY	30,051,500,000.00	222,521,288.41
Government Bond 1999-2014	1999	2014	4.125	0	EUR	1,320,000,000.00	1,320,000,000.00
Government Bond 1999-2009	1999	2009	4.000	0	EUR	7,625,750,000.00	7,625,750,000.00	EUR	1,326,352,172.18	1,326,352,172.18
Government Bond 1999-2009	1999	2009	5.000	0							EUR	1,265,000,000.00	1,265,000,000.00
Government Bond 1999-2009	1999	2009	1.940	0
Government Bond 1999-2009	1999	2009	5.560	0
Government Bond 1999-2009	1999	2009	4.200	0
Government Bond 1999-2009	1999	2009	4.200	0							CHF	156,943,000.00	100,740,098.85
Government Bond 2001-2009	2001	2009	0.815	0							JPY	7,722,100,000.00	57,179,563.12
Government Bond 1999-2004	1999	2004	3.400	0	EUR	6,725,000,000.00	6,725,000,000.00	EUR	541,297,804.02	541,297,804.02
Government Bond 1999-2010	1999	2010	5.500	0	EUR	8,810,000,000.00	8,810,000,000.00	EUR	850,000,000.00	850,000,000.00
Government Bond 2000-2010	2000	2010	5.810	0
Government Bond 2000-2010	2000	2010	5.810	0							EUR	1,066,000,000.00	1,066,000,000.00
Government Bond 2000-2010	2000	2010	4.688	0
Government Bond 2000-2010	2000	2010	4.688	0							CHF	156,510,000.00	100,462,160.60
Government Bond 2001-2010	2001	2010	1.625	0
Government Bond 2000-2007	2000	2007	5.500	0	EUR	8,749,484,000.00	8,749,484,000.00	EUR	1,134,200,000.00	1,134,200,000.00
Government Bond 2000-2007	2000	2007	5.658	0							EUR	489,430,002.00	489,430,002.00
Government Bond 2000-2007	2000	2007	3.975	0
Government Bond 2000-2007	2000	2007	5.570	0
Government Bond 2000-2007	2000	2007	4.500	0							CHF	292,992,800.00	188,069,067.33
Government Bond 2001-2011	2001	2011	5.250	0	EUR	8,267,193,000.00	8,267,193,000.00	EUR	905,000,000.00	905,000,000.00
Government Bond 2001-2011	2001	2011	5.360	0							EUR	821,188,111.00	821,188,111.00
Government Bond 2001-2011	2001	2011	3.820	0
Government Bond 2001-2011	2001	2011	1.618	0
Government Bond 2001-2011	2001	2011	5.433	0
Government Bond 2001-2011	2001	2011	1.350	0							JPY	7,768,900,000.00	57,526,101.44
Government Bond 1994-2024	1994	2024	6.500	0	EUR	947,618,211.96	947,618,211.96
Government Bond 1997-2004	1997	2004	5.500	0	EUR	400,405,774.01	400,405,774.01
Government Bond 1996-2006	1996	2006	6.000	0	EUR	985,003,715.35	985,003,715.35
Government Bond 1990-2005	1990	2005	var.	0	EUR	357,904,340.00	357,904,340.00
Government Bond 1991-2005	1991	2005	var.	0							EUR	51,129,188.12	51,129,188.12
Government Bond 1991-2005	1991	2005	var.	0
Government Bond 1994-2024	1994	2024	6.250	0	EUR	381,243,430.72	381,243,430.72
Government Bond 1997-2007	1997	2007	var.	0	EUR	115,040,250.00	115,040,250.00
Government Bond 1997-2007	1997	2007	var.	0							EUR	12,782,250.00	12,782,250.00
Government Bond 1997-2007	1997	2007	0.000	0

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

	Date of Issue	Maturity	Interest Rate (%)		Debt swaps			Debt holding of own bonds
					Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 1986-2004	1986	2004	7.250	0				EUR	1,621,836.90	1,621,836.90
Government Bond 1994-2004	1994	2004	5.500	0				EUR	52,646,936.55	52,646,936.55
Government Bond 1994-2004	1994	2004	5.875	0				EUR	70,301,139.93	70,301,139.93
Government Bond 1994-2004	1994	2004	7.125	0				EUR	79,114,751.76	79,114,751.76
Government Bond 1994-2004	1994	2004	7.625	0				EUR	168,678,791.02	168,678,791.02
Government Bond 1995-2005	1995	2005	7.500	0				EUR	91,004,433.67	91,004,433.67
Government Bond 1995-2005	1995	2005	7.000	0				EUR	47,031,832.52	47,031,832.52
Government Bond 1995-2005	1995	2005	6.875	0				EUR	157,826,291.96	157,826,291.96
Government Bond 1995-2005	1995	2005	6.500	0				EUR	69,864,993.47	69,864,993.47
Government Bond 1996-2006	1996	2006	6.125	0				EUR	41,820,017.58	41,820,017.58
Government Bond 1996-2006	1996	2006	6.250	0				EUR	74,425,748.97	74,425,748.97
Government Bond 2000-2006	2000	2006	5.875	0				EUR	404,235,000.00	404,235,000.00
Government Bond 1997-2007	1997	2007	5.625	0				EUR	87,646,923.92	87,646,923.92
Government Bond 1997-2007	1997	2007	5.750	0				EUR	90,275,206.07	90,275,206.07
Government Bond 1997-2007	1997	2007	5.625	0				EUR	85,209,090.68	85,209,090.68
Government Bond 1998-2027	1998	2027	6.250	0				EUR	138,436,000.00	138,436,000.00
Government Bond 2007-2004	2007	2004	0.000	0	EUR	600,000,000.00	600,000,000.00
Government Bond 2007-2004	2007	2004	6.250	0
Government Bond 2007-2004	2007	2004	5.480	0	GBP	391,760,000.00	555,845,629.97
Government Bond 2007-2004	2007	2004	0.000	0
Government Bond 1998-2008	1998	2008	5.000	0				EUR	283,290,400.00	283,290,400.00
Government Bond 2000-2008	2000	2008	5.710	0
Government Bond 2000-2008	2000	2008	1.715	0	JPY	84,659,900,000.00	626,878,193.26
Government Bond 2000-2004	2000	2004	4.010	0	CHF	287,992,597.01	184,859,488.42
Government Bond 2000-2007	2000	2007	5.000	0	EUR	1,728,264,701.20	1,728,264,701.20
Government Bond 2000-2008	2000	2008	2.345	0
Government Bond 2001-2004	2001	2004	3.800	0
Government Bond 1998-2005	1998	2005	3.900	0				EUR	185,100,000.00	185,100,000.00
Government Bond 2001-2005	2001	2005	3.900	0	EUR	271,467,931.35	271,467,931.35
Government Bond 2001-2005	2001	2005	3.900	0
Government Bond 2001-2005	2001	2005	0.190	0	JPY	30,051,500,000.00	222,521,288.41
Government Bond 2001-2005	2001	2005	0.190	0
Government Bond 1999-2014	1999	2014	4.125	0				EUR	84,402,000.00	84,402,000.00
Government Bond 1999-2009	1999	2009	4.000	0				EUR	388,500,000.00	388,500,000.00
Government Bond 1999-2009	1999	2009	5.000	0
Government Bond 1999-2009	1999	2009	1.940	0	JPY	41,118,400,000.00	304,467,974.82
Government Bond 1999-2009	1999	2009	5.560	0	EUR	312,271,451.52	312,271,451.52
Government Bond 1999-2009	1999	2009	4.200	0	CHF	1,200,258,000.00	770,433,275.56
Government Bond 1999-2009	1999	2009	4.200	0
Government Bond 2001-2009	2001	2009	0.815	0
Government Bond 1999-2004	1999	2004	3.400	0				EUR	396,250,000.00	396,250,000.00
Government Bond 1999-2010	1999	2010	5.500	0				EUR	410,500,000.00	410,500,000.00
Government Bond 2000-2010	2000	2010	5.810	0	EUR	100,000,000.00	100,000,000.00
Government Bond 2000-2010	2000	2010	5.810	0
Government Bond 2000-2010	2000	2010	4.688	0	CHF	387,185,000.00	248,530,072.53
Government Bond 2000-2010	2000	2010	4.688	0
Government Bond 2001-2010	2001	2010	1.625	0	JPY	90,415,800,000.00	669,498,704.18
Government Bond 2000-2007	2000	2007	5.500	0				EUR	274,384,000.00	274,384,000.00
Government Bond 2000-2007	2000	2007	5.658	0
Government Bond 2000-2007	2000	2007	3.975	0	CHF	775,252,800.00	497,626,805.31
Government Bond 2000-2007	2000	2007	5.570	0	EUR	189,430,002.00	189,430,002.00
Government Bond 2000-2007	2000	2007	4.500	0
Government Bond 2001-2011	2001	2011	5.250	0				EUR	767,300,000.00	767,300,000.00
Government Bond 2001-2011	2001	2011	5.360	0
Government Bond 2001-2011	2001	2011	3.820	0	CHF	253,230,642.00	162,546,146.74
Government Bond 2001-2011	2001	2011	1.618	0	JPY	72,323,681,000.00	535,532,624.95
Government Bond 2001-2011	2001	2011	5.433	0	EUR	70,000,000.00	70,000,000.00
Government Bond 2001-2011	2001	2011	1.350	0
Government Bond 1994-2024	1994	2024	6.500	0				EUR	416,702,966.34	416,702,966.34
Government Bond 1997-2004	1997	2004	5.500	0				EUR	55,723,164.78	55,723,164.78
Government Bond 1996-2006	1996	2006	6.000	0				EUR	20,242,045.57	20,242,045.57
Government Bond 1990-2005	1990	2005	var.	0
Government Bond 1991-2005	1991	2005	var.	0
Government Bond 1991-2005	1991	2005	var.	0	JPY	7,618,000,000.00	56,408,737.50
Government Bond 1994-2024	1994	2024	6.250	0				EUR	104,367,180.79	104,367,180.79
Government Bond 1997-2007	1997	2007	var.	0
Government Bond 1997-2007	1997	2007	var.	0
Government Bond 1997-2007	1997	2007	0.000	0	JPY	1,830,000,000.00	13,550,536.84

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

					Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)		Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 1993-2005	1993	2005	var.	0	EUR	204,516,800.00	204,516,800.00
Government Bond 1995-2005	1995	2005	7.390	0							EUR	153,387,564.36	153,387,564.36
Government Bond 1995-2005	1995	2005	5.455	0
Government Bond 1995-2007	1995	2007	7.250	0	EUR	511,291,900.00	511,291,900.00
Government Bond 1997-2007	1997	2007	var.	0	EUR	102,258,194.00	102,258,194.00
Government Bond 1997-2007	1997	2007	var.	0							EUR	102,258,194.00	102,258,194.00
Government Bond 1997-2007	1997	2007	2.200	0
Government Bond 1986-2016	1986	2016	5.750	0	EUR	196,847,215.00	196,847,215.00
Government Bond 1994-2004	1994	2004	8.500	0	EUR	134,278,726.40	134,278,726.40
Government Bond 1994-2004	1994	2004	8.500	0							EUR	134,278,793.77	134,278,793.77
Government Bond 1994-2004	1994	2004	var.	0
Government Bond 1994-2004	1994	2004	var.	0							USD	119,900,000.00	94,932,699.92
Government Bond 1994-2004	1994	2004	var.	0
Government Bond 2002-2012	2002	2012	5.000	0	EUR	8,518,384,000.00	8,518,384,000.00	EUR	645,400,000.00	645,400,000.00
Government Bond 2003-2012	2003	2012	4.300	0							EUR	400,000,000.00	400,000,000.00
Government Bond 2003-2012	2003	2012	2.820	0
Government Bond 2003-2012	2003	2012	4.185	0
Government Bond 2003-2012	2003	2012	2.690	0							CHF	296,600,000.00	190,384,491.94
Government Bond 2003-2018	2003	2018	4.650	0	EUR	6,877,686,000.00	6,877,686,000.00	EUR	77,000,000.00	77,000,000.00
Government Bond 2003-2013	2003	2013	3.800	0	EUR	6,210,000,000.00	6,210,000,000.00	EUR	25,000,000.00	25,000,000.00
Government Bond 1987-2007	1987	2007	5.875	0	JPY	20,000,000,000.00	148,093,298.78
Government Bond 1993-2005	1993	2005	4.500	0	JPY	60,000,000,000.00	444,279,896.33
Government Bond 1994-2009	1994	2009	3.750	0	JPY	60,000,000,000.00	444,279,896.33
Government Bond 1995-2004	1995	2004	4.750	0	JPY	60,000,000,000.00	444,279,896.33
Government Bond 1995-2005	1995	2005	5.500	0	CHF	600,000,000.00	385,133,834.01
Government Bond 1996-2006	1996	2006	4.000	0	CHF	750,000,000.00	481,417,292.51
Government Bond 1998-2006	1998	2006	3.250	0	CHF	2,250,000,000.00	1,444,251,877.53	CHF	850,000,000.00	545,606,264.84
Government Bond 2001-2009	2001	2009	3.000	0	CHF	1,150,000,000.00	738,173,181.85	CHF	300,000,000.00	192,566,917.00
Government Bond 1986-2004	1986	2004	7.500	0	ATS	2,650,000,000.00	192,583,010.54
Government Bond 1986-2004	1986	2004	7.500	0	ATS	1,992,000,000.00	144,764,285.66
Government Bond 1986-2006	1986	2006	9.500	0	USD	102,000,000.00	80,760,095.01
Government Bond 1986-2006	1986	2006	9.500	0							USD	102,000,000.00	80,760,095.01
Government Bond 1986-2006	1986	2006	5.375	0
Government Bond 1992-2004	1992	2004	7.250	0	USD	400,000,000.00	316,706,254.95
Government Bond 1992-2004	1992	2004	7.250	0							USD	400,000,000.00	316,706,254.95
Government Bond 1992-2004	1992	2004	6.785	0
Government Bond 1993-2008	1993	2008	6.250	0	USD	200,000,000.00	158,353,127.47
Government Bond 1993-2008	1993	2008	6.250	0							USD	200,000,000.00	158,353,127.47
Government Bond 1993-2008	1993	2008	var.	0
Government Bond 1994-2004	1994	2004	9.000	0	GBP	200,000,000.00	283,768,444.95
Government Bond 1994-2004	1994	2004	var.	0
Government Bond 1994-2004	1994	2004	9.000	0							GBP	200,000,000.00	283,768,444.95
Government Bond 1995-2005	1995	2005	8.250	0	USD	400,000,000.00	316,706,254.95
Government Bond 1995-2005	1995	2005	8.250	0							USD	400,000,000.00	316,706,254.95
Government Bond 1995-2005	1995	2005	4.737	0
Government Bond 1998-2004	1998	2004	6.250	0	GBP	250,000,000.00	354,710,556.19
Government Bond 1998-2004	1998	2004	2.490	0
Government Bond 1998-2004	1998	2004	6.250	0							GBP	250,000,000.00	354,710,556.19
Government Bond 1999-2009	1999	2009	5.320	0				EUR	118,000,000.00	118,000,000.00
Government Bond 1999-2009	1999	2009	1.835	0				JPY	15,100,000,000.00	111,810,440.58
Government Bond 1999-2009	1999	2009	5.320	0
Government Bond 1999-2005	1999	2005	1.835	0
Government Bond 1999-2009	1999	2009	5.250	0	USD	1,700,000,000.00	1,346,001,583.53	USD	243,918,925.17	193,126,623.25
Government Bond 1999-2005	1999	2005	5.250	0							USD	1,700,000,000.00	1,346,001,583.53
Government Bond 1999-2009	1999	2009	var.	0				CHF	150,000,000.00	96,283,458.50
Government Bond 1999-2009	1999	2009	var.	0
Government Bond 2002-2009	2002	2009	5.250	0
Government Bond 2002-2009	2002	2009	3.640	0							CHF	60,000,000.00	38,513,383.40
Government Bond 2002-2009	2002	2009	0.615	0							JPY	24,736,000,000.00	183,161,791.93
Government Bond 1999-2006	1999	2006	5.500	0	USD	1,000,000,000.00	791,765,637.37
Government Bond 1999-2006	1999	2006	1.120	0				JPY	30,000,000,000.00	222,139,948.17
Government Bond 1999-2006	1999	2006	5.500	0							USD	1,000,000,000.00	791,765,637.37
Government Bond 1999-2006	1999	2006	1.120	0
Government Bond 2003-2006	2003	2006	3.800	0
Government Bond 2003-2006	2003	2006	3.800	0							EUR	115,030,674.85	115,030,674.85
Government Bond 2003-2006	2003	2006	1.120	0							JPY	15,000,000,000.00	111,069,974.08
Government Bond 1999-2029	1999	2029	4.750	0	GBP	200,000,000.00	283,768,444.95	GBP	200,000,000.00	283,768,444.95
Government Bond 1999-2029	1999	2029	var.	0

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

					Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)		Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 1993-2005	1993	2005	var.	0
Government Bond 1995-2005	1995	2005	7.390	0
Government Bond 1995-2005	1995	2005	5.455	0	CHF	244,350,000.00	156,845,753.90
Government Bond 1995-2007	1995	2007	7.250	0				EUR	48,260,329.38	48,260,329.38
Government Bond 1997-2007	1997	2007	var.	0
Government Bond 1997-2007	1997	2007	var.	0
Government Bond 1997-2007	1997	2007	2.200	0	JPY	14,100,500,000.00	104,409,477.97
Government Bond 1986-2016	1986	2016	5.750	0
Government Bond 1994-2004	1994	2004	8.500	0
Government Bond 1994-2004	1994	2004	8.500	0
Government Bond 1994-2004	1994	2004	var.	0	USD	119,900,000.00	94,932,699.92
Government Bond 1994-2004	1994	2004	var.	0
Government Bond 1994-2004	1994	2004	var.	0	CHF	222,739,640.00	142,974,285.90
Government Bond 2002-2012	2002	2012	5.000	0				EUR	40,000,000.00	40,000,000.00
Government Bond 2003-2012	2003	2012	4.300	0
Government Bond 2003-2012	2003	2012	2.820	0	CHF	594,100,000.00	381,346,684.64
Government Bond 2003-2012	2003	2012	4.185	0	EUR	196,423,841.06	196,423,841.06
Government Bond 2003-2012	2003	2012	2.690	0
Government Bond 2003-2018	2003	2018	4.650	0				EUR	190,000,000.00	190,000,000.00
Government Bond 2003-2013	2003	2013	3.800	0				EUR	490,000,000.00	490,000,000.00
Government Bond 1987-2007	1987	2007	5.875	0
Government Bond 1993-2005	1993	2005	4.500	0				JPY	4,080,000,000.00	30,211,032.95
Government Bond 1994-2009	1994	2009	3.750	0
Government Bond 1995-2004	1995	2004	4.750	0
Government Bond 1995-2005	1995	2005	5.500	0
Government Bond 1996-2006	1996	2006	4.000	0
Government Bond 1998-2006	1998	2006	3.250	0
Government Bond 2001-2009	2001	2009	3.000	0
Government Bond 1986-2004	1986	2004	7.500	0				ATS	72,360,000.00	5,258,606.28
Government Bond 1986-2004	1986	2004	7.500	0				ATS	101,100,000.08	7,347,223.54
Government Bond 1986-2006	1986	2006	9.500	0
Government Bond 1986-2006	1986	2006	9.500	0
Government Bond 1986-2006	1986	2006	5.375	0	CHF	200,000,000.00	128,377,944.67
Government Bond 1992-2004	1992	2004	7.250	0
Government Bond 1992-2004	1992	2004	7.250	0
Government Bond 1992-2004	1992	2004	6.785	0	CHF	551,943,000.00	354,286,539.57
Government Bond 1993-2008	1993	2008	6.250	0
Government Bond 1993-2008	1993	2008	6.250	0
Government Bond 1993-2008	1993	2008	var.	0	JPY	22,150,000,000.00	164,013,328.40
Government Bond 1994-2004	1994	2004	9.000	0
Government Bond 1994-2004	1994	2004	var.	0	CHF	413,800,000.00	265,613,967.52
Government Bond 1994-2004	1994	2004	9.000	0
Government Bond 1995-2005	1995	2005	8.250	0
Government Bond 1995-2005	1995	2005	8.250	0
Government Bond 1995-2005	1995	2005	4.737	0	JPY	39,440,000,000.00	292,039,985.19
Government Bond 1998-2004	1998	2004	6.250	0
Government Bond 1998-2004	1998	2004	2.490	0	CHF	623,000,000.00	399,897,297.64
Government Bond 1998-2004	1998	2004	6.250	0
Government Bond 1999-2009	1999	2009	5.320	0
Government Bond 1999-2009	1999	2009	1.835	0
Government Bond 1999-2009	1999	2009	5.320	0	EUR	432,009,212.87	432,009,212.87
Government Bond 1999-2005	1999	2005	1.835	0	JPY	62,216,000,000.00	460,688,633.84
Government Bond 1999-2009	1999	2009	5.250	0
Government Bond 1999-2005	1999	2005	5.250	0
Government Bond 1999-2009	1999	2009	var.	0
Government Bond 1999-2009	1999	2009	var.	0	CHF	1,056,234,800.00	677,986,263.56
Government Bond 2002-2009	2002	2009	5.250	0	USD	243,918,925.17	193,126,623.25
Government Bond 2002-2009	2002	2009	3.640	0
Government Bond 2002-2009	2002	2009	0.615	0
Government Bond 1999-2006	1999	2006	5.500	0
Government Bond 1999-2006	1999	2006	1.120	0
Government Bond 1999-2006	1999	2006	5.500	0
Government Bond 1999-2006	1999	2006	1.120	0	JPY	74,550,000,000.00	552,017,771.20
Government Bond 2003-2006	2003	2006	3.800	0	EUR	668,740,674.85	668,740,674.85
Government Bond 2003-2006	2003	2006	3.800	0
Government Bond 2003-2006	2003	2006	1.120	0
Government Bond 1999-2029	1999	2029	4.750	0
Government Bond 1999-2029	1999	2029	var.	0	EUR	310,137,938.00	310,137,938.00

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

					Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)		Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 1999-2029	1999	2029	var.	0							EUR	310,137,938.00	310,137,938.00
Government Bond 1999-2029	1999	2029	4.750	0
Government Bond 1999-2029	1999	2029	4.750	0							GBP	200,000,000.00	283,768,444.95
Government Bond 1999-2009	1999	2009	14.250	0	ZAR	100,000,000.00	12,008,261.68	ZAR	100,000,000.00	12,008,261.68
Government Bond 1999-2009	1999	2009	var.	0
Government Bond 1999-2009	1999	2009	var.	0							EUR	15,582,392.00	15,582,392.00
Government Bond 1999-2009	1999	2009	14.250	0
Government Bond 1999-2009	1999	2009	14.250	0							ZAR	100,000,000.00	12,008,261.68
Government Bond 2001-2006	2001	2006	0.000	0	USD	220,000,000.00	174,188,440.22
Government Bond 2001-2006	2001	2006	4.760	0
Government Bond 2001-2006	2001	2006	0.000	0							USD	220,000,000.00	174,188,440.22
Government Bond 2001-2007	2001	2007	5.625	0	USD	100,000,000.00	79,176,563.74
Government Bond 2001-2007	2001	2007	4.858	0
Government Bond 2001-2007	2001	2007	5.625	0							USD	100,000,000.00	79,176,563.74
Government Bond 2001-2009	2001	2009	5.750	0	USD	100,000,000.00	79,176,563.74
Government Bond 2001-2009	2001	2009	5.095	0
Government Bond 2001-2009	2001	2009	5.750	0							USD	100,000,000.00	79,176,563.74
Government Bond 2001-2006	2001	2006	4.500	0	USD	750,000,000.00	593,824,228.03	USD	150,000,000.00	118,764,845.61
Government Bond 2001-2006	2001	2006	4.350	0
Government Bond 2001-2006	2001	2006	4.500	0							USD	750,000,000.00	593,824,228.03
Government Bond 2002-2006	2002	2006	var.	0							EUR	170,260,000.00	170,260,000.00
Government Bond 2002-2006	2002	2006	4.500	0
Government Bond 2002-2012	2002	2012	3.375	0	CHF	1,000,000,000.00	641,889,723.35
Government Bond 2002-2007	2002	2007	6.500	0	NOK	400,000,000.00	47,539,249.59
Government Bond 2002-2007	2002	2007	4.490	0
Government Bond 2002-2007	2002	2007	6.500	0							NOK	400,000,000.00	47,539,249.59
Government Bond 2002-2012	2002	2012	5.500	0	USD	600,000,000.00	475,059,382.42
Government Bond 2002-2012	2002	2012	5.500	0							USD	600,000,000.00	475,059,382.42
Government Bond 2002-2012	2002	2012	3.644	0
Government Bond 2002-2012	2002	2012	5.161	0
Government Bond 2002-2007	2002	2007	5.000	0	USD	600,000,000.00	475,059,382.42
Government Bond 2002-2007	2002	2007	4.685	0
Government Bond 2002-2007	2002	2007	5.000	0							USD	600,000,000.00	475,059,382.42
Government Bond 2002-2007	2002	2007	3.000	0	CHF	500,000,000.00	320,944,861.67	CHF	300,000,000.00	192,566,917.00
Government Bond 2002-2006	2002	2006	12.000	0	ZAR	300,000,000.00	36,024,785.05
Government Bond 2002-2006	2002	2006	4.550	0
Government Bond 2002-2006	2002	2006	12.000	0							ZAR	300,000,000.00	36,024,785.05
Government Bond 2002-2010	2002	2010	4.375	0	USD	900,000,000.00	712,589,073.63
Government Bond 2002-2010	2002	2010	4.618	0
Government Bond 2002-2010	2002	2010	4.375	0							USD	900,000,000.00	712,589,073.63
Government Bond 2003-2010	2003	2010	2.099	0
Government Bond 2002-2006	2002	2006	3.000	0	USD	750,000,000.00	593,824,228.03	USD	750,000,000.00	593,824,228.03
Government Bond 2002-2006	2002	2006	3.000	0
Government Bond 2002-2006	2002	2006	3.000	0							USD	750,000,000.00	593,824,228.03
Government Bond 2002-2006	2002	2006	var.	0
Government Bond 2002-2006	2002	2006	var.	0							CHF	1,123,850,000.00	721,387,765.58
Government Bond 2003-2010	2003	2010	3.750	0	USD	100,000,000.00	79,176,563.74
Government Bond 2003-2010	2003	2010	3.750	0							USD	100,000,000.00	79,176,563.74
Government Bond 2003-2010	2003	2010	2.120	0
Government Bond 2003-2007	2003	2007	6.000	0	HUF	13,000,000,000.00	49,523,809.52
Government Bond 2003-2007	2003	2007	var.	0
Government Bond 2003-2007	2003	2007	6.000	0							HUF	13,000,000,000.00	49,523,809.52
Government Bond 2003-2013	2003	2013	6.000	0	EUR	50,000,000.00	50,000,000.00
Government Bond 2003-2013	2003	2013	6.000	0							EUR	50,000,000.00	50,000,000.00
Government Bond 2003-2013	2003	2013	2.350	0
Government Bond 2003-2011	2003	2011	3.000	0	USD	75,000,000.00	59,382,422.80
Government Bond 2003-2011	2003	2011	3.000	0							USD	75,000,000.00	59,382,422.80
Government Bond 2003-2011	2003	2011	2.095	0
Government Bond 2003-2007	2003	2007	2.625	0	USD	400,000,000.00	316,706,254.95	USD	200,000,000.00	158,353,127.47
Government Bond 2003-2007	2003	2007	2.625	0							USD	400,000,000.00	316,706,254.95
Government Bond 2003-2007	2003	2007	1.244	0
Government Bond 2003-2007	2003	2007	2.625	0
Government Bond 2003-2007	2003	2007	1.244	0							CHF	272,700,000.00	175,043,327.56
Government Bond 2003-2013	2003	2013	3.000	0	USD	50,000,000.00	39,588,281.87
Government Bond 2003-2013	2003	2013	4.108	0
Government Bond 2003-2013	2003	2013	3.000	0							USD	50,000,000.00	39,588,281.87
Government Bond 2003-2023	2003	2023	2.700	0	EUR	100,000,000.00	100,000,000.00
Government Bond 2003-2010	2003	2010	3.500	0	USD	500,000,000.00	395,882,818.69

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

					Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)		Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 1999-2029	1999	2029	var.	0
Government Bond 1999-2029	1999	2029	4.750	0	GBP	200,000,000.00	283,768,444.95
Government Bond 1999-2029	1999	2029	4.750	0
Government Bond 1999-2009	1999	2009	14.250	0
Government Bond 1999-2009	1999	2009	var.	0	EUR	15,582,392.00	15,582,392.00
Government Bond 1999-2009	1999	2009	var.	0
Government Bond 1999-2009	1999	2009	14.250	0	ZAR	100,000,000.00	12,008,261.68
Government Bond 1999-2009	1999	2009	14.250	0
Government Bond 2001-2006	2001	2006	0.000	0
Government Bond 2001-2006	2001	2006	4.760	0	EUR	242,879,222.00	242,879,222.00
Government Bond 2001-2006	2001	2006	0.000	0
Government Bond 2001-2007	2001	2007	5.625	0
Government Bond 2001-2007	2001	2007	4.858	0	EUR	113,500,000.00	113,500,000.00
Government Bond 2001-2007	2001	2007	5.625	0
Government Bond 2001-2009	2001	2009	5.750	0
Government Bond 2001-2009	2001	2009	5.095	0	EUR	117,000,000.00	117,000,000.00
Government Bond 2001-2009	2001	2009	5.750	0
Government Bond 2001-2006	2001	2006	4.500	0
Government Bond 2001-2006	2001	2006	4.350	0	EUR	823,242,082.87	823,242,082.87
Government Bond 2001-2006	2001	2006	4.500	0
Government Bond 2002-2006	2002	2006	var.	0
Government Bond 2002-2006	2002	2006	4.500	0	USD	150,000,000.00	118,764,845.61
Government Bond 2002-2012	2002	2012	3.375	0
Government Bond 2002-2007	2002	2007	6.500	0
Government Bond 2002-2007	2002	2007	4.490	0	EUR	50,890,585.24	50,890,585.24
Government Bond 2002-2007	2002	2007	6.500	0
Government Bond 2002-2012	2002	2012	5.500	0
Government Bond 2002-2012	2002	2012	5.500	0
Government Bond 2002-2012	2002	2012	3.644	0	CHF	983,310,600.00	631,176,969.00
Government Bond 2002-2012	2002	2012	5.161	0	EUR	18,809,471.12	18,809,471.12
Government Bond 2002-2007	2002	2007	5.000	0
Government Bond 2002-2007	2002	2007	4.685	0	EUR	683,103,765.84	683,103,765.84
Government Bond 2002-2007	2002	2007	5.000	0
Government Bond 2002-2007	2002	2007	3.000	0
Government Bond 2002-2006	2002	2006	12.000	0
Government Bond 2002-2006	2002	2006	4.550	0	EUR	31,120,332.00	31,120,332.00
Government Bond 2002-2006	2002	2006	12.000	0
Government Bond 2002-2010	2002	2010	4.375	0
Government Bond 2002-2010	2002	2010	4.618	0	EUR	515,517,064.00	515,517,064.00
Government Bond 2002-2010	2002	2010	4.375	0
Government Bond 2003-2010	2003	2010	2.099	0	CHF	553,500,000.00	355,285,961.87
Government Bond 2002-2006	2002	2006	3.000	0
Government Bond 2002-2006	2002	2006	3.000	0	USD	750,000,000.00	593,824,228.03
Government Bond 2002-2006	2002	2006	3.000	0
Government Bond 2002-2006	2002	2006	var.	0	CHF	1,123,850,000.00	721,387,765.58
Government Bond 2002-2006	2002	2006	var.	0
Government Bond 2003-2010	2003	2010	3.750	0
Government Bond 2003-2010	2003	2010	3.750	0
Government Bond 2003-2010	2003	2010	2.120	0	CHF	144,500,000.00	92,753,065.02
Government Bond 2003-2007	2003	2007	6.000	0
Government Bond 2003-2007	2003	2007	var.	0	EUR	52,180,032.31	52,180,032.31
Government Bond 2003-2007	2003	2007	6.000	0
Government Bond 2003-2013	2003	2013	6.000	0
Government Bond 2003-2013	2003	2013	6.000	0
Government Bond 2003-2013	2003	2013	2.350	0	CHF	73,400,000.00	47,114,705.69
Government Bond 2003-2011	2003	2011	3.000	0
Government Bond 2003-2011	2003	2011	3.000	0
Government Bond 2003-2011	2003	2011	2.095	0	CHF	101,857,500.00	65,381,282.50
Government Bond 2003-2007	2003	2007	2.625	0
Government Bond 2003-2007	2003	2007	2.625	0
Government Bond 2003-2007	2003	2007	1.244	0	CHF	545,400,000.00	350,086,655.11
Government Bond 2003-2007	2003	2007	2.625	0	USD	200,000,000.00	158,353,127.47
Government Bond 2003-2007	2003	2007	1.244	0
Government Bond 2003-2013	2003	2013	3.000	0
Government Bond 2003-2013	2003	2013	4.108	0	EUR	46,339,202.97	46,339,202.97
Government Bond 2003-2013	2003	2013	3.000	0
Government Bond 2003-2023	2003	2023	2.700	0
Government Bond 2003-2010	2003	2010	3.500	0

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

	Date of Issue	Maturity	Interest Rate (%)		Financial debt before swap			Credit affiliates			Credit swaps
					Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2003-2010	2003	2010	3.680	0
Government Bond 2003-2010	2003	2010	3.500	0							USD	500,000,000.00	395,882,818.69
Government Bond 2003-2013	2003	2013	3.250	0	USD	2,500,000,000.00	1,979,414,093.43
Government Bond 2003-2013	2003	2013	3.470	0
Government Bond 2003-2013	2003	2013	3.250	0							USD	2,500,000,000.00	1,979,414,093.43
Government Bond 2003-2011	2003	2011	0.000	0	USD	543,500,000.00	430,324,623.91
Government Bond 2003-2011	2003	2011	3.538	0
Government Bond 2003-2011	2003	2011	0.000	0							USD	543,500,000.00	430,324,623.91
Government Bond 2003-2007	2003	2007	2.350	0	EUR	50,000,000.00	50,000,000.00
Government Bond 2003-2033	2003	2033	4.000	0	JPY	15,000,000,000.00	111,069,974.08
Government Bond 2003-2033	2003	2033	2.150	0
Government Bond 2003-2033	2003	2033	4.000	0							JPY	15,000,000,000.00	111,069,974.08
Government Bond 2001-2004	2001	2004	5.598	0
Federal Obligation 1999-2012	1999	2012	4.356	1	EUR	250,000,000.00	250,000,000.00	EUR	250,000,000.00	250,000,000.00
Federal Obligation 2002-2008	2002	2008	6.500	1	EUR	109,009,251.26	109,009,251.26
Federal Obligation 2002-2011	2002	2011	6.890	1	EUR	145,345,668.33	145,345,668.33
Federal Obligation 2002-2005	2002	2005	4.570	1	EUR	76,306,475.88	76,306,475.88
Federal Obligation 2002-2006	2002	2006	4.500	1	EUR	76,306,475.87	76,306,475.87
Federal Obligation 1991-2006	1991	2006	11.000	1	EUR	56,793,975.50	56,793,975.50
Federal Obligation 1991-2006	1991	2006	11.000	1							EUR	56,793,976.43	56,793,976.43
Federal Obligation 1991-2006	1991	2006	var.	1
Federal Obligation 1991-2006	1991	2006	9.850	1	EUR	111,749,324.59	111,749,324.59
Federal Obligation 1991-2006	1991	2006	9.850	1							EUR	111,749,339.50	111,749,339.50
Federal Obligation 1991-2006	1991	2006	var.	1
Federal Obligation 1991-2006	1991	2006	9.070	1	EUR	82,903,885.24	82,903,885.24
Federal Obligation 1991-2006	1991	2006	var.	1
Federal Obligation 1991-2006	1991	2006	9.070	1							EUR	82,903,893.55	82,903,893.55
Federal Obligation 1995-2006	1995	2006	0.000	1	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 1996-2008	1996	2008	0.000	1	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 1995-2010	1995	2010	3.200	1	JPY	15,000,000,000.00	111,069,974.08
Federal Obligation 1996-2012	1996	2012	3.230	1	JPY	10,000,000,000.00	74,046,649.39
Federal Obligation 1996-2011	1996	2011	3.360	1	JPY	15,000,000,000.00	111,069,974.08
Federal Obligation 1986-2004	1986	2004	7.500	1	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 1986-2006	1986	2006	7.750	1	ATS	750,000,000.00	54,504,625.63
Federal Obligation 1995-2007	1995	2007	0.000	1	ATS	150,000,000.00	10,900,925.13
Federal Obligation 1995-2005	1995	2005	6.375	1	ATS	40,000,000.00	2,906,913.37
Federal Obligation 1996-2008	1996	2008	6.500	1	ATS	350,000,000.00	25,435,491.96
Federal Obligation 1998-2010	1998	2010	5.200	1	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 2000-2010	2000	2010	6.145	1							EUR	72,500,000.00	72,500,000.00
Federal Obligation 2000-2010	2000	2010	2.095	1
Federal Obligation 1994-2004	1994	2004	5.750	1	ATS	700,000,000.00	50,870,983.92
Federal Obligation 1995-2006	1995	2006	7.600	1	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 1995-2006	1995	2006	7.625	1	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 1995-2006	1995	2006	7.510	1	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 1995-2015	1995	2015	7.250	1	ATS	300,000,000.00	21,801,850.25
Federal Obligation 1995-2015	1995	2015	7.375	1	ATS	250,000,000.00	18,168,208.54
Federal Obligation 1995-2010	1995	2010	7.400	1	ATS	200,000,000.00	14,534,566.83
Federal Obligation 1995-2009	1995	2009	7.188	1	ATS	200,000,000.00	14,534,566.83
Federal Obligation 1996-2010	1996	2010	6.800	1	ATS	300,000,000.00	21,801,850.25
Federal Obligation 1998-2006	1998	2006	4.781	1	ATS	200,000,000.00	14,534,566.83
Federal Obligation 1996-2011	1996	2011	0.000	1	JPY	5,000,000,000.00	37,023,324.69
Federal Obligation 1998-2010	1998	2010	5.200	1	ATS	1,000,000,000.00	72,672,834.17	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 1998-2010	1998	2010	4.500	1	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 2000-2010	2000	2010	6.225	1							EUR	72,500,000.00	72,500,000.00
Federal Obligation 2000-2010	2000	2010	2.150	1
Federal Obligation 2001-2021	2001	2021	4.000	1	JPY	2,000,000,000.00	14,809,329.88
Federal Obligation 2001-2021	2001	2021	5.140	1
Federal Obligation 2001-2021	2001	2021	4.000	1							JPY	2,000,000,000.00	14,809,329.88
Federal Obligation 2001-2021	2001	2021	3.012	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2001-2021	2001	2021	5.080	1
Federal Obligation 2001-2021	2001	2021	3.012	1							JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2001-2031	2001	2031	3.191	1	JPY	3,000,000,000.00	22,213,994.82
Federal Obligation 2001-2031	2001	2031	4.825	1
Federal Obligation 2001-2031	2001	2031	3.191	1							JPY	3,000,000,000.00	22,213,994.82
Federal Obligation 2001-2016	2001	2016	3.210	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2001-2016	2001	2016	4.565	1
Federal Obligation 2001-2016	2001	2016	3.210	1							JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2002-2027	2002	2027	3.526	1	JPY	1,000,000,000.00	7,404,664.94

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

	Date of Issue	Maturity	Interest Rate (%)		Debt swaps			Debt holding of own bonds
					Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2003-2010	2003	2010	3.680	0	EUR	454,959,053.70	454,959,053.70
Government Bond 2003-2010	2003	2010	3.500	0
Government Bond 2003-2013	2003	2013	3.250	0
Government Bond 2003-2013	2003	2013	3.470	0	EUR	2,184,602,669.59	2,184,602,669.59
Government Bond 2003-2013	2003	2013	3.250	0
Government Bond 2003-2011	2003	2011	0.000	0
Government Bond 2003-2011	2003	2011	3.538	0	EUR	480,123,674.91	480,123,674.91
Government Bond 2003-2011	2003	2011	0.000	0
Government Bond 2003-2007	2003	2007	2.350	0
Government Bond 2003-2033	2003	2033	4.000	0
Government Bond 2003-2033	2003	2033	2.150	0	EUR	116,615,700.00	116,615,700.00
Government Bond 2003-2033	2003	2033	4.000	0
Government Bond 2001-2004	2001	2004	5.598	0				EUR	2,148,242,072.44	2,148,242,072.44
Federal Obligation 1999-2012	1999	2012	4.356	1
Federal Obligation 2002-2008	2002	2008	6.500	1
Federal Obligation 2002-2011	2002	2011	6.890	1
Federal Obligation 2002-2005	2002	2005	4.570	1
Federal Obligation 2002-2006	2002	2006	4.500	1
Federal Obligation 1991-2006	1991	2006	11.000	1
Federal Obligation 1991-2006	1991	2006	11.000	1
Federal Obligation 1991-2006	1991	2006	var.	1	CHF	93,136,016.00	59,783,051.54
Federal Obligation 1991-2006	1991	2006	9.850	1
Federal Obligation 1991-2006	1991	2006	9.850	1
Federal Obligation 1991-2006	1991	2006	var.	1	CHF	186,702,133.52	119,842,180.83
Federal Obligation 1991-2006	1991	2006	9.070	1
Federal Obligation 1991-2006	1991	2006	var.	1	CHF	135,953,473.00	87,267,137.17
Federal Obligation 1991-2006	1991	2006	9.070	1
Federal Obligation 1995-2006	1995	2006	0.000	1
Federal Obligation 1996-2008	1996	2008	0.000	1
Federal Obligation 1995-2010	1995	2010	3.200	1
Federal Obligation 1996-2012	1996	2012	3.230	1
Federal Obligation 1996-2011	1996	2011	3.360	1
Federal Obligation 1986-2004	1986	2004	7.500	1				ATS	10,000,000.00	726,728.34
Federal Obligation 1986-2006	1986	2006	7.750	1				ATS	45,000,000.00	3,270,277.54
Federal Obligation 1995-2007	1995	2007	0.000	1
Federal Obligation 1995-2005	1995	2005	6.375	1
Federal Obligation 1996-2008	1996	2008	6.500	1
Federal Obligation 1998-2010	1998	2010	5.200	1
Federal Obligation 2000-2010	2000	2010	6.145	1
Federal Obligation 2000-2010	2000	2010	2.095	1	JPY	7,741,550,000.00	57,323,583.86
Federal Obligation 1994-2004	1994	2004	5.750	1
Federal Obligation 1995-2006	1995	2006	7.600	1
Federal Obligation 1995-2006	1995	2006	7.625	1
Federal Obligation 1995-2006	1995	2006	7.510	1
Federal Obligation 1995-2015	1995	2015	7.250	1
Federal Obligation 1995-2015	1995	2015	7.375	1
Federal Obligation 1995-2010	1995	2010	7.400	1
Federal Obligation 1995-2009	1995	2009	7.188	1
Federal Obligation 1996-2010	1996	2010	6.800	1
Federal Obligation 1998-2006	1998	2006	4.781	1
Federal Obligation 1996-2011	1996	2011	0.000	1
Federal Obligation 1998-2010	1998	2010	5.200	1
Federal Obligation 1998-2010	1998	2010	4.500	1
Federal Obligation 2000-2010	2000	2010	6.225	1
Federal Obligation 2000-2010	2000	2010	2.150	1	JPY	7,745,175,000.00	57,350,425.77
Federal Obligation 2001-2021	2001	2021	4.000	1
Federal Obligation 2001-2021	2001	2021	5.140	1	EUR	18,315,000.00	18,315,000.00
Federal Obligation 2001-2021	2001	2021	4.000	1
Federal Obligation 2001-2021	2001	2021	3.012	1
Federal Obligation 2001-2021	2001	2021	5.080	1	EUR	9,132,400.00	9,132,400.00
Federal Obligation 2001-2021	2001	2021	3.012	1
Federal Obligation 2001-2031	2001	2031	3.191	1
Federal Obligation 2001-2031	2001	2031	4.825	1	EUR	27,473,000.00	27,473,000.00
Federal Obligation 2001-2031	2001	2031	3.191	1
Federal Obligation 2001-2016	2001	2016	3.210	1
Federal Obligation 2001-2016	2001	2016	4.565	1	EUR	9,170,946.00	9,170,946.00
Federal Obligation 2001-2016	2001	2016	3.210	1
Federal Obligation 2002-2027	2002	2027	3.526	1

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

	Date of Issue	Maturity	Interest Rate (%)		Financial Debt before swap			Credit affiliates
					Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding
Federal Obligation 2002-2027	2002	2027	4.940	1
Federal Obligation 2002-2027	2002	2027	3.526	1
Federal Obligation 2002-2017	2002	2017	var.	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2002-2017	2002	2017	4.932	1
Federal Obligation 2002-2017	2002	2017	var.	1
Federal Obligation 2002-2022	2002	2022	3.000	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2002-2022	2002	2022	5.050	1
Federal Obligation 2002-2022	2002	2022	3.000	1
Federal Obligation 2002-2032	2002	2032	4.000	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2002-2032	2002	2032	4.985	1
Federal Obligation 2002-2032	2002	2032	4.000	1
Federal Obligation 2002-2022	2002	2022	3.000	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2002-2022	2002	2022	var.	1
Federal Obligation 2002-2022	2002	2022	3.000	1
Federal Obligation 2002-2022	2002	2022	3.000	1	JPY	1,300,000,000.00	9,626,064.42
Federal Obligation 2002-2022	2002	2022	var.	1
Federal Obligation 2002-2022	2002	2022	3.000	1
Federal Obligation 2002-2032	2002	2032	4.000	1	JPY	2,000,000,000.00	14,809,329.88
Federal Obligation 2002-2032	2002	2032	var.	1
Federal Obligation 2002-2032	2002	2032	4.000	1
Federal Obligation 2002-2027	2002	2027	3.000	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2002-2027	2002	2027	var.	1
Federal Obligation 2002-2027	2002	2027	3.000	1
Federal Obligation 2003-2033	2003	2033	3.500	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2003-2033	2003	2033	4.625	1
Federal Obligation 2003-2033	2003	2033	3.500	1
Federal Obligation 2001-2004	2001	2004	5.904	1
Treasury Bill 2003-2032	2003	2032	var.	2	EUR	500,000,000.00	500,000,000.00
Treasury Bill 1999-2004	1999	2004	var.	2	EUR	25,000,000.00	25,000,000.00
Treasury Bill 1999-2004	1999	2004	var.	2	EUR	185,000,000.00	185,000,000.00
Treasury Bill 1999-2004	1999	2004	var.	2	EUR	185,000,000.00	185,000,000.00
Treasury Bill 1999-2004	1999	2004	var.	2	EUR	185,000,000.00	185,000,000.00
Treasury Bill 1999-2004	1999	2004	var.	2	EUR	185,000,000.00	185,000,000.00
Treasury Bill 2001-2004	2001	2004	var.	2
Loan from Insurance Companies 1999-2009	1999	2009	5.250	3	EUR	20,000,000.00	20,000,000.00
Loan from Insurance Companies 2003-2018	2003	2018	4.350	3	EUR	7,200,000.00	7,200,000.00
Loan from Insurance Companies 2003-2018	2003	2018	4.400	3	EUR	25,000,000.00	25,000,000.00
Loan from Insurance Companies 2003-2018	2003	2018	4.400	3	EUR	20,000,000.00	20,000,000.00
Loan from Insurance Companies 2003-2013	2003	2013	4.250	3	EUR	20,000,000.00	20,000,000.00
Loan from Insurance Companies 1986-2006	1986	2006	6.500	3	ATS	1,170,400,000.00	85,056,285.11
Loan from Insurance Companies 1986-2007	1986	2007	6.000	3	ATS	2,054,800,000.00	149,328,139.65
Loan from Insurance Companies 1987-2007	1987	2007	6.000	3	ATS	2,086,400,000.00	151,624,601.21
Loan from Insurance Companies 1988-2008	1988	2008	5.875	3	ATS	1,719,000,000.00	124,924,601.93
Loan from Insurance Companies 1988-2005	1988	2005	7.125	3	ATS	300,000,000.00	21,801,850.25
Loan from Insurance Companies 1989-2004	1989	2004	4.625	3	ATS	698,900,000.00	50,791,043.80
Loan from Insurance Companies 1989-2005	1989	2005	7.000	3	ATS	2,917,500,000.00	212,022,993.68
Loan from Insurance Companies 1989-2006	1989	2006	7.750	3	ATS	2,995,200,000.00	217,669,672.90
Loan from Insurance Companies 1990-2006	1990	2006	5.500	3	ATS	520,000,000.00	37,789,873.77
Loan from Insurance Companies 1991-2006	1991	2006	5.500	3	ATS	3,293,000,000.00	239,311,642.91
Loan from Insurance Companies 1991-2006	1991	2006	5.125	3	ATS	1,122,600,000.00	81,582,523.64
Loan from Insurance Companies 1992-2007	1992	2007	4.563	3	ATS	918,080,000.00	66,719,475.59
Loan from Insurance Companies 1992-2007	1992	2007	4.563	3	ATS	324,480,000.00	23,580,881.23
Loan from Insurance Companies 1992-2007	1992	2007	4.750	3	ATS	12,000,000.00	872,074.01
Loan from Insurance Companies 1992-2007	1992	2007	4.750	3	ATS	1,501,040,000.00	109,084,831.00
Loan from Insurance Companies 1992-2007	1992	2007	4.563	3	ATS	496,800,000.00	36,103,864.01
Loan from Insurance Companies 1993-2008	1993	2008	3.813	3	ATS	1,079,500,000.00	78,450,324.48
Loan from Insurance Companies 1993-2008	1993	2008	3.813	3	ATS	577,500,000.00	41,968,561.73
Loan from Insurance Companies 1993-2008	1993	2008	3.563	3	ATS	1,112,000,000.00	80,812,191.59
Loan from Insurance Companies 1993-2008	1993	2008	3.438	3	ATS	674,500,000.00	49,017,826.65
Loan from Insurance Companies 1993-2005	1993	2005	6.750	3	ATS	492,000,000.00	35,755,034.41
Loan from Insurance Companies 1993-2008	1993	2008	3.438	3	ATS	519,000,000.00	37,717,200.93
Loan from Insurance Companies 1994-2006	1994	2006	6.250	3	ATS	262,500,000.00	19,076,618.97
Loan from Insurance Companies 1994-2007	1994	2007	4.500	3	ATS	1,512,000,000.00	109,881,325.26
Loan from Insurance Companies 1994-2006	1994	2006	6.063	3	ATS	5,250,000.00	381,532.38
Loan from Insurance Companies 1994-2007	1994	2007	4.750	3	ATS	1,752,000,000.00	127,322,805.46
Loan from Insurance Companies 1994-2006	1994	2006	6.750	3	ATS	975,750,000.00	70,910,517.94
Loan from Insurance Companies 1994-2007	1994	2007	4.875	3	ATS	745,600,000.00	54,184,865.16
Loan from Insurance Companies 1994-2006	1994	2006	7.375	3	ATS	2,127,749,999.99	154,629,622.90

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

	Date of Issue	Maturity	Interest Rate (%)		Credit swaps			Debt swaps			Debt holding of own bonds
					Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (Eur)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (Eur)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (Eur)
Federal Obligation 2002-2027	2002	2027	4.940	1				EUR	8,805,000.00	8,805,000.00
Federal Obligation 2002-2027	2002	2027	3.526	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2002-2017	2002	2017	var.	1
Federal Obligation 2002-2017	2002	2017	4.932	1				EUR	8,470,000.00	8,470,000.00
Federal Obligation 2002-2017	2002	2017	var.	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2002-2022	2002	2022	3.000	1
Federal Obligation 2002-2022	2002	2022	5.050	1				EUR	8,687,000.00	8,687,000.00
Federal Obligation 2002-2022	2002	2022	3.000	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2002-2032	2002	2032	4.000	1
Federal Obligation 2002-2032	2002	2032	4.985	1				EUR	8,520,000.00	8,520,000.00
Federal Obligation 2002-2032	2002	2032	4.000	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2002-2022	2002	2022	3.000	1
Federal Obligation 2002-2022	2002	2022	var.	1				EUR	8,621,000.00	8,621,000.00
Federal Obligation 2002-2022	2002	2022	3.000	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2002-2022	2002	2022	3.000	1
Federal Obligation 2002-2022	2002	2022	var.	1				EUR	11,174,000.00	11,174,000.00
Federal Obligation 2002-2022	2002	2022	3.000	1	JPY	1,300,000,000.00	9,626,064.42
Federal Obligation 2002-2032	2002	2032	4.000	1
Federal Obligation 2002-2032	2002	2032	var.	1				EUR	16,916,000.00	16,916,000.00
Federal Obligation 2002-2032	2002	2032	4.000	1	JPY	2,000,000,000.00	14,809,329.88
Federal Obligation 2002-2027	2002	2027	3.000	1
Federal Obligation 2002-2027	2002	2027	var.	1				EUR	8,270,000.00	8,270,000.00
Federal Obligation 2002-2027	2002	2027	3.000	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2003-2033	2003	2033	3.500	1
Federal Obligation 2003-2033	2003	2033	4.625	1				EUR	7,662,835.25	7,662,835.25
Federal Obligation 2003-2033	2003	2033	3.500	1	JPY	1,000,000,000.00	7,404,664.94
Federal Obligation 2001-2004	2001	2004	5.904	1							EUR	406,000,000.00	406,000,000.00
Treasury Bill 2003-2032	2003	2032	var.	2							EUR	365,655,658.01	365,655,658.01
Treasury Bill 1999-2004	1999	2004	var.	2
Treasury Bill 1999-2004	1999	2004	var.	2
Treasury Bill 1999-2004	1999	2004	var.	2
Treasury Bill 1999-2004	1999	2004	var.	2
Treasury Bill 1999-2004	1999	2004	var.	2
Treasury Bill 2001-2004	2001	2004	var.	2							EUR	300,000,000.00	300,000,000.00
Loan from Insurance Companies 1999-2009	1999	2009	5.250	3
Loan from Insurance Companies 2003-2018	2003	2018	4.350	3
Loan from Insurance Companies 2003-2018	2003	2018	4.400	3
Loan from Insurance Companies 2003-2018	2003	2018	4.400	3
Loan from Insurance Companies 2003-2013	2003	2013	4.250	3
Loan from Insurance Companies 1986-2006	1986	2006	6.500	3
Loan from Insurance Companies 1986-2007	1986	2007	6.000	3
Loan from Insurance Companies 1987-2007	1987	2007	6.000	3
Loan from Insurance Companies 1988-2008	1988	2008	5.875	3
Loan from Insurance Companies 1988-2005	1988	2005	7.125	3
Loan from Insurance Companies 1989-2004	1989	2004	4.625	3
Loan from Insurance Companies 1989-2005	1989	2005	7.000	3
Loan from Insurance Companies 1989-2006	1989	2006	7.750	3
Loan from Insurance Companies 1990-2006	1990	2006	5.500	3
Loan from Insurance Companies 1991-2006	1991	2006	5.500	3
Loan from Insurance Companies 1991-2006	1991	2006	5.125	3
Loan from Insurance Companies 1992-2007	1992	2007	4.563	3
Loan from Insurance Companies 1992-2007	1992	2007	4.563	3
Loan from Insurance Companies 1992-2007	1992	2007	4.750	3
Loan from Insurance Companies 1992-2007	1992	2007	4.750	3
Loan from Insurance Companies 1992-2007	1992	2007	4.563	3
Loan from Insurance Companies 1993-2008	1993	2008	3.813	3
Loan from Insurance Companies 1993-2008	1993	2008	3.813	3
Loan from Insurance Companies 1993-2008	1993	2008	3.563	3
Loan from Insurance Companies 1993-2008	1993	2008	3.438	3
Loan from Insurance Companies 1993-2005	1993	2005	6.750	3
Loan from Insurance Companies 1993-2008	1993	2008	3.438	3
Loan from Insurance Companies 1994-2006	1994	2006	6.250	3
Loan from Insurance Companies 1994-2007	1994	2007	4.500	3
Loan from Insurance Companies 1994-2006	1994	2006	6.063	3
Loan from Insurance Companies 1994-2007	1994	2007	4.750	3
Loan from Insurance Companies 1994-2006	1994	2006	6.750	3
Loan from Insurance Companies 1994-2007	1994	2007	4.875	3
Loan from Insurance Companies 1994-2006	1994	2006	7.375	3

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

	Date of Issue	Maturity	Interest Rate (%)		Financial debt before swap			Credit affiliates			Credit swaps
					Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurance Companies 1994-2007	1994	2007	5.125	3	ATS	9,600,000.00	697,659.21
Loan from Insurance Companies 1994-2009	1994	2009	7.800	3	ATS	2,806,500,000.00	203,956,309.09
Loan from Insurance Companies 1994-2009	1994	2009	4.438	3	ATS	193,500,000.00	14,062,193.41
Loan from Insurance Companies 1994-2009	1994	2009	5.000	3	ATS	30,000,000.00	2,180,185.03
Loan from Insurance Companies 1994-2006	1994	2006	8.000	3	ATS	4,122,000,000.00	299,557,422.44
Loan from Insurance Companies 1995-2006	1995	2006	8.000	3	ATS	802,000,000.00	58,283,613.00
Loan from Insurance Companies 1995-2009	1995	2009	5.000	3	ATS	8,000,000.00	581,382.67
Loan from Insurance Companies 1995-2007	1995	2007	7.950	3	ATS	13,043,000,000.00	947,871,776.05
Loan from Insurance Companies 1995-2010	1995	2010	5.188	3	ATS	51,000,000.00	3,706,314.54
Loan from Insurance Companies 1995-2009	1995	2009	7.700	3	ATS	2,949,000,000.00	214,312,187.96
Loan from Insurance Companies 1995-2010	1995	2010	5.313	3	ATS	65,000,000.00	4,723,734.22
Loan from Insurance Companies 1995-2010	1995	2010	7.400	3	ATS	1,955,500,000.00	142,111,727.22
Loan from Insurance Companies 1995-2010	1995	2010	5.438	3	ATS	22,500,000.00	1,635,138.77
Loan from Insurance Companies 1995-2009	1995	2009	7.400	3	ATS	2,561,000,000.00	186,115,128.30
Loan from Insurance Companies 1995-2010	1995	2010	5.563	3	ATS	14,000,000.00	1,017,419.68
Loan from Insurance Companies 1995-2010	1995	2010	7.250	3	ATS	2,552,000,000.00	185,461,072.80
Loan from Insurance Companies 1995-2010	1995	2010	5.688	3	ATS	26,000,000.00	1,889,493.69
Loan from Insurance Companies 1995-2010	1995	2010	7.188	3	ATS	1,451,000,000.00	105,448,282.38
Loan from Insurance Companies 1995-2010	1995	2010	5.750	3	ATS	20,000,000.00	1,453,456.68
Loan from Insurance Companies 1995-2005	1995	2005	6.750	3	ATS	230,600,000.00	16,758,355.56
Loan from Insurance Companies 1995-2010	1995	2010	7.188	3	ATS	1,443,500,000.00	104,903,236.12
Loan from Insurance Companies 1995-2010	1995	2010	7.000	3	ATS	250,000,000.00	18,168,208.54
Loan from Insurance Companies 1995-2005	1995	2005	6.500	3	ATS	242,000,000.00	17,586,825.87
Loan from Insurance Companies 1995-2010	1995	2010	6.875	3	ATS	1,979,000,000.00	143,819,538.82
Loan from Insurance Companies 1996-2006	1996	2006	6.200	3	ATS	240,000,000.00	17,441,480.20
Loan from Insurance Companies 1996-2011	1996	2011	6.700	3	ATS	1,107,000,000.00	80,448,827.42
Loan from Insurance Companies 1996-2006	1996	2006	6.063	3	ATS	246,600,000.00	17,921,120.91
Loan from Insurance Companies 1996-2011	1996	2011	6.500	3	ATS	2,089,000,000.00	151,813,550.58
Loan from Insurance Companies 1996-2006	1996	2006	6.500	3	ATS	364,200,000.00	26,467,446.20
Loan from Insurance Companies 1996-2011	1996	2011	6.875	3	ATS	1,393,000,000.00	101,233,258.00
Loan from Insurance Companies 1996-2006	1996	2006	6.400	3	ATS	379,800,000.00	27,601,142.42
Loan from Insurance Companies 1996-2011	1996	2011	6.800	3	ATS	1,897,000,000.00	137,860,366.42
Loan from Insurance Companies 1996-2004	1996	2004	6.125	3	ATS	1,066,200,000.00	77,483,775.79
Loan from Insurance Companies 1996-2012	1996	2012	6.850	3	ATS	3,972,000,000.00	288,656,497.31
Loan from Insurance Companies 1996-2012	1996	2012	6.938	3	ATS	2,725,000,000.00	198,033,473.11
Loan from Insurance Companies 1996-2012	1996	2012	6.900	3	ATS	200,000,000.00	14,534,566.83
Loan from Insurance Companies 1996-2006	1996	2006	6.450	3	ATS	1,830,600,000.00	133,034,890.23
Loan from Insurance Companies 1996-2011	1996	2011	6.625	3	ATS	995,000,000.00	72,309,470.00
Loan from Insurance Companies 1996-2006	1996	2006	6.063	3	ATS	531,000,000.00	38,589,274.94
Loan from Insurance Companies 1996-2011	1996	2011	6.300	3	ATS	450,000,000.00	32,702,775.38
Loan from Insurance Companies 1996-2006	1996	2006	6.100	3	ATS	423,000,000.00	30,740,608.85
Loan from Insurance Companies 1996-2011	1996	2011	6.350	3	ATS	255,000,000.00	18,531,572.71
Loan from Insurance Companies 1997-2007	1997	2007	5.650	3	ATS	113,600,000.00	8,255,633.96
Loan from Insurance Companies 1997-2012	1997	2012	6.000	3	ATS	570,000,000.00	41,423,515.48
Loan from Insurance Companies 1997-2007	1997	2007	5.600	3	ATS	800,000,000.00	58,138,267.33
Loan from Insurance Companies 1997-2007	1997	2007	5.300	3	ATS	165,040,000.00	11,993,924.55
Loan from Insurance Companies 1997-2005	1997	2005	5.000	3	ATS	41,200,000.00	2,994,120.77
Loan from Insurance Companies 1997-2005	1997	2005	4.900	3	ATS	40,000,000.00	2,906,913.37
Loan from Insurance Companies 1997-2005	1997	2005	5.063	3	ATS	2,000,000.00	145,345.67
Loan from Insurance Companies 1997-2005	1997	2005	5.350	3	ATS	2,000,000.00	145,345.67
Loan from Insurance Companies 1998-2007	1998	2007	5.063	3	ATS	33,000,000.00	2,398,203.53
Loan from Insurance Companies 1998-2006	1998	2006	5.000	3	ATS	8,000,000.00	581,382.67
Loan from Insurance Companies 1998-2007	1998	2007	4.900	3	ATS	3,000,000.00	218,018.50
Loan from Insurance Companies 1998-2006	1998	2006	4.813	3	ATS	42,000,000.00	3,052,259.04
Loan from Insurance Companies 1998-2008	1998	2008	4.688	3	ATS	100,000,000.00	7,267,283.42
Loan from Insurance Companies 1998-2008	1998	2008	4.250	3	ATS	290,000,000.00	21,075,121.91
Loan from Banks 1999-2007	1999	2007	3.700	4	EUR	110,000,000.00	110,000,000.00
Loan from Banks 1999-2007	1999	2007	3.900	4	EUR	75,000,000.00	75,000,000.00
Loan from Banks 1999-2007	1999	2007	3.800	4	EUR	15,000,000.00	15,000,000.00
Loan from Banks 1999-2007	1999	2007	4.250	4	EUR	12,000,000.00	12,000,000.00
Loan from Banks 1999-2007	1999	2007	4.650	4	EUR	110,000,000.00	110,000,000.00
Loan from Banks 1999-2006	1999	2006	4.525	4	EUR	24,265,419.44	24,265,419.44	EUR	24,265,419.44	24,265,419.44
Loan from Banks 1999-2007	1999	2007	4.950	4	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2000-2008	2000	2008	5.600	4	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2000-2009	2000	2009	5.438	4	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2000-2009	2000	2009	5.375	4	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2000-2010	2000	2010	5.450	4	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2000-2007	2000	2007	6.950	4	EUR	87,180,000.00	87,180,000.00	EUR	87,180,000.00	87,180,000.00

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

	Date of Issue	Maturity	Interest Rate (%)		Debt swaps			Debt holding of own bonds
					Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurance Companies 1994-2007	1994	2007	5.125	3
Loan from Insurance Companies 1994-2009	1994	2009	7.800	3
Loan from Insurance Companies 1994-2009	1994	2009	4.438	3
Loan from Insurance Companies 1994-2009	1994	2009	5.000	3
Loan from Insurance Companies 1994-2006	1994	2006	8.000	3
Loan from Insurance Companies 1995-2006	1995	2006	8.000	3
Loan from Insurance Companies 1995-2009	1995	2009	5.000	3
Loan from Insurance Companies 1995-2007	1995	2007	7.950	3
Loan from Insurance Companies 1995-2010	1995	2010	5.188	3
Loan from Insurance Companies 1995-2009	1995	2009	7.700	3
Loan from Insurance Companies 1995-2010	1995	2010	5.313	3
Loan from Insurance Companies 1995-2010	1995	2010	7.400	3
Loan from Insurance Companies 1995-2010	1995	2010	5.438	3
Loan from Insurance Companies 1995-2009	1995	2009	7.400	3
Loan from Insurance Companies 1995-2010	1995	2010	5.563	3
Loan from Insurance Companies 1995-2010	1995	2010	7.250	3
Loan from Insurance Companies 1995-2010	1995	2010	5.688	3
Loan from Insurance Companies 1995-2010	1995	2010	7.188	3
Loan from Insurance Companies 1995-2010	1995	2010	5.750	3
Loan from Insurance Companies 1995-2005	1995	2005	6.750	3
Loan from Insurance Companies 1995-2010	1995	2010	7.188	3
Loan from Insurance Companies 1995-2010	1995	2010	7.000	3
Loan from Insurance Companies 1995-2005	1995	2005	6.500	3
Loan from Insurance Companies 1995-2010	1995	2010	6.875	3
Loan from Insurance Companies 1996-2006	1996	2006	6.200	3
Loan from Insurance Companies 1996-2011	1996	2011	6.700	3
Loan from Insurance Companies 1996-2006	1996	2006	6.063	3
Loan from Insurance Companies 1996-2011	1996	2011	6.500	3
Loan from Insurance Companies 1996-2006	1996	2006	6.500	3
Loan from Insurance Companies 1996-2011	1996	2011	6.875	3
Loan from Insurance Companies 1996-2006	1996	2006	6.400	3
Loan from Insurance Companies 1996-2011	1996	2011	6.800	3
Loan from Insurance Companies 1996-2004	1996	2004	6.125	3
Loan from Insurance Companies 1996-2012	1996	2012	6.850	3
Loan from Insurance Companies 1996-2012	1996	2012	6.938	3
Loan from Insurance Companies 1996-2012	1996	2012	6.900	3
Loan from Insurance Companies 1996-2006	1996	2006	6.450	3
Loan from Insurance Companies 1996-2011	1996	2011	6.625	3
Loan from Insurance Companies 1996-2006	1996	2006	6.063	3
Loan from Insurance Companies 1996-2011	1996	2011	6.300	3
Loan from Insurance Companies 1996-2006	1996	2006	6.100	3
Loan from Insurance Companies 1996-2011	1996	2011	6.350	3
Loan from Insurance Companies 1997-2007	1997	2007	5.650	3
Loan from Insurance Companies 1997-2012	1997	2012	6.000	3
Loan from Insurance Companies 1997-2007	1997	2007	5.600	3
Loan from Insurance Companies 1997-2007	1997	2007	5.300	3
Loan from Insurance Companies 1997-2005	1997	2005	5.000	3
Loan from Insurance Companies 1997-2005	1997	2005	4.900	3
Loan from Insurance Companies 1997-2005	1997	2005	5.063	3
Loan from Insurance Companies 1997-2005	1997	2005	5.350	3
Loan from Insurance Companies 1998-2007	1998	2007	5.063	3
Loan from Insurance Companies 1998-2006	1998	2006	5.000	3
Loan from Insurance Companies 1998-2007	1998	2007	4.900	3
Loan from Insurance Companies 1998-2006	1998	2006	4.813	3
Loan from Insurance Companies 1998-2008	1998	2008	4.688	3
Loan from Insurance Companies 1998-2008	1998	2008	4.250	3
Loan from Banks 1999-2007	1999	2007	3.700	4
Loan from Banks 1999-2007	1999	2007	3.900	4
Loan from Banks 1999-2007	1999	2007	3.800	4
Loan from Banks 1999-2007	1999	2007	4.250	4
Loan from Banks 1999-2007	1999	2007	4.650	4
Loan from Banks 1999-2006	1999	2006	4.525	4
Loan from Banks 1999-2007	1999	2007	4.950	4
Loan from Banks 2000-2008	2000	2008	5.600	4
Loan from Banks 2000-2009	2000	2009	5.438	4
Loan from Banks 2000-2009	2000	2009	5.375	4
Loan from Banks 2000-2010	2000	2010	5.450	4
Loan from Banks 2000-2007	2000	2007	6.950	4

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

					Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)		Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2000-2007	2000	2007	var.	4	EUR	72,670,000.00	72,670,000.00	EUR	72,670,000.00	72,670,000.00
Loan from Banks 2000-2004	2000	2004	6.500	4	EUR	18,160,000.00	18,160,000.00	EUR	18,160,000.00	18,160,000.00
Loan from Banks 2000-2008	2000	2008	6.975	4	EUR	109,000,000.00	109,000,000.00	EUR	109,000,000.00	109,000,000.00
Loan from Banks 2000-2006	2000	2006	var.	4	EUR	72,670,000.00	72,670,000.00	EUR	72,670,000.00	72,670,000.00
Loan from Banks 2001-2011	2001	2011	5.000	4	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2001-2009	2001	2009	5.100	4	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2001-2011	2001	2011	5.280	4	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2001-2011	2001	2011	5.000	4	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2002-2008	2002	2008	5.500	4	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2002-2004	2002	2004	4.600	4	EUR	109,009,251.25	109,009,251.25
Loan from Banks 2002-2009	2002	2009	4.800	4	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2002-2008	2002	2008	5.500	4	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2002-2007	2002	2007	4.950	4	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2002-2008	2002	2008	5.300	4	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2002-2009	2002	2009	5.010	4	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2002-2010	2002	2010	4.870	4	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2002-2009	2002	2009	4.000	4	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2002-2009	2002	2009	5.125	4	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2002-2010	2002	2010	5.625	4	EUR	21,801,850.25	21,801,850.25
Loan from Banks 2002-2012	2002	2012	4.900	4	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2002-2010	2002	2010	5.250	4	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2002-2010	2002	2010	5.000	4	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2002-2010	2002	2010	4.325	4	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2003-2013	2003	2013	3.780	4	EUR	70,000,000.00	70,000,000.00
Loan from Banks 1996-2008	1996	2008	0.000	4	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1988-2005	1988	2005	5.400	4	JPY	5,000,000,000.00	37,023,324.69
Loan from Banks 1993-2005	1993	2005	4.875	4	JPY	10,000,000,000.00	74,046,649.39
Loan from Banks 1994-2006	1994	2006	3.800	4	JPY	5,000,000,000.00	37,023,324.69
Loan from Banks 1994-2006	1994	2006	3.500	4	JPY	5,000,000,000.00	37,023,324.69
Loan from Banks 1994-2014	1994	2014	4.000	4	JPY	10,000,000,000.00	74,046,649.39
Loan from Banks 1994-2009	1994	2009	3.750	4	JPY	10,000,000,000.00	74,046,649.39
Loan from Banks 1995-2007	1995	2007	4.850	4	JPY	10,000,000,000.00	74,046,649.39
Loan from Banks 1995-2005	1995	2005	4.230	4	JPY	5,000,000,000.00	37,023,324.69
Loan from Banks 1994-2024	1994	2024	6.500	4	DEM	50,000,000.00	25,564,594.06
Loan from Banks 1995-2024	1995	2024	6.500	4	DEM	630,000,000.00	322,113,885.15
Loan from Banks 1981-2006	1981	2006	3.400	4	ATS	90,000,000.00	6,540,555.08
Loan from Banks 1995-2024	1995	2024	6.250	4	DEM	89,310,000.00	45,663,477.91
Loan from Banks 1995-2024	1995	2024	6.070	4	DEM	44,503,782.82	22,754,422.84
Loan from Banks 1996-2024	1996	2024	6.380	4	DEM	50,000,000.00	25,564,594.06
Loan from Banks 1984-2004	1984	2004	3.900	4	ATS	12,000,000.00	872,074.01
Loan from Banks 1984-2004	1984	2004	5.600	4	ATS	360,000,000.00	26,162,220.30
Loan from Banks 1984-2004	1984	2004	6.900	4	ATS	330,000,000.00	23,982,035.28
Loan from Banks 1984-2004	1984	2004	4.000	4	ATS	265,300,000.00	19,280,102.90
Loan from Banks 1984-2009	1984	2009	6.700	4	ATS	900,000,000.00	65,405,550.75
Loan from Banks 1984-2004	1984	2004	3.875	4	ATS	80,000,000.00	5,813,826.73
Loan from Banks 1985-2015	1985	2015	5.700	4	ATS	2,959,999,999.99	215,111,589.14
Loan from Banks 1985-2005	1985	2005	3.750	4	ATS	59,000,000.00	4,287,697.22
Loan from Banks 1985-2015	1985	2015	6.800	4	ATS	399,998,000.00	29,068,988.32
Loan from Banks 1985-2015	1985	2015	6.700	4	ATS	1,500,000,000.00	109,009,251.25
Loan from Banks 1985-2006	1985	2006	3.750	4	ATS	114,600,000.00	8,328,306.80
Loan from Banks 1985-2015	1985	2015	6.700	4	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1985-2006	1985	2006	3.875	4	ATS	167,400,000.00	12,165,432.44
Loan from Banks 1985-2015	1985	2015	7.250	4	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1985-2006	1985	2006	3.750	4	ATS	9,000,000.00	654,055.51
Loan from Banks 1986-2016	1986	2016	6.500	4	ATS	3,500,000,000.00	254,354,919.59
Loan from Banks 1986-2011	1986	2011	3.875	4	ATS	1,504,000,000.00	109,299,942.59
Loan from Banks 1986-2016	1986	2016	7.125	4	ATS	3,000,000,000.00	218,018,502.50
Loan from Banks 1986-2016	1986	2016	6.875	4	ATS	3,000,000,000.00	218,018,502.50
Loan from Banks 1986-2011	1986	2011	4.000	4	ATS	160,000,000.00	11,627,653.47
Loan from Banks 1986-2016	1986	2016	7.000	4	ATS	1,700,000,000.00	123,543,818.09
Loan from Banks 1987-2012	1987	2012	3.875	4	ATS	3,519,000,000.00	255,735,703.44
Loan from Banks 1987-2012	1987	2012	3.875	4	ATS	3,469,500,000.00	252,138,398.15
Loan from Banks 1988-2004	1988	2004	4.600	4	ATS	735,000,000.00	53,414,533.11
Loan from Banks 1988-2005	1988	2005	7.125	4	ATS	1,500,000,000.00	109,009,251.25
Loan from Banks 1988-2006	1988	2006	7.125	4	ATS	400,000,000.00	29,069,133.67
Loan from Banks 1988-2004	1988	2004	3.400	4	ATS	40,000,000.00	2,906,913.37
Loan from Banks 1988-2004	1988	2004	7.000	4	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1988-2006	1988	2006	7.000	4	ATS	750,000,000.00	54,504,625.63

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

					Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)		Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2000-2007	2000	2007	var.	4
Loan from Banks 2000-2004	2000	2004	6.500	4
Loan from Banks 2000-2008	2000	2008	6.975	4
Loan from Banks 2000-2006	2000	2006	var.	4
Loan from Banks 2001-2011	2001	2011	5.000	4
Loan from Banks 2001-2009	2001	2009	5.100	4
Loan from Banks 2001-2011	2001	2011	5.280	4
Loan from Banks 2001-2011	2001	2011	5.000	4
Loan from Banks 2002-2008	2002	2008	5.500	4
Loan from Banks 2002-2004	2002	2004	4.600	4
Loan from Banks 2002-2009	2002	2009	4.800	4
Loan from Banks 2002-2008	2002	2008	5.500	4
Loan from Banks 2002-2007	2002	2007	4.950	4
Loan from Banks 2002-2008	2002	2008	5.300	4
Loan from Banks 2002-2009	2002	2009	5.010	4
Loan from Banks 2002-2010	2002	2010	4.870	4
Loan from Banks 2002-2009	2002	2009	4.000	4
Loan from Banks 2002-2009	2002	2009	5.125	4
Loan from Banks 2002-2010	2002	2010	5.625	4
Loan from Banks 2002-2012	2002	2012	4.900	4
Loan from Banks 2002-2010	2002	2010	5.250	4
Loan from Banks 2002-2010	2002	2010	5.000	4
Loan from Banks 2002-2010	2002	2010	4.325	4
Loan from Banks 2003-2013	2003	2013	3.780	4
Loan from Banks 1996-2008	1996	2008	0.000	4
Loan from Banks 1988-2005	1988	2005	5.400	4
Loan from Banks 1993-2005	1993	2005	4.875	4
Loan from Banks 1994-2006	1994	2006	3.800	4
Loan from Banks 1994-2006	1994	2006	3.500	4
Loan from Banks 1994-2014	1994	2014	4.000	4
Loan from Banks 1994-2009	1994	2009	3.750	4
Loan from Banks 1995-2007	1995	2007	4.850	4
Loan from Banks 1995-2005	1995	2005	4.230	4
Loan from Banks 1994-2024	1994	2024	6.500	4
Loan from Banks 1995-2024	1995	2024	6.500	4
Loan from Banks 1981-2006	1981	2006	3.400	4
Loan from Banks 1995-2024	1995	2024	6.250	4
Loan from Banks 1995-2024	1995	2024	6.070	4
Loan from Banks 1996-2024	1996	2024	6.380	4
Loan from Banks 1984-2004	1984	2004	3.900	4
Loan from Banks 1984-2004	1984	2004	5.600	4
Loan from Banks 1984-2004	1984	2004	6.900	4
Loan from Banks 1984-2004	1984	2004	4.000	4
Loan from Banks 1984-2009	1984	2009	6.700	4
Loan from Banks 1984-2004	1984	2004	3.875	4
Loan from Banks 1985-2015	1985	2015	5.700	4
Loan from Banks 1985-2005	1985	2005	3.750	4
Loan from Banks 1985-2015	1985	2015	6.800	4
Loan from Banks 1985-2015	1985	2015	6.700	4
Loan from Banks 1985-2006	1985	2006	3.750	4
Loan from Banks 1985-2015	1985	2015	6.700	4
Loan from Banks 1985-2006	1985	2006	3.875	4
Loan from Banks 1985-2015	1985	2015	7.250	4
Loan from Banks 1985-2006	1985	2006	3.750	4
Loan from Banks 1986-2016	1986	2016	6.500	4
Loan from Banks 1986-2011	1986	2011	3.875	4
Loan from Banks 1986-2016	1986	2016	7.125	4
Loan from Banks 1986-2016	1986	2016	6.875	4
Loan from Banks 1986-2011	1986	2011	4.000	4
Loan from Banks 1986-2016	1986	2016	7.000	4
Loan from Banks 1987-2012	1987	2012	3.875	4
Loan from Banks 1987-2012	1987	2012	3.875	4
Loan from Banks 1988-2004	1988	2004	4.600	4
Loan from Banks 1988-2005	1988	2005	7.125	4
Loan from Banks 1988-2006	1988	2006	7.125	4
Loan from Banks 1988-2004	1988	2004	3.400	4
Loan from Banks 1988-2004	1988	2004	7.000	4
Loan from Banks 1988-2006	1988	2006	7.000	4

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

	Date of Issue	Maturity	Interest Rate (%)		Financial debt before swap			Credit affiliates			Credit swaps
					Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 1988-2005	1988	2005	6.900	4	ATS	600,000,000.00	43,603,700.50
Loan from Banks 1988-2006	1988	2006	7.000	4	ATS	150,000,000.00	10,900,925.13
Loan from Banks 1988-2006	1988	2006	7.000	4	ATS	300,000,000.00	21,801,850.25
Loan from Banks 1989-2007	1989	2007	7.000	4	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1989-2007	1989	2007	7.000	4	ATS	100,000,000.00	7,267,283.42
Loan from Banks 1989-2007	1989	2007	7.000	4	ATS	700,000,000.00	50,870,983.92
Loan from Banks 1989-2007	1989	2007	7.000	4	ATS	550,000,000.00	39,970,058.79
Loan from Banks 1989-2007	1989	2007	7.000	4	ATS	250,000,000.00	18,168,208.54
Loan from Banks 1989-2004	1989	2004	7.125	4	ATS	100,000,000.00	7,267,283.42
Loan from Banks 1994-2004	1994	2004	4.500	4	JPY	10,000,000,000.00	74,046,649.39
Loan from Banks 1989-2004	1989	2004	7.125	4	ATS	140,000,000.00	10,174,196.78
Loan from Banks 1994-2004	1994	2004	4.400	4	JPY	5,000,000,000.00	37,023,324.69
Loan from Banks 1989-2004	1989	2004	7.250	4	ATS	270,000,000.00	19,621,665.23
Loan from Banks 1994-2004	1994	2004	4.540	4	JPY	10,000,000,000.00	74,046,649.39
Loan from Banks 1989-2007	1989	2007	7.375	4	ATS	240,000,000.00	17,441,480.20
Loan from Banks 1994-2004	1994	2004	4.400	4	JPY	9,000,000,000.00	66,641,984.45
Loan from Banks 1989-2004	1989	2004	7.250	4	ATS	100,000,000.00	7,267,283.42
Loan from Banks 1995-2007	1995	2007	5.105	4	JPY	10,000,000,000.00	74,046,649.39
Loan from Banks 1989-2007	1989	2007	7.250	4	ATS	160,000,000.00	11,627,653.47
Loan from Banks 1989-2007	1989	2007	7.250	4	ATS	280,000,000.00	20,348,393.57
Loan from Banks 1989-2009	1989	2009	7.375	4	ATS	750,000,000.00	54,504,625.63
Loan from Banks 1989-2005	1989	2005	7.250	4	ATS	350,000,000.00	25,435,491.96
Loan from Banks 1989-2005	1989	2005	7.250	4	ATS	100,000,000.00	7,267,283.42
Loan from Banks 1989-2004	1989	2004	7.750	4	ATS	600,000,000.00	43,603,700.50
Loan from Banks 1989-2005	1989	2005	7.750	4	ATS	200,000,000.00	14,534,566.83
Loan from Banks 1993-2007	1993	2007	5.000	4	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1995-2006	1995	2006	7.900	4	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1995-2005	1995	2005	7.750	4	ATS	405,000,000.00	29,432,497.84
Loan from Banks 1995-2007	1995	2007	7.600	4	ATS	750,000,000.00	54,504,625.63
Loan from Banks 1995-2010	1995	2010	5.195	4	ATS	650,000,000.00	47,237,342.21
Loan from Banks 1995-2010	1995	2010	5.545	4	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1995-2006	1995	2006	7.000	4	ATS	2,000,000,000.00	145,345,668.34
Loan from Banks 1995-2007	1995	2007	7.000	4	ATS	750,000,000.00	54,504,625.63
Loan from Banks 1995-2010	1995	2010	7.188	4	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1995-2006	1995	2006	7.125	4	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1996-2008	1996	2008	6.250	4	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1996-2008	1996	2008	6.250	4	ATS	2,000,000,000.00	145,345,668.34
Loan from Banks 1996-2008	1996	2008	6.250	4	ATS	1,562,500,000.00	113,551,303.39
Loan from Banks 1996-2008	1996	2008	6.850	4	ATS	2,000,000,000.00	145,345,668.34
Loan from Banks 1996-2007	1996	2007	6.300	4	ATS	285,500,000.00	20,748,094.15
Loan from Banks 1996-2008	1996	2008	6.500	4	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1996-2008	1996	2008	6.350	4	ATS	1,500,000,000.00	109,009,251.25
Loan from Banks 1997-2009	1997	2009	5.700	4	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1997-2009	1997	2009	5.700	4	ATS	1,500,000,000.00	109,009,251.25
Loan from Banks 1997-2009	1997	2009	6.063	4	ATS	2,000,000,000.00	145,345,668.34
Loan from Banks 1997-2009	1997	2009	6.000	4	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1997-2005	1997	2005	5.375	4	ATS	2,000,000,000.00	145,345,668.34
Loan from Banks 1998-2004	1998	2004	4.450	4	ATS	30,000,000.00	2,180,185.03
Loan from Banks 1998-2004	1998	2004	4.450	4	ATS	30,000,000.00	2,180,185.03
Loan from Banks 1998-2005	1998	2005	4.950	4	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1998-2007	1998	2007	4.400	4	ATS	600,000,000.00	43,603,700.50	ATS	550,000,000.00	39,970,058.79
Loan from Banks 1998-2007	1998	2007	4.050	4	ATS	1,500,000,000.00	109,009,251.25	ATS	400,000,000.00	29,069,133.67
Loan from Banks 1998-2005	1998	2005	4.570	4	ATS	700,000,000.00	50,870,983.92
Loan from Banks 1998-2006	1998	2006	4.500	4	ATS	600,000,000.00	43,603,700.50
Loan from Banks 2003-2013	2003	2013	4.750	4
Loan from Banks 2003-2013	2003	2013	4.750	4							USD	575,000,000.00	455,265,241.49
Loan from Banks 2000-2013	2000	2013	2.810	4
Loan from Banks 2000-2013	2000	2013	2.810	4							JPY	17,709,599,927.00	131,133,653.66
Loan from Banks 2001-2004	2001	2004	3.890	4
Loan from Banks 2001-2004	2001	2004	3.890	4							CHF	2,697,402.99	1,731,435.26
Loan from Banks 2003-2013	2003	2013	var.	4
Loan from Banks 2003-2013	2003	2013	var.	4							USD	600,000,000.00	475,059,382.42
Loan from Banks 2001-2005	2001	2005	3.170	4
Loan from Banks 2001-2005	2001	2005	3.170	4							CHF	69,199,549.52	44,418,479.70
Loan from Banks 2003-2008	2003	2008	var.	4
Loan from Banks 2003-2008	2003	2008	var.	4							JPY	6,549,000,000.00	48,493,150.68
Loan 2003-2004	2003	2004	var.	5	EUR	190,000,000.00	190,000,000.00
Loan 2003-2004	2003	2004	var.	5	EUR	260,000,000.00	260,000,000.00

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

					Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)		Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 1988-2005	1988	2005	6.900	4
Loan from Banks 1988-2006	1988	2006	7.000	4
Loan from Banks 1988-2006	1988	2006	7.000	4
Loan from Banks 1989-2007	1989	2007	7.000	4
Loan from Banks 1989-2007	1989	2007	7.000	4
Loan from Banks 1989-2007	1989	2007	7.000	4
Loan from Banks 1989-2007	1989	2007	7.000	4
Loan from Banks 1989-2007	1989	2007	7.000	4
Loan from Banks 1989-2004	1989	2004	7.125	4
Loan from Banks 1994-2004	1994	2004	4.500	4
Loan from Banks 1989-2004	1989	2004	7.125	4
Loan from Banks 1994-2004	1994	2004	4.400	4
Loan from Banks 1989-2004	1989	2004	7.250	4
Loan from Banks 1994-2004	1994	2004	4.540	4
Loan from Banks 1989-2007	1989	2007	7.375	4
Loan from Banks 1994-2004	1994	2004	4.400	4
Loan from Banks 1989-2004	1989	2004	7.250	4
Loan from Banks 1995-2007	1995	2007	5.105	4
Loan from Banks 1989-2007	1989	2007	7.250	4
Loan from Banks 1989-2007	1989	2007	7.250	4
Loan from Banks 1989-2009	1989	2009	7.375	4
Loan from Banks 1989-2005	1989	2005	7.250	4
Loan from Banks 1989-2005	1989	2005	7.250	4
Loan from Banks 1989-2004	1989	2004	7.750	4
Loan from Banks 1989-2005	1989	2005	7.750	4
Loan from Banks 1993-2007	1993	2007	5.000	4
Loan from Banks 1995-2006	1995	2006	7.900	4
Loan from Banks 1995-2005	1995	2005	7.750	4
Loan from Banks 1995-2007	1995	2007	7.600	4
Loan from Banks 1995-2010	1995	2010	5.195	4
Loan from Banks 1995-2010	1995	2010	5.545	4
Loan from Banks 1995-2006	1995	2006	7.000	4
Loan from Banks 1995-2007	1995	2007	7.000	4
Loan from Banks 1995-2010	1995	2010	7.188	4
Loan from Banks 1995-2006	1995	2006	7.125	4
Loan from Banks 1996-2008	1996	2008	6.250	4
Loan from Banks 1996-2008	1996	2008	6.250	4
Loan from Banks 1996-2008	1996	2008	6.250	4
Loan from Banks 1996-2008	1996	2008	6.850	4
Loan from Banks 1996-2007	1996	2007	6.300	4
Loan from Banks 1996-2008	1996	2008	6.500	4
Loan from Banks 1996-2008	1996	2008	6.350	4
Loan from Banks 1997-2009	1997	2009	5.700	4
Loan from Banks 1997-2009	1997	2009	5.700	4
Loan from Banks 1997-2009	1997	2009	6.063	4
Loan from Banks 1997-2009	1997	2009	6.000	4
Loan from Banks 1997-2005	1997	2005	5.375	4
Loan from Banks 1998-2004	1998	2004	4.450	4
Loan from Banks 1998-2004	1998	2004	4.450	4
Loan from Banks 1998-2005	1998	2005	4.950	4
Loan from Banks 1998-2007	1998	2007	4.400	4
Loan from Banks 1998-2007	1998	2007	4.050	4
Loan from Banks 1998-2005	1998	2005	4.570	4
Loan from Banks 1998-2006	1998	2006	4.500	4
Loan from Banks 2003-2013	2003	2013	4.750	4	USD	575,000,000.00	455,265,241.49
Loan from Banks 2003-2013	2003	2013	4.750	4
Loan from Banks 2000-2013	2000	2013	2.810	4	JPY	17,709,599,927.00	131,133,653.66
Loan from Banks 2000-2013	2000	2013	2.810	4
Loan from Banks 2001-2004	2001	2004	3.890	4	CHF	2,697,402.99	1,731,435.26
Loan from Banks 2001-2004	2001	2004	3.890	4
Loan from Banks 2003-2013	2003	2013	var.	4	USD	600,000,000.00	475,059,382.42
Loan from Banks 2003-2013	2003	2013	var.	4
Loan from Banks 2001-2005	2001	2005	3.170	4	CHF	69,199,549.52	44,418,479.70
Loan from Banks 2001-2005	2001	2005	3.170	4
Loan from Banks 2003-2008	2003	2008	var.	4	JPY	6,549,000,000.00	48,493,150.68
Loan from Banks 2003-2008	2003	2008	var.	4
Loan 2003-2004	2003	2004	var.	5
Loan 2003-2004	2003	2004	var.	5

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

					Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)		Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan 2003-2004	2003	2004	var.	5	EUR	500,000,000.00	500,000,000.00
Loan 1975-2020	1975	2020	1.000	5	ATS	2,235,578.11	162,465.80
Loan 1970-2009	1970	2009	0.000	6	ATS	12,409,294.83	901,818.63
Loan 2003-2009	2003	2009	3.130	6	EUR	500,000.00	500,000.00
Loan 2003-2006	2003	2006	2.830	6	EUR	175,000,000.00	175,000,000.00
Loan 2003-2013	2003	2013	var.	6
Loan 2003-2013	2003	2013	var.	6							EUR	493,600,000.00	493,600,000.00
Loan 2000-2013	2000	2013	6.000	6
Loan 2000-2013	2000	2013	6.000	6							EUR	172,911,540.00	172,911,540.00
Loan 2001-2004	2001	2004	5.000	6
Loan 2001-2004	2001	2004	5.000	6							EUR	1,840,100.21	1,840,100.21
Loan 2003-2013	2003	2013	4.480	6
Loan 2003-2013	2003	2013	4.480	6							EUR	524,000,000.00	524,000,000.00
Loan 2001-2008	2001	2008	var.	6
Loan 2001-2008	2001	2008	var.	6							EUR	97,085,403.42	97,085,403.42
Government Bonds				0	EUR	110,483,856,271.28	110,483,856,271.28	EUR	8,420,332,188.52	8,420,332,188.52	EUR	8,506,197,740.65	8,506,197,740.65
				0	JPY	215,000,000,000.00	1,592,002,961.87	JPY	45,100,000,000.00	333,950,388.74	JPY	120,193,900,000.00	889,995,557.20
				0	CHF	6,250,000,000.00	4,011,810,770.91	CHF	1,600,000,000.00	1,027,023,557.35	CHF	2,406,898,397.01	1,544,963,346.18
				0	ATS	4,642,000,000.00	337,347,296.21	ATS	0.00	0.00	ATS	0.00	0.00
				0	USD	11,990,500,000.00	9,493,665,874.90	USD	1,343,918,925.17	1,064,068,824.36	USD	12,110,400,000.00	9,588,598,574.82
				0	GBP	650,000,000.00	922,247,446.08	GBP	200,000,000.00	283,768,444.95	GBP	1,041,760,000.00	1,478,093,076.05
				0	ZAR	400,000,000.00	48,033,046.74	ZAR	100,000,000.00	12,008,261.68	ZAR	400,000,000.00	48,033,046.74
				0	NOK	400,000,000.00	47,539,249.59	NOK	0.00	0.00	NOK	400,000,000.00	47,539,249.59
				0	HUF	13,000,000,000.00	49,523,809.52	HUF	0.00	0.00	HUF	13,000,000,000.00	49,523,809.52
				0	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
Federal Obligation				1	EUR	908,415,056.67	908,415,056.67	EUR	250,000,000.00	250,000,000.00	EUR	396,447,209.48	396,447,209.48
				1	JPY	62,300,000,000.00	461,310,625.69	JPY	0.00	0.00	JPY	17,300,000,000.00	128,100,703.44
				1	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				1	ATS	12,440,000,000.00	904,050,057.05	ATS	1,000,000,000.00	72,672,834.17	ATS	0.00	0.00
				1	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00
				1	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				1	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				1	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				1	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				1	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
Treasury Bills				2	EUR	1,265,000,000.00	1,265,000,000.00	EUR	0.00	0.00	EUR	0.00	0.00
				2	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
				2	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				2	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				2	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00
				2	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				2	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				2	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				2	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				2	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
Loan from Insurance Companies				3	EUR	92,200,000.00	92,200,000.00	EUR	0.00	0.00	EUR	0.00	0.00
				3	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
				3	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				3	ATS	93,166,489,999.99	6,770,672,877.77	ATS	0.00	0.00	ATS	0.00	0.00
				3	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00
				3	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				3	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				3	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				3	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				3	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
Loan from Banks				4	EUR	1,811,756,520.94	1,811,756,520.94	EUR	383,945,419.44	383,945,419.44	EUR	0.00	0.00
				4	JPY	104,000,000,000.00	770,085,153.65	JPY	0.00	0.00	JPY	24,258,599,927.00	179,626,804.35
				4	CHF	0.00	0.00	CHF	0.00	0.00	CHF	71,896,952.51	46,149,914.96
				4	ATS	68,827,797,999.99	5,001,911,150.19	ATS	950,000,000.00	69,039,192.46	ATS	0.00	0.00
				4	USD	0.00	0.00	USD	0.00	0.00	USD	1,175,000,000.00	930,324,623.91
				4	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				4	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				4	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

					Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)		Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan 2003-2004	2003	2004	var.	5
Loan 1975-2020	1975	2020	1.000	5
Loan 1970-2009	1970	2009	0.000	6
Loan 2003-2009	2003	2009	3.130	6
Loan 2003-2006	2003	2006	2.830	6
Loan 2003-2013	2003	2013	var.	6	EUR	493,600,000.00	493,600,000.00
Loan 2003-2013	2003	2013	var.	6
Loan 2000-2013	2000	2013	6.000	6	EUR	172,911,540.00	172,911,540.00
Loan 2000-2013	2000	2013	6.000	6
Loan 2001-2004	2001	2004	5.000	6	EUR	1,840,100.21	1,840,100.21
Loan 2001-2004	2001	2004	5.000	6
Loan 2003-2013	2003	2013	4.480	6	EUR	524,000,000.00	524,000,000.00
Loan 2003-2013	2003	2013	4.480	6
Loan 2001-2008	2001	2008	var.	6	EUR	97,085,403.42	97,085,403.42
Loan 2001-2008	2001	2008	var.	6
Government Bonds				0	EUR	10,825,211,001.40	10,825,211,001.40	EUR	7,963,403,154.30	7,963,403,154.30
				0	JPY	540,473,781,000.00	4,002,027,256.57	JPY	4,080,000,000.00	30,211,032.95
				0	CHF	10,335,904,579.01	6,634,510,930.75	CHF	0.00	0.00
				0	ATS	0.00	0.00	ATS	173,460,000.08	12,605,829.82
				0	USD	1,463,818,925.17	1,159,001,524.28	USD	0.00	0.00
				0	GBP	591,760,000.00	839,614,074.91	GBP	0.00	0.00
				0	ZAR	100,000,000.00	12,008,261.68	ZAR	0.00	0.00
				0	NOK	0.00	0.00	NOK	0.00	0.00
				0	HUF	0.00	0.00	HUF	0.00	0.00
				0	DEM	0.00	0.00	DEM	0.00	0.00
Federal Obligation				1	EUR	151,217,181.25	151,217,181.25	EUR	406,000,000.00	406,000,000.00
				1	JPY	15,486,725,000.00	114,674,009.63	JPY	0.00	0.00
				1	CHF	415,791,622.52	266,892,369.55	CHF	0.00	0.00
				1	ATS	0.00	0.00	ATS	55,000,000.00	3,997,005.88
				1	USD	0.00	0.00	USD	0.00	0.00
				1	GBP	0.00	0.00	GBP	0.00	0.00
				1	ZAR	0.00	0.00	ZAR	0.00	0.00
				1	NOK	0.00	0.00	NOK	0.00	0.00
				1	HUF	0.00	0.00	HUF	0.00	0.00
				1	DEM	0.00	0.00	DEM	0.00	0.00
Treasury Bills				2	EUR	0.00	0.00	EUR	656,655,658.01	656,655,658.01
				2	JPY	0.00	0.00	JPY	0.00	0.00
				2	CHF	0.00	0.00	CHF	0.00	0.00
				2	ATS	0.00	0.00	ATS	0.00	0.00
				2	USD	0.00	0.00	USD	0.00	0.00
				2	GBP	0.00	0.00	GBP	0.00	0.00
				2	ZAR	0.00	0.00	ZAR	0.00	0.00
				2	NOK	0.00	0.00	NOK	0.00	0.00
				2	HUF	0.00	0.00	HUF	0.00	0.00
				2	DEM	0.00	0.00	DEM	0.00	0.00
Loan from Insurance Companies				3	EUR	0.00	0.00	EUR	0.00	0.00
				3	JPY	0.00	0.00	JPY	0.00	0.00
				3	CHF	0.00	0.00	CHF	0.00	0.00
				3	ATS	0.00	0.00	ATS	0.00	0.00
				3	USD	0.00	0.00	USD	0.00	0.00
				3	GBP	0.00	0.00	GBP	0.00	0.00
				3	ZAR	0.00	0.00	ZAR	0.00	0.00
				3	NOK	0.00	0.00	NOK	0.00	0.00
				3	HUF	0.00	0.00	HUF	0.00	0.00
				3	DEM	0.00	0.00	DEM	0.00	0.00
Loan from Banks				4	EUR	0.00	0.00	EUR	0.00	0.00
				4	JPY	24,258,599,927.00	179,626,804.35	JPY	0.00	0.00
				4	CHF	71,896,952.51	46,149,914.96	CHF	0.00	0.00
				4	ATS	0.00	0.00	ATS	0.00	0.00
				4	USD	1,175,000,000.00	930,324,623.91	USD	0.00	0.00
				4	GBP	0.00	0.00	GBP	0.00	0.00
				4	ZAR	0.00	0.00	ZAR	0.00	0.00
				4	NOK	0.00	0.00	NOK	0.00	0.00

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
			4	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
			4	DEM	863,813,782.82	441,660,974.02	DEM	0.00	0.00	DEM	0.00	0.00
Loan			5	EUR	1,125,500,000.00	1,125,500,000.00	EUR	0.00	0.00	EUR	1,289,437,043.63	1,289,437,043.63
			5	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
			5	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
			5	ATS	14,644,872.94	1,064,284.42	ATS	0.00	0.00	ATS	0.00	0.00
			5	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00
			5	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
			5	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
			5	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
			5	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
			5	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
Total				EUR	115,686,727,848.89	115,686,727,848.89	EUR	9,054,277,607.96	9,054,277,607.96	EUR	10,192,081,993.76	10,192,081,993.76
				JPY	381,300,000,000.00	2,823,398,741.21	JPY	45,100,000,000.00	333,950,388.74	JPY	161,752,499,927.00	1,197,723,064.99
				CHF	6,250,000,000.00	4,011,810,770.91	CHF	1,600,000,000.00	1,027,023,557.35	CHF	2,478,795,349.52	1,591,113,261.13
				ATS	179,090,932,872.92	13,015,045,665.64	ATS	1,950,000,000.00	141,712,026.63	ATS	0.00	0.00
				USD	11,990,500,000.00	9,493,665,874.90	USD	1,343,918,925.17	1,064,068,824.36	USD	13,285,400,000.00	10,518,923,198.73
				GBP	650,000,000.00	922,247,446.08	GBP	200,000,000.00	283,768,444.95	GBP	1,041,760,000.00	1,478,093,076.05
				ZAR	400,000,000.00	48,033,046.74	ZAR	100,000,000.00	12,008,261.68	ZAR	400,000,000.00	48,033,046.74
				NOK	400,000,000.00	47,539,249.59	NOK	0.00	0.00	NOK	400,000,000.00	47,539,249.59
				HUF	13,000,000,000.00	49,523,809.52	HUF	0.00	0.00	HUF	13,000,000,000.00	49,523,809.52
				DEM	863,813,782.82	441,660,974.02	DEM	0.00	0.00	DEM	0.00	0.00

						Financial debt before swap			Credit affiliates			Credit swaps
					Grand Total Internal Debt	129,143,434,488.55			9,195,989,634.59			10,192,081,993.76
					Grand Total External Debt	17,396,218,938.95			2,720,819,477.09			14,930,948,706.76

					Grand Total Debt	146,539,653,427.51			11,916,809,111.68			25,123,030,700.52

						Financial debt after swap
					Grand Total Internal Debt	112,978,566,438.48
					Grand Total External Debt	13,899,069,492.74

					Grand Total Debt	126,877,635,931.21

PUBLIC DEBT (Internal and External Debt as of December 31, 2003)

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
			4	HUF	0.00	0.00	HUF	0.00	0.00
			4	DEM	0.00	0.00	DEM	0.00	0.00
Loan			5	EUR	1,289,437,043.63	1,289,437,043.63	EUR	0.00	0.00
			5	JPY	0.00	0.00	JPY	0.00	0.00
			5	CHF	0.00	0.00	CHF	0.00	0.00
			5	ATS	0.00	0.00	ATS	0.00	0.00
			5	USD	0.00	0.00	USD	0.00	0.00
			5	GBP	0.00	0.00	GBP	0.00	0.00
			5	ZAR	0.00	0.00	ZAR	0.00	0.00
			5	NOK	0.00	0.00	NOK	0.00	0.00
			5	HUF	0.00	0.00	HUF	0.00	0.00
			5	DEM	0.00	0.00	DEM	0.00	0.00
Total				EUR	12,265,865,226.28	12,265,865,226.28	EUR	9,026,058,812.31	9,026,058,812.31
				JPY	580,219,105,927.00	4,296,328,070.54	JPY	4,080,000,000.00	30,211,032.95
				CHF	10,823,593,154.04	6,947,553,215.25	CHF	0.00	0.00
				ATS	0.00	0.00	ATS	228,460,000.08	16,602,835.70
				USD	2,638,818,925.17	2,089,326,148.19	USD	0.00	0.00
				GBP	591,760,000.00	839,614,074.91	GBP	0.00	0.00
				ZAR	100,000,000.00	12,008,261.68	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00

						Debt swaps			Debt holding of own bonds
					Grand Total Internal Debt	12,265,865,226.28			9,042,661,648.01
					Grand Total External Debt	14,184,829,770.59			30,211,032.95

					Grand Total Debt	26,450,694,996.87			9,072,872,680.96

					Grand Total Internal Debt
					Grand Total External Debt

					Grand Total Debt

GUARANTEED DEBT

EXTERNAL GUARANTEED DEBT AS OF DECEMBER 31, 2003

Borrower	Amount (Millions of euro)
Electric Utility Industry(1)
Foreign Credits	41.20
Foreign Bonds	147.64
Export Financing Guarantees Act(1)	14,630.09
Austrian Industryholding Corp.(ÖIAG)	0.00
Companies with State Participations
Public Works	1,605.90
Environment and Water Utility Funds	526.35
Other
BIZ-Credit to Brazil	0.00
Erdöl-Lagergesellschaft m.b.H (Oil Reserve Comp.)	91.27
ÖBB-EUROFIMA	35.62

Total	17,078.07

(1)	Data are preliminary and still subject to change.

DOMESTIC GUARANTEED DEBT AS OF DECEMBER 31, 2003

Borrower	Amount (Millions of euro)
Electric Utility Industry(1)
Energy Bonds	0.22
Other Domestic Credits	9.19
Export Guarantees Act(2)	30,400.97
Export Financing Guarantees Act(1)	1,680.00
Agrarian Investment	3.11
Austrian Industryholding Corp.(ÖIAG)	736.12
Companies with State Participations
Public Works	2,695.42
Other	0.48
Environment and Water Utility Funds	34.88
Apartment Construction Funds	35.25
Other
Bonus Savings	10.00
FGG	871.47
Nuclear Liability Law	81.20
ÖBB-EUROFIMA	962.85
BÜRGES	461.91
Labormarket Promotion	9.45
Research Promotion Funds (FFF)	123.26
Austrian Bank of Hotel and Tourism	90.61
Austrian Airlines	21.54

Total(3)	38,227.93

(1)	Data are preliminary and still subject to change.
(2)	Includes recognized but unpaid claims against the Republic under Export Guarantees.
(3)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank which amounted to EUR 20.2 billion.

OFFICIAL STATEMENTS

Except as stated below, the information set forth herein with respect to Austria has been supplied by Silvia Maca, Director, Head of the Division for Export Promotion and Export Financing, Ministry of Finance, in her official capacity and is included herein on her authority.

The information contained under the headings “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy—Oesterreichische Nationalbank” and “Banking System and Monetary Policy—Monetary Policy” and the information in the tables set forth under “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy” and “The Economy—Tourism” has been extracted from publications of the Oesterreichische Nationalbank and the Austrian Central Statistical Office, all of which are official documents published by Austrian authorities or the Oesterreichische Nationalbank.

The information in the tables set forth under “The Economy” and “Public Debt” has been extracted from publications of STATISTICS AUSTRIA (STATISTIK AUSTRIA), from publications of the Austrian Institute for Economic Research (Österreichisches Institut für Wirtschaftsforschung or WIFO), and from publications of the Oesterreichische Nationalbank (“OeNB”). STATISTIK AUSTRIA is an agency of Austria. OeNB is the Austrian central bank, 50% of which is owned by the Republic of Austria. WIFO is an independent, non-partisan and not-for-profit organization supported by numerous professional associations and institutions for economic policy.

The information in the tables under “Tables and Supplementary Information” has been extracted from the Federal Budget Laws of 2000 through 2003 of the Republic of Austria, which are official documents published by the Republic of Austria.

DESCRIPTION OF GUARANTEED DEBT SECURITIES

General

The following is a summary of the terms and conditions of the Guaranteed Debt Securities (the “Terms and Conditions”) and the Fiscal Agency Agreement pursuant to which they will be issued. Copies of the form of Guaranteed Debt Securities and the form of Fiscal Agency Agreement are or will be filed as exhibits to the Registration Statement of which this Prospectus is a part. This summary does not purport to be complete and is qualified in its entirety by reference to such exhibits. Matters presented in this summary may be varied in a prospectus supplement, including any pricing supplement.

The Guaranteed Debt Securities may be issued in one or more issuances as may be authorized from time to time by the Bank. Please refer to the applicable prospectus supplement for the following terms of Guaranteed Debt Securities offered thereby:

•	the designation, aggregate principal amount, any limitation on such principal amount and authorized denominations;

•	the percentage of their amount at which such Guaranteed Debt Securities will be issued;

•	the maturity date or dates;

•	the interest rate or rates, if any, which rate or rates may be fixed or floating, and the manner in which the rate or rates will be determined;

•	the dates when interest payments, if any, will be made and the date from which the interest, if any, will accrue;

•	whether such Guaranteed Debt Securities will be issued under a single global certificate structure or a dual global certificate structure;

•	the currency or currencies in which the principal of and interest, if any, on the Guaranteed Debt Securities will be payable;

•	the exchange or exchanges, if any, on which application for listing of the Guaranteed Debt Securities may be made; and

•	other specific provisions.

Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), New York has been appointed as fiscal agent (the “Fiscal Agent”) for the Bank and Austria in connection with the Guaranteed Debt Securities of any issuances under a fiscal agency agreement (the “Fiscal Agency Agreement”), which will govern the Fiscal Agent’s duties with respect to such issuances. We may maintain deposit accounts and conduct other banking and financial transactions with the Fiscal Agent.

The Terms and Conditions

1. The	Guaranteed Debt Securities; the Guarantee; Certificates.

(a)  The Guaranteed Debt Securities will be issued in fully registered form and in accordance with the Fiscal Agency Agreement. This and other terms are defined under “Definitions” below. The Guaranteed Debt Securities are issuable in the aggregate principal amount and denomination specified in the Prospectus Supplement. Due and punctual payment of the principal of and interest on the Guaranteed Debt Securities (whether at the Maturity Date, upon redemption, upon acceleration, or otherwise) is unconditionally and irrevocably guaranteed by Austria as evidenced by a guarantee (the “Guarantee”) endorsed on each Guaranteed Debt Security. If the Guaranteed Debt Securities Supplement provides for redemption of a Guaranteed Debt Security at a premium, the terms “principal” and “Principal Amount” as used herein, shall include premiums, if any.

(b)  The Guaranteed Debt Securities rank pari passu without any preference among themselves and (subject to such exceptions as are from time to time applicable under Austrian law) pari passu with all other unsecured obligations (other than subordinated obligations) of the Bank.

(c)  If the Guaranteed Debt Securities are represented by global certificates the following provisions shall apply:

(i)  If the Guaranteed Debt Securities are issued under a single global certificate structure (the “Single Certificate Structure”), the Guaranteed Debt Securities shall initially be represented by one or more permanent global certificates in definitive, fully registered form without coupons (the “DTC Global Certificates”). The DTC Global Certificates shall be duly executed by the Bank and authenticated by the Principal Paying Agent, registered in the name of a nominee of The Depository Trust Company (“DTC”) and deposited on behalf of the purchasers of the Guaranteed Debt Securities represented thereby with the Principal Paying Agent or any successor, as custodian for DTC, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC or at Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and at Clearstream Banking, société anonyme, Luxembourg (“Clearstream Luxembourg”) as participants in DTC. The aggregate principal amount of the DTC Global Certificates may from time to time be increased or reduced by adjustments made in the Security Register.

(ii)  If the Guaranteed Debt Securities are issued under a dual global certificates structure (the “Dual Certificates Structure”), the Guaranteed Debt Securities shall initially be represented by one or more permanent global certificates, in definitive, fully registered form without coupons, to be held through Euroclear or Clearstream Luxembourg (the “Euroclear/Clearstream Luxembourg Global Certificates”), and by one or more permanent global certificates, in definitive, fully registered form without coupons, to be held through DTC (the “DTC Dual Global Certificates” and, together with the Euroclear/Clearstream Luxembourg Global Certificates, the “Dual Global

Certificates”; the Dual Global Certificates and the DTC Global Certificates are called herein “Global Certificates”).

(iii)  The Euroclear/Clearstream Luxembourg Global Certificates shall be duly executed by the Bank and authenticated by the Principal Paying Agent, registered in the name of a nominee of the common depositary of Euroclear and Clearstream Luxembourg and deposited on behalf of the purchasers of the Guaranteed Debt Securities represented thereby with the Principal Paying Agent or any successor, as common depositary for Euroclear and Clearstream Luxembourg, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct). The DTC Dual Global Certificates shall be duly executed by the Bank and authenticated by the Principal Paying Agent, registered in the name of a nominee of DTC and deposited on behalf of the purchasers of the Securities represented thereby with the Principal Paying Agent or any successor, as custodian for DTC, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct). The aggregate principal amount of the Dual Global Certificates may from time to time be increased or reduced by adjustments made in the Security Register.

2.	Interest Payments.

(a) The first interest payment shall be made on the first Interest Payment Date (as specified in the Prospectus Supplement) following the Issue Date (as specified in the Prospectus Supplement) until payment of the Principal Amount (as specified in the Prospectus Supplement) has been made or made available for payment; provided, however, that if the Issue Date of a Guaranteed Debt Security is after the Record Date (as hereinafter defined) and before the Interest Payment Date (as specified in the Prospectus Supplement) to which such Record Date pertains, the initial interest payment shall be made on the Interest Payment Date following the next succeeding Record Date to the Holder on such next succeeding Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Holder of a Guaranteed Debt Security (or one or more Predecessor Securities) who is a Holder on the close of business on the day (whether or not a Business Day) which is 15 days prior to such Interest Payment Date (the “Record Date”), or, in the case the Interest Payment Date is the Maturity Date (as specified in the Prospectus Supplement), will be paid to the person to whom the principal of the Guaranteed Debt Security shall be paid. Interest on a Guaranteed Debt Security shall be calculated on the basis of the day-count convention specified in the Prospectus Supplement; provided, however that if a Guaranteed Debt Security is a Specified Currency Security and the Specified Currency is a currency which is replaced by the euro, the day-count convention may be replaced by the day-count convention which is consistent with the then existing or anticipated market practice for euro denominated debt obligations issued in the euromarkets and held in international clearing systems, as determined by the Bank.

(b)  Any interest on the Guaranteed Debt Securities which is payable, but is not punctually paid or made available for payment, on any Interest Payment Date (“Defaulted Interest”) forthwith shall cease to be payable to the registered Holder of such Security on the relevant Record Date; and such Defaulted Interest may be paid by the Bank, at its election in each case, as provided in clause (i) or (ii) below: (i) the Bank may elect to make payment of any Defaulted Interest to the person in whose name a Guaranteed Debt Security (or the respective Predecessor Security) is registered at the close of business on a special record date for the payment of such Defaulted Interest, such special record date to be fixed by the Bank or Austria and to be not more than 15 nor less than 10 days prior to the date of the proposed payment of such Defaulted Interest. Notice of the proposed payment of such Defaulted Interest and of such special record date therefor shall be mailed to the Holder of a Guaranteed Debt Security by first-class mail, postage prepaid (air mail in the case of a Holder whose address appearing in the Security Register is in a country other than the country from which the mailing originates), at his address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the registered Holder on such special record date and no longer shall be payable pursuant to clause (ii), or (ii) the Bank may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Guaranteed Debt Securities may be listed, and upon such notice as may be required by such exchange.

3.	Currencies of Payment.

(a)  Unless a currency other than United States dollars or currency units is indicated as a Specified Currency (the “Specified Currency”) in the Prospectus Supplement (a “Specified Currency Security”) and the Holder hereof has elected to receive payments in the Specified Currency in accordance with the provisions of the following paragraph, the payments of principal and interest and the payment of the Redemption Price will be made at the option of the Holder of a Guaranteed Debt Security either (i) at the Appropriate Corporate Trust Office or (ii) (subject to any applicable laws and regulations and subject to the right of the Bank at any time or from time to time to terminate the appointment of any such paying agent or to appoint additional paying agents) at any additional paying agent appointed from time to time by the Bank in respect of the Guaranteed Debt Securities (the Corporate Trust Offices and all such paying agents appointed and acting as such at any given time herein being called, collectively, “Paying Agents” and, individually, a “Paying Agent”); provided, however, that all payments of interest due other than at maturity or upon redemption will be made at the Appropriate Corporate Trust Office subject to applicable laws and regulations, by a United States dollar check drawn on a bank in the City of New York mailed to the person entitled thereto at his address as it appears on the Security Register; provided further, that a Holder of Guaranteed Debt Securities having an aggregate principal amount of $10,000,000 (or the equivalent thereof in a Specified Currency) or more shall be entitled to receive payments of interest, other than at maturity or redemption, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Principal Paying Agent not less than 15 days prior to the applicable Interest Payment Date; provided further, that if DTC, Euroclear or Clearstream Luxembourg is the holder of a Guaranteed Debt Security, it shall be entitled to receive payments as set forth in the immediately preceding provisions irrespective of the aggregate principal amount represented by such Security.

(b)	(i) If a Guaranteed Debt Security is represented by a DTC Global Certificate or by a DTC Dual Global Certificate and if a Specified Currency is indicated in the Prospectus Supplement, the principal of and interest on such Security shall be paid by the Bank on each Interest Payment Date, Redemption Date or Maturity Date, as the case may be, in the Specified Currency if the Holder thereof elects by written request to the Principal Paying Agent at the Appropriate Corporate Trust Office received on or prior to the Record Date relating to such Interest Payment Date or at least 16 calendar days prior to such Redemption Date or Maturity Date, as the case may be, to receive such payment in the Specified Currency; provided, however, that if the Holder of a Guaranteed Debt Security does not make such election to receive payment of the principal of and interest on such Security in its Specified Currency, such payment shall be made in United States dollars in an amount determined by the Principal Paying Agent acting as agent of the Bank for such purpose (the “Exchange Rate Agent”); provided further that, if the bid quotations referred to under (ii) below are not available, such payments shall be made in the Specified Currency; provided further that, if the Specified Currency is not available for the payment of principal of or interest on a Guaranteed Debt Security due to the imposition of exchange controls or other circumstances beyond the control of the Bank, the Bank will be entitled to satisfy its obligations to the Holder of a Guaranteed Debt Security by making such payment in United States dollars in an amount determined (notwithstanding any contrary provision described in (ii) below) on the basis of the most recently available noon buying rate in New York City for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”).

Notwithstanding any provision of this paragraph (b) to the contrary, if DTC is the Holder of a Guaranteed Debt Security, payment of principal of and interest on a Guaranteed Debt Security shall be made in the Specified Currency or United States Dollars in accordance with the procedures of DTC which shall supersede the provisions of this paragraph (b) to the extent they are inconsistent.

The Holder of a Specified Currency Security may elect to receive payment in the Specified Currency for all payments of principal and interest and need not file a separate election for each payment, and such election shall remain in effect until revoked by written notice to the Principal Paying Agent at the Appropriate Corporate Trust Office, received on or prior to the Record Date or at least sixteen calendar days prior to a Redemption Date or Maturity Date, as the case may be. Such request by the Holder hereof should be in writing (mailed or hand delivered) or by facsimile transmission.

(ii) Any U.S. dollar amount to be received by the Holder of a Specified Currency Security will be based on the highest bid quotation in New York City received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Specified Currency Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of the Specified Currency Security by deductions from such payments.

(iii) If the Holder of a Specified Currency Security elects to receive payment in the Specified Currency as provided in paragraph (b)(i), such payment shall be made at any Paying Agent, in the Specified Currency, at the option of such Holder, subject to applicable laws and regulations, either by a check in the Specified Currency drawn on a bank in a city in the country of such Specified Currency mailed to the person entitled hereto at his address as it appears on the Security Register, or by transfer of immediately available funds to an account maintained by such Holder with a bank located outside the United States; provided that appropriate wire transfer instructions have been received by the Principal Paying Agent together with the election to receive payment in the Specified Currency.

(c) If a Guaranteed Debt Security is represented by a Euroclear/Clearstream Luxembourg Global Certificate and if a Specified Currency is indicated in the Prospectus Supplement, the principal of and interest on such Security shall be paid by the Bank on each Interest Payment Date, Redemption Date or Maturity Date, as the case may be, in the Specified Currency in accordance with the procedures of Euroclear and Clearstream Luxembourg.

(d) Notwithstanding the foregoing provisions described in the “Currencies of Payment”, principal of and interest due at maturity on a Guaranteed Debt Security or at redemption shall be payable in immediately available funds, to the person to whom payment of the principal of such Security shall be made, upon surrender of a Guaranteed Debt Security (i) if such Security is issued under a Single Certificate Structure, at the New York Corporate Trust Office and (ii) if such Security is issued under a Dual Certificate Structure, and (A) the Security is evidenced by a DTC Dual Global Certificate, at the New York Corporate Trust Office or (B) the Security is evidenced by a Euroclear/Clearstream Luxembourg Global Certificate, at the London Corporate Trust Office.

(e)  Pursuant to the Fiscal Agency Agreement, there shall be a Principal Paying Agent maintaining an Appropriate Corporate Trust Office, until the earlier of (A) the first date on which all such Guaranteed Debt Securities are no longer outstanding (as such term is defined under “Definitions” in the following description of the Fiscal Agency Agreement), or (B) two years after the principal of all such Securities shall have become due and payable (whether at stated maturity or otherwise) and monies for the payment in full of such principal of and all accrued interest on such Securities shall have been made available at the Appropriate Corporate Trust Office.

4.    Floating Rates.    If a Guaranteed Debt Security is a Floating Rate Security as specified in the Prospectus Supplement, the base rate, the date on which the interest rate is reset, the spread over the base rate or the amount by which the base rate shall be multiplied and all other provisions relating to the computation of interest shall be specified in the Prospectus Supplement. The interest rate on that Guaranteed Debt Security in no event shall be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

If a day on which, as set forth in the Prospectus Supplement, the floating rate interest shall be reset (the “Interest Reset Date”) for a Guaranteed Debt Security would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day; except that if the interest rate for a Guaranteed Debt Security is based on LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

5.    Additional Interest.    Under Austrian law in effect on the date on which the Fiscal Agency Agreement was executed and delivered, upon payment of principal of or interest on a Guaranteed Debt Security, neither the Bank, any Paying Agent, nor Austria will be obligated to withhold any amount for taxes, fees, assessments or other governmental charges imposed by Austria or any province, municipality or other political subdivision or taxing authority thereof or therein; provided, however, that pursuant to a law enacted on July 7, 1988 in the case of a Guaranteed Debt Security issued after December 31, 1988 a withholding for tax will be imposed unless the payments are made outside Austria or to a nonresident (within the meaning of Austrian tax law) who adequately discloses his status as a nonresident to the payor. The Bank agrees, in the event of any change in the laws of Austria or of any province, municipality or other political subdivision or taxing authority thereof or therein (including any change in the official application of, execution of, or amendment to, such laws), or any change in any treaty or treaties to which Austria is a party (including any change in the official application of, execution of, or amendment to, such treaty or treaties) (any such change in law or treaty being herein called a “Change”) the enactment of which occurs after the Issue Date specified in the Prospectus Supplement, such as to require the withholding by the Bank, any Paying Agent or Austria of any amount for such taxes, fees, assessments or other governmental charges, that the Bank will pay, to the extent it may then lawfully do so, as additional interest (“Additional Interest”) to the Holder of a Guaranteed Debt Security such additional amounts as are necessary in order that every net payment by the Bank, any Paying Agent or Austria of the principal of and interest on a Guaranteed Debt Security after deduction or withholding for or on account of any present or future tax, fee, assessment or other governmental charge required by Austria or any province, municipality or other political subdivision or taxing authority thereof or therein to be withheld by such person from the payment (or any payment in lieu of such withholding paid directly by any such Holder) will not be less than the amount provided for in a Guaranteed Debt Security to be then due and payable; provided, however, that no such Additional Interest shall be payable in respect of the principal of and interest on a Guaranteed Debt Security: (i) to a Holder who is liable for any such taxes, duties, assessments or charges with respect to such Certificate by reason of his having some connection with the Republic other than the mere holding of such Guaranteed Debt Security; or (ii) which is presented for payment more than thirty (30) days after the payment first becomes due and payable, except to the extent that the Holder would have been entitled to such additional amounts on presenting the same for payment upon expiry of such period of thirty (30) days; or (iii) where such deduction or withholding is imposed on a payment to an individual and is required to be made pursuant to any European Union directive on the taxation of savings and implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or any law implementing, or complying with, or introduced in order to conform to such directive; or (iv) presented for payment by or on behalf of a Holder of a Guaranteed Debt Security who would have been able to avoid such withholding or deduction by presenting the relevant Guaranteed Debt Security to another Paying Agent in a Member State of the EU. If the Bank shall pay any such Additional Interest, it shall cause to be delivered at or about the time of payment thereof to the Holder of a Guaranteed Debt Security a statement with respect to such Additional Interest. All references in a Guaranteed Debt Security to “interest” shall include both interest on the unpaid principal amount at the rate provided in the Prospectus Supplement and amounts, if any, payable as Additional Interest as described in this paragraph.

6.    Redemption.

(a) If at any time the Bank shall become obligated, or determines that it will become obligated, to pay any Additional Interest, the Bank may, at its option, redeem all, but not some only, of the Guaranteed Debt Securities at any time on a date (which date may not be before the Business Day preceding the effective date of any change referred to under (b)(iv) below) specified on notice to the Principal Paying Agent at least 15 days before the date on which notice of such redemption will be given to the Holders (the date on which such notice is given by the Bank to the Principal Paying Agent being herein called the “Determination Date”) at the Redemption Price (as defined below) for each Guaranteed Debt Security. The determination as to whether payment of Additional Interest would be required on account of any of the Guaranteed Debt Securities shall, for the purposes of this paragraph, be made by the Bank (i) on the basis of the evidence that is in the possession of the Bank in respect of the interest payment next preceding the Determination Date and of the laws and treaties and the official application thereof in effect on such Determination Date, or (ii) (if the Bank so elects) on the basis of the laws and treaties to become effective on or before the next succeeding Interest Payment Date. If at any time the Bank shall become obligated to pay Additional Interest and if the Bank shall determine that it is not permitted by Austrian law to pay all or part of such Additional Interest, the Bank shall redeem all, but not some only, of the Guaranteed Debt Securities on a Redemption Date fixed as set forth above at the Redemption Price of each Guaranteed Debt Security.

(b)  On the Determination Date, the Bank will deliver to the Principal Paying Agent a certificate signed by two authorized officers of the Bank

(i) calculating the Redemption Price,

(ii) stating the Redemption Date,

(iii) stating that the Bank has or will become obligated to pay Additional Interest,

(iv) identifying the Change as a result of which such obligation of the Bank to pay Additional Interest has arisen,

(v) specifying the effective date of such Change and

(vi) if applicable, stating the basis for the determination that the Bank is not permitted by Austrian law to pay all or part of such Additional Interest.

7.    Notice of Redemption.

(a) In case the Bank shall give notice of its intention to redeem the Guaranteed Debt Securities, the Principal Paying Agent shall cause to be published, on behalf and at the expense of the Bank, notice of the Bank’s intention to redeem the Guaranteed Debt Securities

(i) at least once in an Authorized Newspaper (as hereinafter defined) published in the City of New York and in an Authorized Newspaper published in London, England, the first such publication to be not less than 30 nor more than 45 days prior to the Redemption Date and

(ii) if the Guaranteed Debt Securities are listed on a stock exchange and the rules of said stock exchange require publication of the intention to redeem the Guaranteed Debt Securities, in the manner and in the newspapers required by such rules.

“Authorized Newspaper” means a newspaper of general circulation in the relevant city, in the English language and customarily published on Monday through Friday in each week. In case, by reason of the temporary or permanent suspension of publication of any Authorized Newspaper, or by reason of any other cause, it shall be impracticable to make publication of the notice of redemption in an Authorized Newspaper as herein provided, then such publication or other notice in lieu thereof as shall be made by the Principal Paying Agent shall constitute a sufficient publication of such notice; provided, however, that such publication or other notice shall, so far as may be practicable in the good-faith judgment of the Bank, approximate the terms and conditions of the publication in lieu of which it is given. Notice of redemption shall also be given by the Principal Paying Agent, on behalf of and at the expense of the Bank, by first-class mail (air mail in the case of Holders of Securities whose addresses appearing in the Security Registers are in a country other than the country from which the mailing originates), postage prepaid, mailed not less than 30 days nor more than 45 days prior to the Redemption Date to Holders of the Guaranteed Debt Securities at his last address appearing on the Security Register.

Notwithstanding the foregoing provisions of this paragraph (a), so long as Global Certificates representing all Guaranteed Debt Securities of an issuance are held in their entirety on behalf of DTC, Euroclear and Clearstream Luxembourg or any of them, notice of the Bank’s intention to redeem any of such Guaranteed Debt Securities may, instead of being published in an Authorized Newspaper, be given to DTC, Euroclear or Clearstream Luxembourg, as the case may be, for communication by them to the owners of beneficial interests in the Global Certificate; provided, however, that in addition, for so long as any Guaranteed Debt Securities of an issuance are listed on a stock exchange and the rules of that stock exchange require that notice of redemption be published in a newspaper, the Bank will comply with such requirement.

(b) If notice of redemption by publication is duly given, failure to give notice by mail with respect to such redemption or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of a Guaranteed Debt Security. If notice is duly given by mail to the Holder of a Guaranteed Debt Security, failure to give notice by publication or any defect therein or in the publication thereof shall not affect the validity of the proceedings for the redemption of such Security.

All notices of redemption of Guaranteed Debt Securities shall state:

(i)  the Redemption Date;

(ii)  a description of the Guaranteed Debt Securities to be redeemed;

(iii)  that on the Redemption Date there will become and be due and payable upon each such Security the Redemption Price;

(iv)  that from and after the Redemption Date the Holder of such Securities will be entitled to receive only the Redemption Price;

(v)  that from and after the Redemption Date interest on such Securities will cease to accrue;

(vi)  that payment of the Redemption Price will be made, upon surrender of such Securities maturing after the Redemption Date, at the Appropriate Corporate Trust Office; and

(vii) that, upon surrender of such Securities maturing after the Redemption Date, payment of the Redemption Price will be made, subject to any applicable law and regulations, in the manner provided in the Guaranteed Debt Securities with respect to principal payments.

(c)  Notice of redemption having been given as aforesaid, a Guaranteed Debt Security shall, on the Redemption Date, become due and payable at the Redemption Price and on and after such date (unless the Bank shall default in the payment of the Redemption Price) a Guaranteed Debt Security shall cease to bear interest. Upon surrender of a Guaranteed Debt Security for redemption in accordance with said notice, a Guaranteed Debt Security shall be paid by the Bank at the Redemption Price. Interest payable on or prior to the Redemption Date shall continue to be payable to the Holder of a Guaranteed Debt Security as set forth in the Terms and Conditions.

8.    Transfer; Exchange; Definitive Certificates.

(a)  The transfer of a Guaranteed Debt Security may be registered on the Security Register maintained by the Principal Paying Agent upon surrender of a Guaranteed Debt Security for registration of transfer at the Appropriate Corporate Trust Office. Upon such surrender for registration of transfer, the Bank shall execute, and the Principal Paying Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Guaranteed Debt Securities of any authorized denominations, of a like aggregate principal amount, all as requested by the transferor, and bearing the Guarantee.

(b)  Subject to the limitations provided in other provisions described under “Transfer; Exchange; Definitive Certificates”, at the option of the Holder, a Guaranteed Debt Security may be exchanged for other Guaranteed Debt Securities of any authorized denominations, of a like aggregate principal amount, upon surrender of a Guaranteed Debt Security to be exchanged at the Appropriate Corporate Trust Office and upon payment if the Bank shall so require of the charges hereinafter provided. Whenever a Guaranteed Debt Security is so surrendered for exchange, the Bank shall execute, and the Principal Paying Agent shall authenticate and deliver, the Guaranteed Debt Securities which the Holder of a Guaranteed Debt Security is entitled to receive upon such exchange, each of which Guaranteed Debt Securities shall bear the Guarantee.

(c)	(i) In the case a Guaranteed Debt Security is issued under the Single Certificate Structure and if (A) DTC or any successor depositary notifies the Bank that it is unwilling or unable to continue as depositary for a DTC Global Certificate or DTC or such successor depositary at any time ceases to be a “Clearing Agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable statute or regulation, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Bank within 90 days of such notice, or (B) an Event of Default (as defined below “Events of Default”) has occurred and is continuing with respect to the Guaranteed Debt Securities, the Bank will issue one or more certificates in definitive, fully registered form (“Definitive Certificates”) in exchange for such DTC Global Certificate. In addition, upon request of the Bank, DTC shall surrender the DTC Global Certificate or Certificates held by it and, in exchange for such DTC Global Certificates, the Bank and Austria shall execute and the Principal Paying Agent, upon receipt of a certificate requesting the authentication and delivery of Definitive Certificates, at the New York Corporate Trust Office shall authenticate and deliver, without service charge, to the person or persons specified by DTC new Definitive Certificates of like tenor, of any authorized denominations, as specified by DTC, and in an aggregate principal amount equal to and in exchange for such person’s or persons’ beneficial interest in any of such Global Certificates. Definitive Certificates issued in exchange for such Global Certificate(s) pursuant to this paragraph shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Principal Paying Agent.

(ii) If a Guaranteed Debt Security is issued under the Dual Certificates Structure and if (A) (x) with respect to a DTC Dual Global Certificate an event described in (c)(i)(A) above occurs or (y) with respect to a Euroclear/Clearstream Luxembourg Global Certificate, Euroclear, Clearstream or any successor depositary notifies the Bank that it is unwilling or unable to continue as depositary for a Euroclear/Clearstream Luxembourg Global Certificate, and a successor depositary is not appointed by the Bank within 90 days of such notice, or (B) an Event of Default has occurred and is continuing with respect to the Guaranteed Debt Securities, the Bank will issue one or more Definitive Certificates in exchange for such Global Certificate. In addition, upon request of the Bank, DTC or Euroclear or Clearstream, as the case may be, shall surrender the Global Certificate or Certificates held by it and, in exchange for such Global Certificate(s), the Bank and Austria shall execute and the Principal Paying Agent, upon receipt of a certificate requesting the authentication and delivery of Definitive Certificates, at the Appropriate Corporate Trust Office shall authenticate and deliver, without service charge, to the person or persons specified by DTC or

Euroclear or Clearstream Luxembourg, as the case may be, new Definitive Certificates of like tenor, of any authorized denominations, as specified by DTC or Euroclear or Clearstream Luxembourg, as the case may be, and in an aggregate principal amount equal to and in exchange for such person’s or persons’ beneficial interest in any of such Global Certificates. Definitive Certificates issued in exchange for such Global Certificate(s) pursuant to this paragraph shall be registered in such names and in such authorized denominations as DTC or Euroclear or Clearstream Luxembourg, as the case may be, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Principal Paying Agent.

In addition, in either case referred to in clauses (i) and (ii), the Bank shall execute and the Principal Paying Agent at the Appropriate Corporate Trust Office shall authenticate and deliver, without service charge, to DTC or Euroclear or Clearstream Luxembourg, as the case may be, one or more new Global Certificates of like tenor and in an authorized denomination, in an amount equal to the difference, if any, between the principal amount of the surrendered Global Certificate(s) and the aggregate principal amount of Definitive Certificates authenticated and delivered to the person or persons referred to in clause (i) or (ii) above. Upon the exchange of a Global Certificate for Definitive Certificates, such Global Certificate shall be canceled by the Principal Paying Agent.

(d)  Notwithstanding any provision to the contrary herein, so long as a Global Certificate remains outstanding and is held by or on behalf of DTC, Euroclear or Clearstream or their respective nominees, as the case may be, transfers of a Global Certificate into another Global Certificate, in whole or in part, and exchanges and transfers of a Global Certificate into one or more Definitive Certificates shall only be made in accordance with the provisions described below “Transfer; Exchange; Definitive Certificates” and in accordance with the applicable procedures of DTC, Euroclear and Clearstream Luxembourg, in each case to the extent applicable (the “Applicable Procedures”).

Transfers of a Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, (i) in the case of the Single Certificate Structure, to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary of DTC or a nominee of such successor depositary, and (ii) in the case of the Dual Certificates Structure, to a nominee of DTC, Euroclear or Clearstream Luxembourg, or by a nominee of DTC, Euroclear or Clearstream Luxembourg to DTC, Euroclear, Clearstream Luxembourg or their other nominees, or by DTC, Euroclear, Clearstream Luxembourg or any such nominee to a successor depository of DTC, Euroclear or Clearstream Luxembourg or a nominee of such successor depositary, provided that the provisions in this paragraph and the above paragraph under clause (d) shall not prohibit any transfer of a Definitive Certificate that is issued in compliance with these Terms and Conditions. Nothing in this paragraph or the above paragraph shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the provisions of paragraph (e) or (f) below.

(e)  In the case a Guaranteed Debt Security is issued under the Single Certificate Structure, transfers of beneficial interests in a Global Certificate shall be made in accordance with the following provisions:

(i)  Purchasers may hold their beneficial interests in the DTC Global Certificates directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system, including Euroclear and Clearstream Luxembourg, whether directly through Clearstream Luxembourg or Euroclear, if they are participants in such systems or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold beneficial interests in the DTC Global Certificate on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s respective names on the books of their respective depositaries, which in turn will hold such interests in the DTC Global Certificate in customers’ securities accounts in the depositaries’ names on the books of DTC.

(ii)  If an owner of a beneficial interest in a DTC Global Certificate wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a DTC Global Certificate, such transfer may be effected subject to the Applicable Procedures.

(f) In the case a Guaranteed Debt Security is issued under the Dual Certificates Structure, transfers of beneficial interests in a Global Certificate shall be made in accordance with the following provisions:

(i)  Purchasers may hold (A) their beneficial interests in the DTC Dual Global Certificates directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system and (B) their beneficial interests in the Euroclear/Clearstream Luxembourg Global Certificates directly through Clearstream Luxembourg or Euroclear, if they are participants in such systems or indirectly through organizations which are participants in such systems.

(ii)  If an owner of a beneficial interest in a Euroclear/Clearstream Luxembourg Global Certificate or in a DTC Dual Global Certificate, as the case may be, wishes at any time to transfer such beneficial interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Euroclear/Clearstream Luxembourg Global Certificate or the DTC Dual Global Certificate, as the case may be, such transfer may be effected subject to the Applicable Procedures. An exchange of a beneficial interest in a DTC Dual Global Certificate for a beneficial interest in a Euroclear/Clearstream Luxembourg Global Certificate, or vice versa, shall be recorded on the Security Register and shall be effected by an increase or a reduction in the aggregate principal amount of the DTC Dual Global Certificate by the principal amount of beneficial interests so exchanged and a corresponding reduction or increase in the aggregate principal amount of the Euroclear/Clearstream Luxembourg Global Certificate.

(g)  Every Guaranteed Debt Security presented or surrendered for registration of transfer or exchange shall (if so required by the Bank or the Principal Paying Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bank and the Principal Paying Agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

(h)  No service charge shall be made for any registration of transfer or exchange of any Guaranteed Debt Security, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(i)  Each Guaranteed Debt Security authenticated and delivered upon any registration of transfer of or in exchange for or in lieu of the whole or any part of any other Guaranteed Debt Security shall evidence the same debt and shall carry all the rights to interest accrued and unpaid and to accrue interest which were carried by the whole or such part, as the case may be, of such other Security, and, notwithstanding anything to the contrary herein contained, such new Security shall bear such interest that neither gain nor loss of interest shall result upon such transfer or exchange.

(j)  Prior to due presentment for registration of transfer, the Bank, Austria, the Principal Paying Agent and each Paying Agent may treat the person in whose name a Guaranteed Debt Security is registered on the Security Register as the owner hereof for all purposes, whether or not such Security be overdue, and neither the Bank, Austria, the Principal Paying Agent nor any Paying Agent shall be affected by notice to the contrary.

(k)  The Principal Paying Agent shall not be required (x) to issue, register the transfer of or exchange any Guaranteed Debt Securities during a period beginning at the opening of business 15 days before the day of the first publication of a notice of redemption pursuant to (a) hereof and ending at the close of business on the day of such publication or (y) to register the transfer of or exchange of any Guaranteed Debt Security so selected for redemption.

9.    Mutilated, Lost or Stolen Securities.    In case any Guaranteed Debt Security shall at any time become mutilated, such mutilated Guaranteed Debt Security may be surrendered to the Principal Paying Agent and thereupon the Bank shall execute, and the Principal Paying Agent shall authenticate and deliver, in exchange therefor, a new Guaranteed Debt Security of like tenor and principal amount, bearing the Guarantee. In case any Guaranteed Debt Security shall at any time become destroyed, lost or stolen and if there be delivered to the Appropriate Corporate Trust Office (i) evidence to the satisfaction of the Principal Paying Agent of the destruction, loss or theft of such Security, and (ii) such Security or indemnity as may be required by the Principal Paying Agent, the Bank and Austria to save each of them harmless, then, in the absence of notice to the Bank, Austria or the Principal Paying Agent that such Security has been acquired by a bona fide purchaser, the Bank shall execute and upon its request the Principal Paying Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Guaranteed Debt Security, a new Guaranteed Debt Security of like tenor and principal amount, bearing the Guarantee. In case any such mutilated, destroyed, lost or stolen Guaranteed Debt Security has become or is about to become due and payable, the Bank in its discretion may, instead of issuing a new Guaranteed Debt Security, pay such Security. Upon the issuance of any new Guaranteed Debt Security under this paragraph, the Bank may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Principal Paying Agent) connected therewith.

Every new Guaranteed Debt Security issued pursuant to this paragraph and the paragraph above in lieu of any destroyed, lost or stolen Guaranteed Debt Security shall constitute an original additional contractual obligation of the Bank, whether or not the destroyed, lost or stolen Guaranteed Debt Security shall be at any time enforceable by anyone. The provisions described in this paragraph and the paragraph above are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Guaranteed Debt Securities.

Fiscal Agency Agreement.

1.	(a) The Bank and Austria have in the Fiscal Agency Agreement appointed Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) as Principal Paying Agent of the Bank and of Austria in respect of the Guaranteed Debt Securities and the Guarantees and as Exchange Rate Agent, Reporting Agent, Calculation Agent and Registrar, having the obligations set forth in the Fiscal Agency Agreement. The Fiscal Agency Agreement contains provisions concerning the resignation and removal of the Principal Paying Agent and the appointment and qualification of successor Principal Paying Agents. In acting under the Fiscal Agency Agreement and in connection with the Guaranteed Debt Securities, the Principal Paying Agent is acting solely as agent of the Bank and of Austria, and does not assume any obligation or relationship of agency or trust for or with any of the owners or the Holder of the Guaranteed Debt Securities or owners of beneficial interests therein, except (i) that all funds held by the Principal Paying Agent for payment of principal or interest on the Guaranteed Debt Securities shall be held in trust, but need not be segregated from other funds except as required by law; provided, however, that monies held by the Principal Paying Agent for the payment of principal of and interest on any Guaranteed Debt Security and remaining unclaimed shall be identified in a notice provided by the Principal Paying Agent to the Bank and simultaneously be repaid to the Bank at the end of two years after such principal or interest shall have become due and payable, as the case may be (whether at the Maturity Date or otherwise), and upon any such repayment the aforesaid trust shall terminate with respect to such monies and all liability of the Principal Paying Agent with respect to such monies shall thereupon cease (without, however, limiting in any way the unconditional obligation of the Bank to pay the principal of and interest on such Guaranteed Debt Security as the same shall become due and payable) and (ii) that the Principal Paying Agent shall be responsible for the correctness of its representations in the Certificate of Authentication on each Guaranteed Debt Security.

(b)  The Fiscal Agency Agreement inures to the benefit of the Holder of a Guaranteed Debt Security. Copies of the Fiscal Agency Agreement are on file and available for inspection at the Corporate Trust Offices; and

(c)  The Fiscal Agency Agreement may be amended by the Bank and Austria and the Principal Paying Agent, without the consent of any Holder of any Guaranteed Debt Security, by an instrument in writing executed by the Bank and Austria and the Principal Paying Agent, to cure any ambiguity, or to effect any other modification of any of the terms thereof or to make any other provisions with respect to matters or questions arising under the Fiscal Agency Agreement; provided, however, that no such amendment shall adversely affect the interests of the Holder of a Guaranteed Debt Security.

2.    Moneys Held in Trust by Principal Paying Agent.    In order to provide for the payment of principal of and interest on the Guaranteed Debt Securities as the same shall become due, the Bank agrees to pay, for the benefit of the Holders of the Guaranteed Debt Securities, to the Principal Paying Agent at the Appropriate Corporate Trust Office, in the Specified Currency, the amounts set forth below in this paragraph to be held in trust for, and at the risk of, the Holders of the Guaranteed Debt Securities and applied by the Principal Paying Agent as herein set forth:

(a)  the Bank shall pay to the Principal Paying Agent, on or before each Interest Payment Date, in immediately available funds, an amount sufficient to pay the interest becoming due on all the Guaranteed Debt Securities outstanding on such Interest Payment Date, and the Principal Paying Agent shall apply the amounts so paid to it to the payment of such interest on such Interest Payment Date;

(b)  in the event that the Bank shall redeem all of the Guaranteed Debt Securities as provided herein, the Bank shall pay to the Principal Paying Agent, on or before the Redemption Date, in immediately available funds, an amount sufficient to pay the Redemption Price of such Securities, and the Principal Paying Agent shall apply such amount to the payment of such Redemption Price on such Redemption Date; and

(c)  the Bank shall pay to the Principal Paying Agent, on or before the Maturity Date of the Guaranteed Debt Securities, in immediately available funds, an amount that shall be equal to the entire amount of interest, if any, and principal to be due on such Maturity Date on all such Securities then outstanding, and the Principal Paying Agent shall apply such amount to the payment of interest on and principal of such Securities in accordance with the terms thereof.

3.    Events of Default.    In case one or more of the following events (“Events of Default”) shall have occurred and be continuing,

(a)  default is made in the payment of any amount payable in respect of the principal of any Guaranteed Debt Security at maturity or of the Redemption Price of any Guaranteed Debt Security on a Redemption Date or default is made in the payment of any interest on any Guaranteed Debt Security on any Interest Payment Date and any such default continues for more than 14 days after notice of such default has been given by the Holder of Guaranteed Debt Security to the Principal Paying Agent;

(b)  default in payment at maturity and the continuance of such default for more than the grace period (if any) applicable thereto, or default and acceleration of maturity (which acceleration shall not have been rescinded or annulled), shall have occurred in respect of any indebtedness for borrowed money of the Bank with a final maturity of more than one year (other than the Guaranteed Debt Securities and other than any indebtedness denominated or repayable in Austrian schillings) aggregating at any one time $25,000,000 (or the equivalent in any other currencies);

(c)  (x) in any proceeding instituted against the Bank (including, but not limited to, a Konkursverfahren, an order of Geschäftsaufsicht or a decree of the Austrian Ministry of Finance ordering temporary measures to protect creditors, under the laws of Austria) the Bank shall be adjudicated a bankrupt, be subjected to Geschäftsaufsicht or to temporary measures to protect creditors and such adjudication, order or decree shall not have been vacated or set aside within 90 days from the date of entry thereof or shall become final before the end of such 90-day period; or (y) the Bank shall institute, or take any corporate action to authorize the institution of, or consent to the institution by another of, any proceedings relating to it or any substantial part of its property under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or similar law (including, but not limited to, the institution of a Konkursverfahren, the application for Geschäftsaufsicht or the application for a decree ordering temporary measures to protect creditors under the laws of Austria); and

(d)  default in the performance, or breach, of any covenant, undertaking or warranty of the Bank or of Austria contained or described in a Guaranteed Debt Security (other than a covenant for which a default in the performance of which is specifically dealt with elsewhere in this paragraph), and continuance of such default or breach for a period of 90 days after there has been given to the Bank and Austria, in care of the Principal Paying Agent, by the Holder of a Guaranteed Debt Security a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such Security;

then (x) if an Event of Default referred to in (a) above shall have occurred and be continuing, the principal amount of a Guaranteed Debt Security shall at the option of, and upon written notice to the Bank, in care of the Principal Paying Agent (which shall promptly notify the Bank of such notice) by, the Holder of such Security mature and become immediately due and payable upon the date that such written notice is received by the Principal Paying Agent (together with accrued interest to such date), unless prior to such date all Events of Default in respect of all the Guaranteed Debt Securities shall have been cured, (y) if an Event of Default referred to in (b) or (d) above shall have occurred and be continuing, the Holders of 25% in principal amounts of the Guaranteed Debt Securities outstanding may declare the principal of all the Guaranteed Debt Securities immediately due and payable by written notice to the Bank, in care of the Principal Paying Agent (which shall promptly notify the Bank of such notice), and upon any such declaration such principal shall become immediately due and payable upon the date that such written notice is received by the Principal Paying Agent (together with accrued interest to such date), unless prior to such date all Events of Default in respect of all the Guaranteed Debt Securities shall have been cured, and (z) if an Event of Default referred to in (c) above shall have occurred and be continuing, the payment of the principal amount of the Guaranteed Debt Securities and of interest thereon will depend on the mandatory rules and regulations of the respective proceeding, provided however, should no rule or regulation of such proceeding mandate otherwise, the principal amount of the Guaranteed Debt Securities and interest thereon shall at the option of, and upon written notice to the Bank, in care of the Principal Paying Agent (which shall promptly notify the Bank of such notice) by, the Holder of Guaranteed Debt Security mature and become immediately due and payable upon the date that such written notice is received by the Principal Paying Agent (together with accrued interest to such date).

4.    Representations by the Bank.    The Bank represents and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of the Guaranteed Debt Securities and the Guarantees, and to constitute the same the legal, valid and binding obligations of the Bank and of Austria, respectively, enforceable in accordance with their respective terms, have been done and performed and have happened in due and strict compliance with all applicable laws and regulations.

5.    Authentication.    No Guaranteed Debt Security shall become valid or obligatory for any purpose unless and until the Certificate of Authentication on such Security shall have been manually signed by the Principal Paying Agent.

6.    Due Date not a Business Day.    Any payment of principal or interest required to be made on an Interest Payment Date, a Redemption Date or at maturity of a Guaranteed Debt Security that is not a Business Day need not be made on such nominal day, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date and if such principal of or interest on this Security are so paid, no interest shall accrue for the period from and after such nominal date; provided, however that if this Security specifies a LIBOR interest rate such extension of time, if it relates to the date of an interest payment of a Guaranteed Debt Security which does not fall on the date of maturity or payment of principal, would cause such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

7.    Governing Law.    The Guaranteed Debt Security shall be governed by, and interpreted in accordance with, the law of the State of New York, United States of America, except that, if the Security is a Specified Currency Security and if the Specified Currency is converted into euro, all issues of redenomination relating to such conversion shall be governed by the applicable regulations of the EU and the law of the country in which the Specified Currency was legal tender.

8.    Jurisdiction Clause.

(a) The Bank and Austria each agrees that any legal action by any person arising out of or relating to a Guaranteed Debt Security or the Guarantee may be brought in the State or Federal courts sitting in the New York County, State of New York; and by execution and delivery of a Guaranteed Debt Security, the Bank and Austria each irrevocably submits to such jurisdiction; provided, however, that such submission by Austria does not extend to legal actions against Austria brought under United States securities laws.

(b)  With respect to any such action, the Bank and Austria each will appoint CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent (CT Corporation System, until a successor authorized agent shall have become such pursuant to (d) below, and thereafter such successor, is herein called the “Authorized Agent”) to receive for and on behalf of the Bank and Austria, service of summons and complaints and other legal process in any such action. Such service may be made by delivering or mailing a copy of the summons and complaint or other legal process to the Bank or Austria, as the case may be, in care of the Authorized Agent, and the Authorized Agent is hereby authorized and directed to accept the same for and on behalf of the Bank and Austria, respectively, and to admit service with respect thereto. Upon service of process being made on the Authorized Agent, as aforesaid, a copy of the summons and complaint or other legal process served shall promptly be mailed to the Bank or Austria, as the case may be, by registered air mail, postage prepaid, return receipt requested. Service upon the Authorized Agent, as aforesaid, shall, to the fullest extent permitted by applicable law, be deemed to be personal service on the Bank or Austria, as the case may be, and shall be legal and binding upon the Bank and Austria, respectively, for all purposes notwithstanding any failure on the part of the Bank or Austria to receive the same.

(c)  The Bank further irrevocably consents to the service of process on it with respect to any such action by the mailing of copies of such process by first class mail to the Bank.

(d)  The Bank and Austria each agrees that so long as any of the Guaranteed Debt Securities remain outstanding it shall maintain a duly appointed agent for the service of summons and complaints and other legal process in the Borough of Manhattan, the City and State of New York for the purposes of any legal action with respect to which it has submitted to the jurisdiction of the courts specified in paragraph (a) above. Each such appointment of an Authorized Agent shall be irrevocable as long as any of the Guaranteed Debt Securities remain outstanding and until the appointment of a successor Authorized Agent in said Borough of Manhattan and such successor’s acceptance of such appointment. The Bank and Austria shall give to the Principal Paying Agent prompt notice of the acceptance by such successor Authorized Agent of such appointment and of the location of and any change in the location of such successor Authorized Agent; and the Principal Paying Agent shall keep such notices on file and available for inspection by the Holder of a Guaranteed Debt Security at the Corporate Trust Offices. The Bank and Austria will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.

(e)  Notwithstanding the foregoing provisions of (a) through (d) above, any action by any person arising out of or relating to a Guaranteed Debt Security or the Guarantee endorsed hereon may be instituted against the Bank or Austria or both in any competent court in Vienna, Republic of Austria.

(f)  The courts referred to in (a) and (e) above each separately will have exclusive jurisdiction over any legal action referred to in (a) and (e); provided, however, that the Bank and Austria will agree that the final judgment against the Bank or Austria or both (a certified or exemplified copy of which shall, to the fullest extent permitted by applicable law, be conclusive evidence of the fact and of the amount of any indebtedness therein described) in any such action shall, to the fullest extent permitted by applicable law, be conclusive and may, to the fullest extent permitted by applicable law, be enforced in any jurisdiction by suit on the judgment.

9.    Waiver of Sovereign Immunity.    To the extent that either the Bank or Austria has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment in aid of execution, execution or otherwise) with respect to itself or its respective property, the Bank and Austria each will irrevocably waive any such immunity in respect of its respective obligations arising out of or relating to the Guaranteed Debt Securities or the Guarantee in any action that may be instituted in any State or Federal court sitting in New York County, New York, or in any competent court in Vienna, Republic of Austria, by any person; provided, however, that, notwithstanding the foregoing, such waiver (i) shall not extend to legal actions brought under United States securities laws, (ii) shall not be deemed to be, under the laws of Austria, an effective waiver of immunity from attachment of, and execution on a judgment against, certain property in respect of which immunity from such attachment and execution may not be waived, (iii) insofar as it relates to any action that may be instituted in any competent court in Vienna, Republic of Austria, shall be deemed to have only been given to the fullest extent permitted by Austrian law, and (iv) shall not extend to immunity from attachment prior to judgment. This waiver is intended to be effective upon the authentication of a Guaranteed Debt Security by the aforesaid Principal Paying Agent without any further act by the Bank or Austria, as the case may be, before any such court, and the introduction of a true copy of a Guaranteed Debt Security into evidence in any such court shall, to the fullest extent permitted by applicable law, be conclusive and final evidence of such waiver.

10.    Statute of Limitation.    Under New York law (Sections 213 of the Civil Practice Law and Rules) an action for breach of a contractual obligation, such as the Guaranteed Debt Securities, must be commenced within six years after the breach.

11.    Definitions.    As used herein:

(a)  the term “Business Day” means any day, other than a day on which banks are permitted or required to be closed,

(i)  in the City of New York; or

(ii)  if a Guaranteed Debt Security is a Specified Currency Security in the major financial center for dealing in the Specified Currency;

provided, however, that if a Guaranteed Debt Security is denominated in a Specified Currency that is replaced by the euro, the Bank may substitute definition of Business Day relating to such country by the existing or anticipated market practice for euro denominated debt obligations issued in the euromarkets;

(b) the term “Corporate Trust Offices” means the New York Corporate Trust Office and the London Corporate Trust Office; the term “New York Corporate Trust Office” means the principal corporate trust office of the Principal Paying Agent located at present at 280 Park Avenue in the Borough of Manhattan, the City and State of New York, the term “London Corporate Trust Office” means Deutsche Bank AG London located at present at Winchester House, 1 Great Winchester Street, London, England; and the term “Appropriate Corporate Trust Office” means in the case a Guaranteed Debt Security is issued under in a Single Certificate Structure and in the case a Guaranteed Debt Security is represented by a Definitive Certificate, the New York Corporate Trust Office, in the case a Guaranteed Debt Security is issued under a Dual Certificate Structure and (A) if a Guaranteed Debt Security is represented by a DTC Dual Global Certificate, the New York Corporate Trust Office and (B) if a Guaranteed Debt Security is represented by a Euroclear/Clearstream Global Certificate, the London Corporate Trust Office;

(c)  the term “Fiscal Agency Agreement” means the Fiscal Agency Agreement, dated as of May 11, 1998, among the Bank, Austria and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Fiscal Agent, as originally executed and, if from time to time amended, as so amended;

(d)  the term “Holder” means the person in whose name a Guaranteed Debt Security is registered in the Security Register;

(e)  the term “outstanding” as applied to Guaranteed Debt Securities means, as of any date of determination, all Guaranteed Debt Securities theretofore authenticated and delivered except the Guaranteed Debt Securities theretofore cancelled by the Principal Paying Agent or delivered to the Principal Paying Agent for cancellation pursuant to the Fiscal Agency Agreement; provided, however, that solely for purposes of the “Jurisdiction Clause” above, the Guaranteed Debt Securities of one issuance shall be deemed to have ceased to be outstanding on the earlier of (x) one year after the Maturity Date thereof, or (y) one year after the Redemption Date on which all of such Securities then outstanding shall be redeemed in full; provided further that, in the case default shall occur in the payment of any Guaranteed Debt Securities, the date occurring one year after the date on which monies for the payment in full of principal of and all accrued interest on all such Guaranteed Debt Securities shall have been made available at the Appropriate Corporate Trust Office;

(f)  the term “Predecessor Security” of any particular Guaranteed Debt Security means every previous Guaranteed Debt Security evidencing all or a portion of the same debt as that evidenced by such particular a Guaranteed Debt Security;

(g)  the term “Principal Paying Agent” means Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), a banking corporation organized under the laws of the State of New York, as principal paying agent under the Fiscal Agency Agreement until a successor principal paying agent shall have become such pursuant to the applicable provisions of the Fiscal Agency Agreement, and thereafter “Principal Paying Agent” shall mean such successor principal paying agent;

(h)  the term “Redemption Date” means the date fixed by the Bank for the redemption in accordance with the provisions set forth above under “Redemption—(a)” of any Guaranteed Debt Security to be redeemed pursuant to the provisions set forth above;

(i)  the term “Redemption Price” means the Principal Amount (and premium, if any) of any Guaranteed Debt Security to be redeemed pursuant to “Redemption—(a)” and accrued interest to, but excluding, the Redemption Date; and

(j)  the term “Security Register” means the register for registration of, the registration of transfers of and exchanges of Guaranteed Debt Securities maintained by the Principal Paying Agent at the New York Corporate Trust Office.

Guarantees

Austria will unconditionally guarantee the due and punctual payment of principal of and interest and Additional Interest, if any, on the Guaranteed Debt Securities under the Export Financing Guarantees Act of 1981, as amended. Such Guarantees will be general obligations of Austria and the full faith and credit of Austria will be pledged for the performance thereof. The Act authorizes Austria to guarantee the Guaranteed Debt Securities if they meet certain conditions relating to, among other things, the maximum principal amount of Guaranteed Debt Securities which may be issued at any one time and the maximum interest rate. See “Business—Export Loan Financing by the Bank—Sources of Funds for Export Loans”. No Guaranteed Debt Securities will be issued unless upon such issuance all such conditions are met.

Warrants

The following is a summary of the material provisions of the Warrants and of the Warrant Agreement relating thereto, copies of the forms of which are or will be filed as exhibits to the Registration Statement of which this Prospectus is a part, if any Warrants are issued. This summary does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The Bank may issue, together with any Guaranteed Debt Securities, Warrants for the purchase of other Guaranteed Debt Securities. Warrants are to be issued under warrant agreements to be entered into between the Bank and a bank or trust company, as warrant agent (the “Warrant Agent”), all as set forth in the prospectus supplement relating to a particular issue of Warrants. The prospectus supplement relating to the particular issue of Warrants offered thereby will set forth (1) the terms referred to above under “Guaranteed Debt Securities” of the Guaranteed Debt Securities purchasable upon exercise of such Warrants; (2) the principal amount of Guaranteed Debt Securities purchasable upon exercise of one Warrant, the exercise price, and the procedures of, and conditions to, exercise for purchasing such Guaranteed Debt Securities; (3) the dates on which the right to exercise the Warrants shall commence and expire, and whether and under what conditions the Warrants may be terminated or canceled by the Bank; (4) the date, if any, on and after which such Warrants and the related Guaranteed Debt Securities will be separately transferable; and (5) whether the Warrants represented by the Warrant certificates will be issued in registered or bearer form, whether they will be exchangeable as between such forms, and if registered, where they may be transferred and registered.

Governing Law

The Guaranteed Debt Securities and the Guarantees provide that they shall be governed by and interpreted in accordance with the laws of the State of New York. Ortner Pöch Foramitti Rechtsanwälte GmbH, Austrian counsel to the Bank, has advised that such choice of law would be respected by the courts of Austria. However, in original actions brought in Austrian courts, questions of procedural law and, under certain circumstances, questions of public policy, would be governed by Austrian law. Also, it will not be possible to enforce in an Austrian court a judgement of a United States court.

CERTAIN TAX CONSIDERATIONS

Austrian Taxation

In the opinion of Ortner Pöch Foramitti Rechtsanwälte GmbH Austrian counsel to the Bank, under Austrian law presently in effect, upon payment of the principal of and premium and interest, if any, on the Guaranteed Debt Securities, none of the Bank, the Fiscal Agent, any paying agency, or Austria will be obligated to withhold any amount for taxes, fees, assessments or other governmental charges imposed by Austria or any province, municipality or other political subdivision or taxing authority thereof or therein provided that pursuant to a law enacted on July 7, 1988, in the case of issuances of the Guaranteed Debt Securities made after December 31, 1988, such payments be made outside Austria or to a non-resident of Austria (within the meaning of Austrian tax law) who adequately discloses his status as a non-resident to the payor. See European Union Directive on Taxation of Savings Income on page 102.

United States Taxation

The following summary, which is set forth in reliance upon an opinion of Shearman & Sterling, New York, New York, counsel to the Bank, is only a partial description of some of the material United States federal income tax consequences to holders of a Guaranteed Debt Security. Additional United States Federal income tax consequences, including consequences to United States Holders (as defined below), will be set forth in the Prospectus Supplements dated the date hereof or in a Pricing Supplement. Persons considering the purchase of Guaranteed Debt Securities are urged to consult their own tax advisors with respect to the application of the United States federal income and estate tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

A “United States Holder” means an owner of a Guaranteed Debt Security that is for United States federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, partnership or certain other entities created or organized in or under the laws of the United States or of any state thereof, (iii) an estate whose income is subject to United States federal income taxation regardless of its source or (iv) a trust that is subject to the supervision of a court within the United States and is under the control of a U.S. person. The term also includes certain former citizens of the United States whose income and gain on the guaranteed Debt Securities will be taxable in the United States.

A “Non-United States Holder” means an owner of a Guaranteed Debt Security that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

1.        Non-United States Holders.    Subject to the discussion below concerning backup withholding, payments of principal, interest (including any original issue discount) and premium, if any, on the Guaranteed Debt Securities to any Non-United States Holder will not be subject to United States federal income tax, including withholding tax, unless the Non-United States Holder has an office or other fixed place of business in the United States to which the payment is attributable, the payment is derived in the active conduct of a banking, financing or other similar business within the United States or is received by a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist, or the Holder is an insurance company carrying on a United States insurance business to which the interest is attributable. In that event, the Non-United States Holder will be taxed in the same manner as if it were a United States Holder with respect to such payments and such payments may also be subject to the branch profits tax (described below).

A Non-United States Holder of a Guaranteed Debt Security will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Guaranteed Debt Security, unless (i) such Non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either (a) such individual has a “tax home” (as defined in Code Section 911(d)(3)) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10%) or (b) the gain is attributable to an office or fixed place of business in the United States or (ii) such gain is effectively connected with the conduct by such Non-United States Holder of a trade or business in the United States. In the event that clause (i) or (ii) applies, the Non-United States Holder will be taxed in the same manner as if it were a United States Holder with respect to such gain. If clause (ii) applies, such gain may also be subject to the branch profits tax (described below).

The branch profits tax equals 30% (or such lower rate provided by an applicable treaty) of a foreign corporation’s effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including any original issue discount) and premium, if any, on and any gain recognized on the sale, exchange or other disposition of a Guaranteed Debt Security will be included in the effectively connected earnings and profits of such Non-United States Holder if such interest or gain, as the case may be, is effectively connected with the conduct by the Non-United States Holder of a trade or business in the United States.

A Guaranteed Debt Security held by an individual who is not a citizen or resident (as specially defined for estate tax purposes) of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual’s death.

2.        Backup Withholding and Information Reporting.    Under current United States federal income tax law, a backup withholding tax of 28% and information reporting requirements apply to certain payments of principal, premium and interest (including any original issue discount) made to, and to the proceeds of sale before maturity by, certain noncorporate United States persons. Certain exempt recipients (such as corporations) are not subject to these information reporting requirements. Backup withholding will not apply to a Holder who furnishes a correct taxpayer identification number or certificate of foreign status and makes any other required certification, or who is otherwise exempt from backup withholding. United States persons who are required to establish their exempt status generally must file Internal Revenue Service Form W-9 (“Request for Taxpayer Identification Number and Certification”). Non-United States Holders generally will not be subject to United States information reporting or backup withholding. However, such Holders may be required to provide certification of non-United States status in connection with payments received in the United States or through certain United States-related financial intermediaries.

Prospective purchasers of Guaranteed Debt Securities are urged to consult their tax advisors regarding the application of the information reporting and backup withholding rules, including the finalized Treasury regulations.

Any amounts withheld from a payment to a Holder under the backup withholding rules will be allowed as a credit against such Holder’s United States federal income tax liability and, to the extent in excess thereof, may entitle such Holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

European Union Directive on Taxation of Savings Income

The European Union has adopted a directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required from a date not earlier than January 1, 2005 to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise. The Directive has been implemented in Austria by the “EU-Quellensteuergesetz” (European Union Withholding Tax Act), Federal Law Gazette 1 2004/33 which will become operative at the same time as the Directive.

Holders of notes should consult their own tax advisors regarding the Directive and should note that if the Directive comes into force, the provisions granting Additional Amounts, referred to in “Description of Guaranteed Debt Securities—The Terms and Conditions—Additional Interest” will not apply in respect of any withholding tax imposed as a result of the implementation of the Directive.

PLAN OF DISTRIBUTION

The Bank may sell the Guaranteed Debt Securities and Warrants (the “Securities”) in any of three ways:

•	through one or more underwriters,

•	directly to one or a limited number of institutional purchasers or

•	through agents.

Each prospectus supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters or agents, the purchase price of the Securities and the net proceeds to the Bank from such sale, any underwriting discounts, agent commissions or other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Securities may be listed.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, directly by underwriters which may include one or more investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The Securities may be sold directly by the Bank or through agents designated by the Bank from time to time. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Bank to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment and will not be acquiring such Securities for its own account.

If so indicated in the applicable prospectus supplement, the Bank will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Securities from the Bank at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on one or more specified dates in the future. Such contracts will be subject only to those conditions set forth in such prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

Agents and underwriters may be entitled under agreements entered into with the Bank to indemnification by the Bank against certain civil liabilities, including liabilities under the United States Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for the Bank in the ordinary course of business.

LEGAL OPINIONS

The validity of the Guaranteed Debt Securities and Warrants will be passed upon on behalf of the Bank by Ortner Pöch Foramitti Rechtsanwälte GmbH, Strauchgasse 1-3, A-1010 Vienna, Austria and by Shearman & Sterling LLP, Gervinusstrasse 17, 60322 Frankfurt am Main, Germany. The validity of the Guaranteed Debt Securities and Warrants will be passed upon on behalf of the Underwriters by Davis Polk & Wardwell, Frankfurt Office, MesseTurm, 60308 Frankfurt am Main, Germany. In giving their opinions Shearman & Sterling LLP and Davis Polk & Wardwell may rely as to all matters of Austrian law upon the opinions of Ortner Pöch Foramitti Rechtsanwälte GmbH.

AUTHORIZED AGENT

The name and address of the authorized agent of the Bank and Austria in the United States is Dr. Eva Nowotny, Ambassador of the Republic of Austria to the United States, Austrian Embassy, 3524 International Court, N.W., Washington, D.C. 20008.

FURTHER INFORMATION

A Registration Statement with respect to the Bank and Austria has been filed with the SEC. You can inspect a copy of the Registration Statement at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You can also obtain copies of the Registration Statement at prescribed rates for the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. All filings made after November 4, 2002 are also available online through the SEC’s EDGAR electronic filing system. Access to EDGAR can be found on the SEC’s website, www.sec.gov. Reports and other information concerning the Bank may also be available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.